Exhibit 99_17.vi

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


                                                                        Heritage
                                                                          Series
                                                                           Trust
--------------------------------------------------------------------------------

                                                         Diversified Growth Fund
                                                              Growth Equity Fund
                                                       International Equity Fund
                                                              Mid Cap Stock Fund
                                                            Small Cap Stock Fund
                                                               Value Equity Fund

                        --------------------------------

                                  Annual Report
                           and Investment Performance
                        Review for the Fiscal Year Ended

                                   ----------

                                October 31, 2004

                                   ----------

                        --------------------------------

                                    [GRAPHIC]

                              Heritage Series Trust
                                  Annual Report
                                Table of Contents

Portfolio Commentary
   Diversified Growth Fund
      Shareholder Letter                                                       1
      Performance Graph                                                        3

   Growth Equity Fund
      Shareholder Letter                                                       4
      Performance Graphs                                                       6

   International Equity Fund
      Shareholder Letter                                                       7
      Performance Graphs                                                      10

   Mid Cap Stock Fund
      Shareholder Letter                                                      11
      Performance Graphs                                                      13

   Small Cap Stock Fund
      Shareholder Letters                                                     14
      Performance Graphs                                                      16

   Value Equity Fund
      Shareholder Letter                                                      18
      Performance Graphs                                                      22

Investment Portfolios                                                         24

Sector Allocation                                                             43

Understanding Your Fund's Expenses                                            46

Statements of Assets and Liabilities                                          48

Statements of Operations                                                      50

Statements of Changes in Net Assets                                           51

Financial Highlights                                                          53

Notes to Financial Statements                                                 59

Report of Independent Registered Certified Public Accounting Firm             72

Trustees and Officers                                                         73

Descriptions of Indices                                        Inside Back Cover

                                                               November 26, 2004

Dear Valued Shareholders:

With the 2004 fiscal year now complete, it is a pleasure to report to you on the Heritage Series Trust-Diversified Growth Fund (the "Fund")/(a)/. As a reminder, effective January 2004, the Fund's name was changed from "Aggressive Growth Fund" to "Diversified Growth Fund" to better reflect its stated objectives. For the fiscal year ended October 31, 2004, the Fund's Class A shares' return/(b)/ of +5.60% underperformed the Fund's benchmark index, the Russell Midcap Growth Index/(c)/ (the "Index"), which returned +8.77%. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please bear in mind that past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

During the Fund's fiscal year, the top contributing stocks included Station Casinos, Harrah's Entertainment, Patterson-UTI Energy, Carnival, FactSet and Copart. Station Casinos, a gaming and entertainment company for residents of the Las Vegas metropolitan area, has continued to have strong long-term operating fundamentals in its Las Vegas properties. Station has been one of the top operators in the casino industry in same-store sales growth and unit growth opportunities. Demographic prospects seem to be improving, with a pick up in the residential real estate market in the Las Vegas area. Harrah's is another casino operator that has enjoyed a nationwide increase in the gaming industry. The company is well managed and has strong cash flow. Patterson-UTI Energy primarily conducts a contract drilling business. U.S. land drilling activity is at peak levels, and prices have firmed. The company is debt free, and we believe the stock is cheap on a normalized earnings basis. Carnival is a leading operator of cruise ships. Travel and currency trends have been in Carnival's favor. The company has solid margins and a strong balance sheet. FactSet provides online database services to the investment community. FactSet has been able to increase users at profitable rates. Copart Inc., a provider of salvage-vehicle auction services, enjoyed a surge in performance since March of last year. The company was able to make better than expected earnings and improve gross and net margins and same store sales.

The worst contributing stocks for the Fund included UTStarcom, Red Hat, Maxtor Corp, Barr Pharmaceuticals and ASML Holdings. UTStarcom designs, manufactures, and sells telecommunications equipment. Increased competition in handsets has reduced unit gross margins quicker than we anticipated. Foreign exchange rates also had a negative impact on margins. Red Hat provides primarily Linux and related services. The company experienced a revenue shortfall and the departure of its CFO. Maxtor provides hard disk drives and related storage solutions for desktop computers and consumer electronics. One of Maxtor's largest competitors manufactured hard drives at a higher amount than demand, causing an oversupply situation.

Barr Pharmaceuticals develops, manufactures, and sells both generic and proprietary prescription drugs. The stock traded down in March, likely due to concerns over increased competition in generic oral contraceptives.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

We sold each of the previous four stocks during the Fund's fiscal year. ASML Holdings manufactures equipment used in processing semiconductors. ASML traded down in parity with other semiconductor and related companies. We expect positive growth in the semiconductor industry next year.

The most notable sector in terms of positive relative performance was consumer discretionary, particularly casinos and gambling stocks such as Station Casinos, Harrah's and GTECH. The most significant lagging sectors on a relative contribution basis were healthcare and technology, where the Fund underperformed the Index. Our picks in these areas were not as strong as the Index during the period. Laggards in these sectors included Barr, Maxtor, Red Hat and UTStarcom, all of which have been sold. Over the twelve-month period, we added to the Fund's consumer discretionary, technology and energy weightings. We decreased our weighting in producer durables.

During the twelve-month period, our average cash position was 6.6%. We typically hold some cash, usually less than 10%, in order to have immediate purchasing power when adding new positions.

We continue to remind you that investments in small- and mid- cap companies generally involve greater risk than large-capitalization companies due to their more limited managerial and financial resources. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. Generally, the smaller the company size, the greater these risks. As of the end of this reporting period, our weighted average market capitalization was $5.7 billion, compared to $6.0 billion in the Russell Midcap Growth Index. In addition, the Fund invests in growth companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. These and other risks are more fully described in the Fund's prospectus. We thank you for your continued investment in the Fund and will continue to do our best for our valued shareholders.

Sincerely,                                   Sincerely,


/s/ Bert Boksen                              /s/ Richard K. Riess
--------------------------------             -----------------------------------
Bert Boksen                                  Richard K. Riess
Managing Director                            President
Eagle Asset Management, Inc.                 Heritage Series Trust
Portfolio Manager
Heritage Diversified Growth Fund

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                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Diversified Growth Fund Class A, B and C shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 1% for the five year period and 0% for the life of Class B shares) and reinvestment of dividends for Class A, B and C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                                              November 24, 2004

Dear Fellow Shareholders:

The Heritage Series Trust-Growth Equity Fund (the "Fund")/(a)/ Class A shares produced a return/(b)/ of -5.07% during the fiscal year ended October 31, 2004. The Fund's benchmark index, the Standard & Poor's 500 Composite Stock Price Index/(a)/, returned +9.42% and the Russell 1000 Growth Index/(c)/ returned +3.38% for the same period. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please bear in mind that past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

Many economic indicators have continued to move in a positive direction during the Fund's fiscal year. Many of our economic concerns at the start of the year are beginning to turn favorable. Demand for goods and services have strengthened since a mid-year soft patch. Weakness in the valuation of the dollar versus global currencies is moderating. High energy prices remain a concern but are moderating. Since reaching a historical high of $55 per barrel in mid-October 2004, crude prices have dropped approximately $10 as of the date of this letter. Consumer spending and confidence continued on a strong pace throughout the Fund's fiscal year. Evidence of strong technology spending is also encouraging. The uncertainty regarding the election has also passed, with Social Security and healthcare reform as potential opportunities. The Federal Reserve initiated an interest rate hike in June of 2004. As of the end of October, the federal funds rate stands at 1.50%, an attractive level irrespective of the increase. Rates this low have historically spurred business investment. The profit cycle is stable while earnings quality appears strong. Operating profit margins for the S&P 500 have fully recovered from the sharp earnings slowdown in 2001 and 2002 and now stand at 1999 levels. We believe the structure of the portfolio favors holding attractive names that will benefit from a sustained economic expansion.

The consumer/retail sector's performance was a detractor from the Fund's overall performance for the year. The lack of meaningful exposure to an outperforming consumer staples and retail group coupled with the overweight of underperforming media names hurt the Fund's performance. InterActiveCorp lost value partially due to increasing competition through existing websites and third-party aggregators, and concern over continued inventory supply constraints. The recent buyout of Orbitz, however, reveals the value of online travel assets. Media names Cox Radio, Clear Channel Communication, and Viacom suffered as the narrow extent to which advertising spending returned to previous levels was overestimated. Specifically, a higher proportion of spending returned to the internet, which benefited Yahoo, eBay, and Google, rather than radio and traditional print. Consequently, holdings in eBay and Yahoo were beneficial to performance. Lamar Advertising and Harrah's Entertainment were also positive gainers for the year. Lamar benefited from increased ad rates and occupancy levels for their billboard properties. Harrah's has benefited from the acceleration of gaming revenues and the evidence that states are easing gaming restrictions.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

Technology stocks, specifically semiconductors, were also a hindrance on performance. Stock prices of Fairchild Semiconductor, Applied Micro Circuits, Cypress Semiconductor, Applied Materials, and Intel were each down over 30% for the time period. The semiconductor industry has seen strong year-over-year revenue growth, however the stocks have underperformed. While any evidence of inventory reduction or improving demand would be a positive catalyst, flat growth in capital spending and an increase in inventories remain risks. Veritas Software also underperformed. Management's focus on a sales force restructuring and financial restatement may have pulled needed attention from company operations. A holding in Nokia benefited the portfolio as improving fundamentals, including an inflection point in capital expenditures and enterprise spending, aided the company's results. We believe the outlook for this telecommunication company is favorable due to the firming of telecommunication capital expenditure budgets going into 2005 and depressed valuation with prices that incorporate very little positive expectations. Altera also performed well for the year as current business is tracking better than expected while the company's outlook remains strong. Lastly, General Electric's performance has benefited from a reacceleration in the company's growth rate.

Financial services stocks outperformed due to holdings in First Data Corporation, CheckFree, and Bank of America. Both First Data and CheckFree are well-positioned as credit and debit transactions take share from cash and checks. In fact, First Data's payment and merchant services divisions hold over 50% market share of MasterCard and Visa transactions processed at point of sale. Tempering the financial sector's performance was negative performance from Merrill Lynch and Citigroup. Merrill has yet to fully rebuild in such areas as commodities and mortgages. Citigroup's negative performance should be muted as the company has significant operations to harness countercyclical areas despite a difficult operating environment.

Diverse healthcare holdings along with only a modest exposure to large pharmaceutical stocks aided performance of the Fund. Biotech company Genzyme, medical device manufacturers Guidant, St. Jude Medical, and healthcare service companies Aetna and Caremark each outperformed. Genzyme's core sales growth has been strong and growth going forward may be aided by a recent acquisition in the oncology space. Guidant and St. Jude have benefited from innovative technology and strong market growth in the cardiovascular space. Specifically, the Centers for Medicare and Medicaid Services widened reimbursement for both companies' implantable cardiac defibrillators late in the year, raising expectations for growth. Aetna and Caremark have each grown earnings by managing medical costs efficiently and effectively. The Fund also benefited by limited exposure to large pharmaceutical companies such as Eli Lilly and Merck. Deep pipelines and pricing power are becoming scarce in this segment. Allergan was a negative performer for the period. Allergan's difficulty in getting an oral psoriasis drug to market has put its forward growth rate into question.

Please bear in mind that the Fund invests primarily in common stocks whose value may decrease in response to the activities of the company that issued the stock and general market and economic conditions. Please refer to the Fund's prospectus for more information about these and other risks. Looking forward, we continue to position the Fund with a bias toward an economic recovery. Thank you for your continued support and we look forward to a long and prosperous relationship.

Sincerely,                                   Sincerely,


/s/ Ashi Parikh                              /s/ Richard K. Riess
--------------------------------             -----------------------------------
Ashi Parikh                                  Richard K. Riess
Senior Managing Director                     President
Eagle Asset Management, Inc.                 Heritage Series Trust
Portfolio Manager
Heritage Growth Equity Fund

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                             [GRAPHIC APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Growth Equity Fund Class A, B and C shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 1% for the five year period and 0% for the life of Class B shares), and reinvestment of dividends for Class A, B and C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                                               November 19, 2004

Dear Valued Shareholders:

The Heritage Series Trust-International Equity Fund (the "Fund")/(a)/ Class A shares returned/(b)/ +17.74% for the fiscal year ended October 31, 2004, versus the Fund's benchmark return, the Morgan Stanley Capital International EAFE Index/(c)/ of 19.27% for the same period. The Lipper International Equity Fund Index/(c)/ returned +16.54% over the same period. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please bear in mind that past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

During the fiscal year, the Fund underperformed its benchmark by 1.53%, however, it did outperform the Lipper International Equity Fund Index by 1.20%. There were several factors which detracted from our relative results versus the benchmark. The allocation to cash equivalents was a detractor to performance during a period when equities exhibited positive results. Our underweighted position within the United Kingdom and Australia as well as stock selection detracted from our performance. Finally, stock selection within both the consumer discretionary and consumer staples sectors as well as stock selection within Switzerland negatively impacted results.

Positively contributing to the Fund's performance were positions held within the emerging markets of Europe as well as Austria. Many of the top relative performing equities for this period were banking positions in Hungary, Austria, Poland and Romania. Our investments within the emerging markets of Europe have been largely focused on the financial services sector which we believe will continue to benefit from the growth of the middle class and rising demand for financial products and services. Stock selection within the industrial and energy sectors including exposure to the natural gas industry in Canada positively contributed to our relative results as did our underweighted position within information technology.

From an absolute return perspective, banking positions in the emerging European markets contributed positively to results over the period. Specifically, OTP Bank Rt. in Hungary, Komercni Banka AS in the Czech Republic, as well as Bank Austria Creditanstalt AG, which is active in Central and Eastern Europe, were among the top performers for the Fund. Within the energy sector, positions held in BP PLC in the United Kingdom and Total SA in France were also among the top performers over the period. All of these positions were held in the Fund as of October 31, 2004.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the fund. Read the prospectus carefully before you invest.

/(b)/ All returns include the effect of reinvesting dividends and the deduction of fund expenses.

/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

Detracting from our absolute return were positions held in Wimm-Bill-Dann Foods OJSC and Yukos, both of which are in Russia. Additionally, returns for A P Moller-Maersk A/S, a container shipping company in Denmark, Fuji Television Network Inc. in Japan and Muenchener Rueckversicherungs-Gesellschaft AG, a reinsurance company in Germany detracted from the return over the period. As of October 31, 2004, all of these positions with the exception of AP Moller-Maersk A/S were held in the Fund.

In Asia, the Fund remains underweight within Japan. With the rise in oil prices, Japan's growth picture appears to be challenged. At the time of this writing, crude oil futures for December delivery prices are above $46. Concerns that high energy prices may crimp growth and negatively impact corporate earnings have created a headwind for Japanese shares this year.

With regard to China, we acknowledge that Chinese growth will be a force for decades to come. However, recent levels of investment in China are very high, fueled by a credit binge. We believe this investment boom is not sustainable and inevitably, much of this investment will have been in uneconomic ventures that fail to repay investors, be they equity investors or lenders. Non-performing loans in the Chinese banking system are high and new ones are likely to emerge. However, despite some modest attempts by Chinese authorities to slow growth, the timing of the expected slowdown is difficult to forecast. Within a couple of years, it would seem likely to occur.

The Fund is now underweight stocks of companies in the resource sector within the Fund. However, the Fund is very underweight basic resources such as mining, and it is overweight energy companies. We have been investors in the global infrastructure to support booming trade. China requires a huge growth in the movement of goods around the world (raw materials and capital goods flowing into China and China's export goods flowing out). We are investors in ports, shipping companies and airports. Investing in basic materials would, in our view, put us at risk of a short-term slowdown in China.

Our favored area within the international equity strategy remains Eastern Europe. We believe the region remains the growth engine for the rest of Europe. We find valuations more compelling than in the developed markets and believe Eastern European equity returns will be strong in the run up to eventual adoption of the Euro, expected late in this decade.

Turkey deserves specific mention. On October 6, Turkey received word that the European Commission recommended opening European Union ("EU") entry discussions. The Commission agreed that the discussions could be suspended if there is a major setback in Turkey's progress in adopting certain standards (political and economic). The final decision will be made in December on whether or not Turkey will actually begin discussions regarding EU membership. While the potential start of EU negotiations provides support to our investments, we are also optimistic that structural reforms will continue. With the ultimate goal of EU membership, we believe this provides the incentive for Turkey to continue on its path toward genuine reforms. For Turkey, achieving economic and financial stability is clearly a prerequisite to attracting foreign direct investment.

Within the developed markets of Europe, we continue to have a more defensive bias from a sector perspective. We believe that during the next six to 12 months, we will likely reach peak earnings levels and that the consumer sector will weaken. We remain positive on oil and anticipate prices to remain higher for a longer period of time than perhaps some predict. We are also constructive on select utilities, particularly in the UK, Germany and Scandinavia where we anticipate rising electricity prices going forward. Within telecommunications, we remain constructive toward the wireless sector which continues to generate free cash flow. Information technology remains an underweighted sector. From a valuation perspective as well as issues surrounding the quality of earnings, we have concerns globally for technology. Finally, we are optimistic toward the banking sector in Scandinavia.

Because the Fund is invested in emerging markets, it is important to reiterate that there are risks of greater political uncertainties, an economy's dependence on revenues from particular commodities or on international aid or development assistance, currency transfer restrictions, a limited number of potential buyers for such securities and delays and disruption in securities settlement procedures. Conversely, we also feel that a balanced portfolio should contain some international exposure. These and other risks are more fully described in the Fund's prospectus. We thank you for your continued investment in the Fund, and look forward to reporting to you in the years to come.

Sincerely,                              Sincerely,                              Sincerely,


/s/ Richard C. Pell                     /s/ Rudolph-Riad Younes, CFA            /s/ Richard K. Riess
-------------------------------------   -------------------------------------   ------------------------
Richard C. Pell                         Rudolph-Riad Younes, CFA                Richard K. Riess
Senior Vice President                   Senior Vice President                   President
Chief Investment Officer                Head of International Equities          Heritage Series Trust
Julius Baer Investment Management LLC   Julius Baer Investment Management LLC
Portfolio Manager                       Portfolio Manager
Heritage International Equity Fund      Heritage International Equity Fund

                             [GRAPHIC APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--International Equity Fund Class A, B and C shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 1% for the five year period and 0% for the life of the Class B shares) and reinvestment of dividends for Class A, B and C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                                                December 3, 2004

Dear Valued Shareholders:

For the fiscal year ended October 31, 2004, the Heritage Series Trust-Mid Cap Stock Fund (the "Fund")/(a)/ Class A shares returned/(b)/ +13.38%, ahead of the S&P Midcap 400 Index (the "Index")/(c)/, the Fund's benchmark index, which was up +11.04% during the same reporting period. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please remember past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

As we mentioned in our semi-annual letter, we witnessed what we consider to be two very different stock markets during the reporting period. Throughout the first four months of the reporting period, the market had a voracious appetite for cyclical stocks with a high degree of operating leverage. Conversely, the remainder of the reporting period was characterized by sharp sell-offs, particularly in April and July, followed by modest rallies. We believe that investor enthusiasm was tempered during this period due to a number of factors, including fear of rising interest rates, increasing commodity prices, and uncertainty over the impending presidential election. As is typical of our style, the Fund performed roughly in-line with the benchmark during the market rallies and gained some nice outperformance during the market sell-off. All in all, we were quite pleased by our strong stock selection throughout the entire reporting period.

Top contributing sectors for the period included industrials, information technology and financials. Within the industrial sector, the Fund benefited from strong stock selection, particularly Pentair, Landstar, and Ametek. Also, the Fund had no real fundamental disappointments within this sector. Despite a slight overweight in technology (the worst performing sector in the S&P 400 Index), the Fund benefited from industry bias away from the highly cyclical semiconductor & semiconductor equipment industries and towards software and electronic equipment. We were also quite pleased by the strong stock performance we witnessed in those two industries. Strong performers included Amphenol, Tektronix, Flir Systems, Kronos, and Cognos. The financials sector was a significant source of positive contribution to returns for both the Fund and the S&P 400 Index. We benefited from being slightly overweight to the Index and having strong stock selection in IT services and diversified financial services. This was somewhat offset by having very limited exposure to commercial banks and no exposure to real estate, two of the top performing financial industries in the index.

From a sector standpoint, meaningful detractors during the period were energy and utilities. Due to the sharp rise in oil prices throughout the reporting period, energy was one of the top contributing sectors in the S&P 400. Although we steadily increased our energy weighting over the course of the year, our slight underweight to the Index hurt relative performance. Additionally, as we own higher quality names less leveraged to energy prices the returns of each of our holdings lagged the average energy stock in the benchmark. Nevertheless, the sector did provide positive absolute performance, and we were pleased by the returns of several of our energy holdings, particularly Unit, FMC Technologies, XTO and Patterson-UTI. Energy detractors included Newfield Exploration and Rowan. Our relative performance also suffered by a lack of exposure to the utilities sector. Utilities constituted approximately 6.5% of the S&P 400 Index, with returns that outpaced the Index.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

Top contributing stocks for the Fund's fiscal year included Pentair, Landstar and Chicago Mercantile Exchange Holdings. Pentair is a diversified industrial manufacturer operating in three segments: water, enclosures, and tools. The stock benefited from the company's announcement that they will be expanding their high-margin fast-growing water business through the acquisition of WICOR Industries, while concurrently divesting their low-margin highly competitive tool business. The stock was up in excess of 80% during the reporting period as investors awarded the stock a higher multiple. Landstar Systems is a non-asset based provider of transportation services to shippers throughout the United States and, to a lesser extent, Canada and Mexico. The acceleration in the economy has driven strong demand for trucking services. There has been little new supply in the trucking industry for some time, which allows Landstar significant pricing pressure as demand continues to improve. The company should continue to benefit from its ability to find capacity during this time of limited driver availability. Chicago Mercantile Exchange Holdings Inc. is the holding company for the Chicago Mercantile Exchange Inc., the largest exchange in the U.S. for the trading of futures and options. Earlier in the year, the expectation of interest rate hikes boosted average daily contracts. Eurodollar trading was also very strong due to price reductions and incentives for market makers. We sold the stock in August because we believed it had become fully valued.

As is typical of any reporting period, there were stocks that disappointed us. The Fund's worst performing stocks during the period included Citrix Systems, IAC/InterActiveCorp and Hewitt Associates. Positions in all three securities were sold. Citrix Systems develops and markets software and services for enterprise applications. The stock traded down as several of the company's competitors had reported lower-than-expected revenues due to a general weakness in enterprise software spending. We sold the stock because we were concerned that Citrix would experience similar problems. IAC/InterActiveCorp is a diversified media company whose major assets are on-line travel sites. Despite a recovering travel market, Interactive is seeing increased competition in its travel business from other on-line vendors and major hotel chains. Although we believe the company will be the eventual winner in this space, we do not want to own it as it contracts its profit margins in an attempt to outspend its rivals. Hewitt Associates offers human resources outsourcing and consulting services. We sold Hewitt due to unexpected cash flow deterioration in recent quarters. Although earnings met expectations, Hewitt is currently extending large amounts of credit to its customers. This increase in accounts receivables leads to low quality earnings and calls into question the sustainability of Hewitt's revenue growth.

As a closing thought, we would like to highlight the various opportunities we see across the market cap spectrum. Small caps and smaller mid-caps have dramatically outperformed the market for the past five years and are currently at or above most long-term valuation measures relative to larger caps. We continue to find somewhat better values in the larger stocks in our universe. As a consequence, for the first time in years, the Fund's weighted-average market cap is slightly higher than that of the S&P 400 Index. While we continue to search for the best mid-cap opportunities regardless of size, a move into slightly larger mid-cap stocks may prove beneficial to shareholders in the current environment.

We would like to continue to remind you that investments in mid-cap companies generally involve greater risks than large-capitalization companies due to their more limited managerial and financial resources. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. Generally, the smaller the company size, the greater these risks. In addition, the Fund invests in growth companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. These and other risks are more fully described in the Fund's prospectus. We strongly recommend that you review the Fund's prospectus and become aware of the risks involved with your investment. We thank you for your continued investment in the Fund and will continue to do our best for our valued shareholders.

Sincerely,                                   Sincerely,


/s/ Todd L. McCallister                      /s/ Richard K. Riess
----------------------------                 ---------------------
Todd L. McCallister                          Richard K. Riess
Managing Director                            President
Eagle Asset Management, Inc.                 Heritage Series Trust
Portfolio Manager
Heritage Mid Cap Stock Fund

                             [GRAPHIC APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Mid Cap Stock Fund Class A, B and C shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 1% for the five year period and 0% for the life of Class B shares), and reinvestment of dividends for Class A, B and C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                                                December 6, 2004

Dear Valued Shareholders:

We are pleased to present and discuss with you the performance of the Heritage Series Trust-Small Cap Stock Fund (the "Fund")/(a)/ for the fiscal year ended October 31, 2004. During this reporting period the Fund's Class A shares returned +11.00%/(b)/, slightly underperforming its benchmark index, the Russell 2000 Index/(c)/, which returned +11.73%. The Fund outperformed the Russell 2000 Growth Index/(c)/, up 5.53% and the large cap stocks index, the Standard & Poor's 500 Composite Stock Price Index, which returned 9.42%/(c)/. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please remember past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

As a bottom-up stock picking firm, Awad Asset Management managed by James Awad, one of the Fund's two portfolio managers, seeks to find growing companies selling at a value investor price during both the good and challenging periods. Mr. Awad attempts to participate during good periods and protect capital during difficult periods.

Eagle Asset Management ("Eagle") and Bert Boksen, the other portfolio manager of the Fund, believes the best long-term investment opportunities are those that exhibit characteristics of rapid growth at reasonable prices. Mr. Boksen believes a focused bottom-up approach to stock picking is the most consistent, repeatable long-term methodology and that there is no substitute for fundamental analysis.

During this fiscal reporting period, top contributing stocks for the Fund included Lions Gate Entertainment, American Medical Systems Holdings, Universal Electronics and Patterson-UTI Energy. Lions Gate Entertainment develops, produces and distributes feature films, television series, non-fiction and animated programs. With strong growth in DVD sales and rentals, the company is strategically well positioned, especially given a widening array of video distribution outlets. In addition to new film releases, its portfolio of movies is geared towards profitability and disciplined investment. Case in point, 31 of its last 34 films have been profitable. American Medical Systems Holdings manufactures and markets medical devices for the treatment of urological disorders. The company maintains high gross profit margins and a strong balance sheet. Universal Electronics Inc. builds and markets wireless control devices, software and chips for home entertainment equipment. The company reported better than expected revenues and earnings, driven by strong fundamental performance and a favorable foreign currency impact. The company has a solid balance sheet, high cash and zero debt. It continues to gain sales momentum in its retail and technology businesses. Patterson-UTI primarily conducts a contract drilling business. U.S. land drilling activity is at peak levels and prices have firmed. Other securities that contributed to the Fund's positive performance include Brink's Company, Capital Crossing Bank, InfoUSA, Kaydon Corporation and John Wiley & Sons. The Fund continues to hold these positions.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the fund. Read the prospectus carefully before you invest.
/(b)/ All returns include the effect of reinvesting dividends and the deduction of fund expenses.
/(c)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.

Negative contributors to the Fund's performance included Photon Dynamics, Alliance Gaming, Integrated Silicon Solution and ASE Test. Photon Dynamics, Inc. provides yield management solutions to the flat panel display industry. We became concerned that flat panel price declines would cause panel manufacturers to push out orders for new equipment. So we sold the stock. Alliance Gaming manufactures and distributes gaming machines and computerized monitoring systems for gaming machines. The company lowered earnings guidance, citing lower revenues on some of its proprietary games and a significant increase in research and development costs. Our long-term outlook remains positive. The company shows continued strength in system sales and acceleration in new slot machine sales to Class II Native American casinos. Integrated Silicon Solutions designs and markets high-performance integrated circuits. The stock suffered from fears of capacity constraints at its foundries. A slowdown in consumer-related semiconductor products had a negative effect on revenues (40% of ISSI's revenues are exposed to consumer end-markets). We sold the stock. ASE Test Ltd. is an independent semiconductor testing company. The company reported an earnings miss which was due to a significant unexpected decline in gross margins. Regardless, integrated design manufacturers (ASE's customer base) have increased their reliance on outsourcing chip testing, which we believe will enhance unit shipment growth for ASE. In addition, Sourcecorp, Axcelis Technologies, K-V Pharmaceutical, Startek and Sonic Auto also negatively impacted the Fund's returns. However, we continue to own the stocks of these companies as we believe the fundamentals are good.

We would like to continue to remind you that investments in small- and mid-cap companies generally involve greater risks than large-capitalization companies due to their more limited managerial and financial resources. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Fund's portfolio. Generally, the smaller the company size, the greater these risks. In addition, the Fund invests in growth companies that entail greater risks. The prices of growth company securities may rise and fall dramatically, based in part on investors' perceptions of the company rather than on fundamental analysis of the stocks. These and other risks are more fully described in the Fund's prospectus. We strongly recommend that you review the Fund's prospectus and become aware of the risks involved with your investment. We thank you for your continued investment in the Fund and will continue to do our best for our valued shareholders.

Sincerely,                      Sincerely,                      Sincerely,


/s/ Bert Boksen                 /s/ James D. Awad               /s/ Richard K. Riess
-----------------------------   -----------------------------   ---------------------
Bert Boksen                     James D. Awad                   Richard K. Riess
Managing Director               Chairman                        President
Eagle Asset Management, Inc.    Awad Asset Management, Inc.     Heritage Series Trust
Portfolio Manager               Portfolio Manager
Heritage Small Cap Stock Fund   Heritage Small Cap Stock Fund

                             [GRAPHIC APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Small Cap Stock Fund Class A and B shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 1% for the five year period and 0% for the life of Class B shares), and reinvestment of dividends for Class A and B shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Small Cap Stock Fund Class C shares are calculated in conformance with Item 21 of Form N-1A, which assumes reinvestment of dividends for Class C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                                                December 6, 2004

Dear Valued Shareholders:

Dreman Value Management is very proud to have finished its first full fiscal year as the portfolio manager of the Heritage Series Trust-Value Equity Fund (the "Fund")/(a)/. For the fiscal year ended October 31, 2004, the Russell 1000 Value Index/(b)/ was up 15.45%, the Standard & Poor's 500 Composite Stock Price Index ("S&P 500")/(b)/ returned 9.42%, and the Fund's Class A shares returned/(c)/ 10.78%. Please note that performance numbers quoted above for Class A shares are shown without the imposition of a front-end or contingent deferred sales charge. If reflected, the imposition of a front-end or contingent deferred sales charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Also, please remember past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance, please visit our website at www.HeritageFunds.com.

This fiscal year was a marked difference from the previous fiscal year where most major indices returned better than 20%. In a sign of the substantial change in fortunes the stock market experienced, the NASADQ composite was up only 2.2% after being up 45% in the twelve months ended October 31, 2003.

During the Fund's fiscal year we saw value indices outpace their growth counterparts across all market caps. Mid cap stocks and small cap stocks led the value charge with small cap stocks nosing out their larger brethren. The return to value stocks was something that we foresaw last year after being concerned about the lofty valuations that had been accorded many growth stocks. As evidence, we offer the Russell 1000 Growth Index which returned 3.38% for the year ended October 31, 2004, after a 21.81% return in the twelve months ended October 31, 2003. As previously noted small and mid cap stocks were again the leaders but were unable to duplicate the incredible returns of 2003.

Despite the strong performance of value stocks relative to the overall market since the tech bubble collapsed in March of 2000, we continued to believe that market and economic conditions will favor value investing for years to come. Over the next several years, we expect somewhat higher interest rates, moderate economic and earnings growth, and persistently higher energy prices. Taken together, we believe these conditions will bode well for the performance of value stocks relative to growth stocks.

We continue to be puzzled that investors are still paying huge multiples of earnings for companies in the technology sector. The recent IPO of Google is a classic case. We often make use of Google for Internet searches and believe they have an excellent product. However, the search engine space is extremely competitive and we believe that the overall industry is likely to grow at less than 10% over the long run. With Google and Yahoo the dominant players, it just does not make sense to assume that these companies can grow at rates well above the industry for very long. We expect that within a few years, investors still holding the stock will be sorry they did not sell at current prices. As we have said in the past, the Internet has revolutionized how people acquire information and has changed the face of retailing. However, the unfettered competition that the Internet allows means that most gains will accrue to consumers rather than companies providing the service.

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the fund. Read the prospectus carefully before you invest.
/(b)/ Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance. Please refer to the inside back cover for index descriptions.
/(c)/ All returns include the effect of reinvesting dividends and the deduction of fund expenses.

In reality, there is little that has changed in our economic outlook over the past year. We have been concerned for some time about the growth path of the U.S. economy once the stimulus from tax cuts, historical low interest rates, and the refinancing boom wound down. The economic data shows that the U.S. economy experienced a slow down during the summer. After Gross Domestic Product ("GDP") growth in excess of 6% during the second half of 2003, the growth of the U.S. economy slowed to 4.4% in the 1st quarter and to 3.3% in the 2nd quarter of this calendar year. The jury is still out for the rest of the year, but we expect GDP growth in the range of 3% over the next several quarters.

The Federal Reserve (the "Fed") has started the process of raising short-term interest rates. At each of its last 3 meetings, the Fed announced increases in the federal funds rate of 25 basis points. Looking at the futures market, to us it appears that expectations are for the federal funds rate to approximate 2% by year-end. Given that the current inflation rate is approximately 2%, we expect to see a Federal Funds rate of 2.5% or higher during 2005. The question is one of timing.

While short-term rates have been rising, long-term rates have moved sharply lower. The recent fall in long-term rates have several possible explanations, none of which change our view that eventually long-term rates will rise as well. The most likely explanation in our view is that the bond market thinks the U.S. economy has slowed sufficiently to prevent a surge in inflation. Even though higher oil prices give cause for concern on the inflation front, higher oil also causes economic growth to slow. Given the sharp run-up in the market during 2003 and the uncertain global outlook, investors may view the treasury market as a good place to park money in an uncertain world. Looking ahead, we expect to see the 10-year treasury above 5% sometime in late 2005, a sharp increase from its current rate of 4.15%.

The U.S. and World economies do face significant risks that could derail economic growth in 2005. One wild card for the market and the economy is oil. The recent run-up in the price of oil is a result of increased uncertainty on the reliability of supply as well as the strong increases in oil demand from China and India. Unlike the oil price shocks in the 70's, the high price of oil today is a structural problem. There is little to no excess capacity in the oil market. Oil prices should remain volatile, as questions about supply from Iraq, Saudi Arabia, Russia, Venezuela, and Nigeria are likely to drag on. At current levels around $50, consumer discretionary spending will be squeezed, but not to the degree that a recession is likely. While the current level of oil prices may slow world growth, our fear is of supply disruptions that drive the price of oil higher. If that happened, the industrialized world could experience a significant economic shock.

Finally, the threat of terrorism and its ability to disrupt economic activity has not gone away. While it looks as though Afghanistan is making progress, the situation is tougher in Iraq. Though we have been spared the consequences of terrorists' activity since 9/11, the threat has not gone away. While it is hard to handicap the likelihood of such an event, any such occurrence would roil financial markets.

The portfolio's energy holdings of the Fund were the best performing stocks over the past fiscal year. Chevron Texaco and ConocoPhilips stocks were up 47% and 51%, respectively. For the year, all of the Fund's holdings in energy are up substantially. Despite the recent run-up, the major integrated oil companies remain cheap. For example, Chevron Texaco trades at a price/earnings ratio of 11 and yields 3%. Analysts will likely have to raise estimates for the 4th quarter across the board in the energy sector, as oil and natural gas prices have stayed well above forecasts made just a few months ago. Looking to next year, many analysts are forecasting earnings based on oil prices not much more than $30 per barrel. We expect major upward revisions on 2005 earnings for the integrated oil companies over the next several months as the expectation of higher prices takes hold. We have been waiting since mid summer for an opportunity to increase energy positions in the Fund, and we continue to be patient as we are loath to chase energy stocks given their recent run.

Financial stocks continue to represent the largest sector weighting at approximately 33% of the Fund's net assets as of fiscal year end. A large portion of the Fund's exposure to financials is in bank stocks. Washington Mutual and Bank of America are the largest bank positions and we continue to like their prospects. It has been a difficult year for Washington Mutual, as they have announced shortfalls in earnings because of poor hedging results in the mortgage business. Over the years Washington Mutual has been an aggressive acquirer of smaller thrifts and integration problems finally caught up with them. While we were disappointed with the negative earnings surprise, the stock has still provided a small gain year-to-date. Over the next several quarters Washington Mutual should sort out its integration issues and we expect them to earn better than $4 during 2005. With the stock currently trading at around $39, Washington Mutual trades at a P/E of less than 10 and yields better than 4.5%. The fact that Washington Mutual has held up so well in face of the recent bad news is testament to the inherent value the market places in the franchise it has created.

There was a recent run of bad news for two other large Fund holdings in the financial sector: Freddie Mac (the Fund's largest holding) and Fannie Mae. Fannie Mae bore the brunt of the negative press in this instance. The issue is once again related to accounting practices arising from their interest rate risk management practices. OFHEO, the Office of Federal Housing Enterprise Oversight, issued a scathing report right at quarter end that claimed Fannie inappropriately accounted for hedging transactions over the last several years. The news drove Fannie Mae's stock price down sharply and for the third calendar quarter Fannie Mae fell about 10.5%. At issue are the reporting requirements arising from FASB 133, the reporting standards for hedge accounting implemented in 2000. The rule is well over a hundred pages in length. Suffice it to say that there is some dispute over how FASB 133 is implemented, and the Big Four Accounting firms have contradictory interpretations of this standard. The auditors of Fannie Mae have stood by their reported numbers, as has the Chairman of Fannie Mae in recent testimony to Congress. While we expect this issue to linger, we have not changed our view on the fundamentals of the business or the attractiveness of Freddie Mac and Fannie Mae. Even with the negative news, Fannie Mae and Freddie Mac taken together have added a small amount of value year-to-date.

The bottom line in our view is that the underlying mortgage business remains strong and we believe Freddie Mac and Fannie Mae will continue to enjoy solid growth over the next 5 years. Even without gaining market share as they have in the past, we believe their earnings growth rates will average between 7 and 10%. However, reported earnings will be more volatile because of the way they are required to report hedging gains and losses. Even so, with P/E ratios in the high single digits, Freddie Mac and Fannie Mae offer significant upside potential relative to the overall market. Over the next few quarters we expect the accounting issues to fade as investors focus back on the strong fundamentals of the mortgage business.

Healthcare stocks were a mixed bag during the Fund's fiscal year. The two medical testing stocks in the portfolio, Laboratory Corporation of America and Quest Diagnostics, both turned in strong stock performances returning 29% and 30%, respectively. However, the Pharmaceutical stocks and drug distribution companies were another story altogether. The big loser among the drug stocks was Merck, which fell sharply recently after announcing a recall of Vioxx, a drug that treats arthritis pain. A recent study linked Vioxx to increased incidence of heart problems. Merck fell almost 25% on the Vioxx news. It is too early to assess the financial impact from the recall, but even absent any major legal claims, the recall will cause earnings to lag prior forecasts by 20%. We had trimmed the Fund's position in Merck earlier in the year and if the new information warrants it, we will reassess the current holding. The company has indicated it will continue to pay its stated dividend, which provides a current yield of 5%.

Tobacco stocks continue to remain a large part of the overall Fund portfolio (approximately 15% of net assets). All of the tobacco related holdings posted positive returns for the Fund's fiscal year. The big news in tobacco stocks is that the Federal trial in Washington DC got underway in September. The case has been outstanding since the Clinton Presidency and the trial is focused on alleged violations of the RICO (Racketeer Influenced and Corrupt Organization) Act. The RICO Act was passed in order to make it easier to prosecute organized crime, and has never been used against legitimate businesses operating in the U.S. Needless to say, we believe the case has little merit. The notion that a business that pays 70% of its gross profit to governments is somehow a criminal enterprise seems somewhat farfetched. Also, to prove its case, prosecutors have to show an ongoing conspiracy currently exists. Given the changes in practices that the tobacco companies agreed to when they settled with the states in the late 90's, we see little chance of such an outcome.

Looking ahead, we believe the end of this case will significantly lift the valuation of tobacco stocks. Altria (formerly Philip Morris and the Fund's second largest holding) is likely to pursue a break-up of the company if its stock price does not experience significant appreciation. Our sum-of-parts evaluation places an $80 target on the stock, which means better than 50% upside from current prices. If our analysis is correct, we would expect to pare back the positions in Altria as our price targets are achieved.

Looking ahead, we expect current market conditions to continue-lots of big up and down days with the trend modestly higher. We are comfortable with the current portfolio positioning in the Fund and are biding our time waiting for the market to create new investment opportunities. As mentioned above, we would add to our position in energy if the stocks we like pull back from their recent highs. All things considered, it has been a very reasonable market over the last year and we are hopeful that the next several years will be as profitable. With that being said, a word of caution is also warranted. The Fund invests in value stocks that are subject to the risk that their intrinsic value may never be realized by the market or that their prices may go down. While the Fund's investments in value stocks may limit its downside risk over time, the Fund may produce more modest gains than riskier stock funds as a trade-off for this potentially lower risk. These and other risks are more fully described in the Fund's prospectus. We thank you for your support and look forward to reporting to you in the years to come.

Sincerely,                                   Sincerely,


/s/ David Dreman                             /s/ Richard K. Riess
-------------------------------------        ---------------------
David Dreman                                 Richard K. Riess
Chairman and Chief Investment Officer        President
Dreman Value Management, LLC                 Heritage Series Trust
Portfolio Manager
Heritage Value Equity Fund

                             [GRAPHIC APPEARS HERE]

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Value Equity Fund Class A and B shares are calculated in conformance with Item 21 of Form N-1A, which assumes the maximum sales charge of 4.75% for Class A shares, a contingent deferred sales charge for Class B shares (4% for the one year period, 0% for the five year period and 1% for the life of Class B shares) and reinvestment of dividends for Class A and B shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                             [GRAPHIC APPEARS HERE]

* Average annual returns for Heritage Series Trust--Value Equity Fund Class C shares are calculated in conformance with Item 21 of Form N-1A, which assumes reinvestment of dividends for Class C shares. Performance presented represents historical data. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. The Fund's past performance is not indicative of future performance and should be considered in light of the Fund's investment policy and objectives, the characteristics and quality of its portfolio securities, and the periods selected. The graph and table do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

--------------------------------------------------------------------------------
                Heritage Series Trust--Diversified Growth Fund
                             Investment Portfolio
                               October 31, 2004
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks--96.0% (a)
Aerospace/Defense--0.6%
 18,600 Alliant Techsystems, Inc.*                                   $ 1,069,314
                                                                     -----------
Apparel--2.1%
 59,200 Columbia Sportswear Company*                                   3,573,312
                                                                     -----------
Biotechnology--3.9%
 27,000 Celgene Corporation*                                             799,740
 46,000 Invitrogen Corporation*                                        2,663,400
 63,900 Martek Biosciences Corporation*                                3,006,878
                                                                     -----------
                                                                       6,470,018
                                                                     -----------
Commercial Services--1.6%
 74,225 Weight Watchers International Inc.*                            2,666,162
                                                                     -----------

Computers--2.7%
 89,800 FactSet Research Systems Inc.                                  4,475,632
                                                                     -----------
Electronics--4.0%
 68,400 Gentex Corporation                                             2,257,884
121,900 Vishay Intertechnology, Inc.*                                  1,576,167
 68,600 Waters Corporation*                                            2,832,494
                                                                     -----------
                                                                       6,666,545
                                                                     -----------
Entertainment--6.2%
303,800 GTECH Holdings Corporation                                     7,190,946
 96,800 International Game Technology                                  3,198,272
                                                                     -----------
                                                                      10,389,218
                                                                     -----------
Financial Services--6.5%
391,600 Ameritrade Holding Corporation*                                5,098,632
 66,600 Doral Financial Corporation                                    2,795,868
 51,900 T. Rowe Price Group, Inc.                                      2,894,463
                                                                     -----------
                                                                      10,788,963
                                                                     -----------
Healthcare Products--13.2%
 41,750 Cooper Companies, Inc.                                         2,937,112
 93,700 INAMED Corporation*                                            4,980,155
 98,900 ResMed Inc.*                                                   4,648,300
130,200 Stryker Corporation                                            5,610,318
 95,300 Varian Medical Systems Inc.*                                   3,826,295
                                                                     -----------
                                                                      22,002,180
                                                                     -----------
Insurance--4.2%
 49,400 AMBAC Financial Group, Inc.                                    3,856,164
 31,500 Radian Group Inc.                                              1,509,795
 43,200 The PMI Group, Inc.                                            1,677,024
                                                                     -----------
                                                                       7,042,983
                                                                     -----------
Internet--5.9%
124,900 Check Point Software Technologies Ltd.*                        2,825,363
168,400 IAC/InterActiveCorp*                                           3,640,808
446,800 WebMD Corporation*                                             3,377,808
                                                                     -----------
                                                                       9,843,979
                                                                     -----------
Leisure Time--2.9%
 36,725 Carnival Corporation                                           1,856,816
 63,400 Royal Caribbean Cruises, Ltd.                                  2,954,440
                                                                     -----------
                                                                       4,811,256
                                                                     -----------
Lodging--7.1%
110,800 Harrah's Entertainment, Inc.                                   6,484,016
106,625 Station Casinos, Inc.                                          5,432,544
                                                                     -----------
                                                                      11,916,560
                                                                     -----------
Logic Semiconductors--7.0%
246,900 Altera Corporation*                                            5,612,037
144,600 NVIDIA Corporation*                                            2,092,362
121,200 QLogic Corporation*                                            3,939,000
                                                                     -----------
                                                                      11,643,399
                                                                     -----------
Memory & Commodity Semiconductors--1.2%
175,025 Integrated Device Technology, Inc.*                            2,068,796
                                                                     -----------
Oil & Gas--5.3%
370,800 Patterson-UTI Energy, Inc.                                     7,130,484
 63,900 Rowan Companies, Inc.*                                         1,631,367
                                                                     -----------
                                                                       8,761,851
                                                                     -----------
Oil & Gas Services--2.4%
 79,900 BJ Services Company                                            4,074,900
                                                                     -----------
Pharmaceuticals--2.0%
111,600 Caremark Rx, Inc.*                                             3,344,652
                                                                     -----------
Retail--2.1%
 79,000 The Cheesecake Factory Inc.*                                   3,429,390
                                                                     -----------
Semiconductor Equipment--0.7%
 84,400 ASML Holding N.V.*                                             1,202,700
                                                                     -----------
Software--3.4%
 36,900 Avid Technology, Inc.*                                         1,954,962
300,000 Datastream Systems, Inc.*                                      1,881,000
 38,600 Intuit, Inc.*                                                  1,750,896
                                                                     -----------
                                                                       5,586,858
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                 Heritage Series Trust--Diversified Growth Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                 Value
------                                                                 -----
Common Stocks (continued)
Telecommunications--11.0%
109,900 Amdocs Ltd.*                                               $  2,763,985
253,000 Avaya Inc.*                                                   3,643,200
218,100 Comverse Technology, Inc.*                                    4,501,584
306,600 Nextel Partners Inc., Class "A"*                              5,163,144
 81,400 Scientific-Atlanta, Inc.                                      2,229,546
                                                                   ------------
                                                                     18,301,459
                                                                   ------------
Total Common Stocks (cost $138,379,035)                             160,130,127
                                                                   ------------
Repurchase Agreement--6.2% (a)
Repurchase Agreement with State Street Bank and Trust Company, dated October 29, 2004 @ 1.72% to be repurchased at $10,291,475 on November 1, 2004, collateralized by $7,915,000 United States
Treasury Bonds, 7.5% due November 15, 2016, (market value
$10,510,349 including interest) (cost $10,290,000)                   10,290,000
                                                                   ------------
Total Investment Portfolio
 (cost $148,669,035) (b), 102.2% (a)                                170,420,127
Other Assets and Liabilities, net, (2.2%) (a)                        (3,658,587)
                                                                   ------------
Net Assets, 100.0%                                                 $166,761,540
                                                                   ============
----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is $149,903,217. Market value includes net unrealized appreciation of $20,516,910 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $22,636,461 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $2,119,551.

Beginning with the Diversified Growth Fund's fiscal quarter ended July 31, 2004, the Trust filed its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Growth Equity Fund
                              Investment Portfolio
                                October 31, 2004
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                                  -----
Common Stocks--99.3% (a)
Analog Semiconductors--2.3%
  68,250 Maxim Integrated Products, Inc.                             $ 3,002,318
  86,000 National Semiconductor
          Corporation                                                  1,436,200
                                                                     -----------
                                                                       4,438,518
                                                                     -----------
Beverages--2.4%
 115,650   The Coca-Cola Company                                       4,702,329
                                                                     -----------
Biotechnology--3.2%
  56,600 Amgen Inc.*                                                   3,214,880
  57,650 Genzyme Corporation, General
          Division*                                                    3,024,896
                                                                     -----------
                                                                       6,239,776
                                                                     -----------
Commercial Services--0.8%
  67,850 Accenture Ltd., Class "A"*                                    1,642,648
                                                                     -----------
Communication Semiconductors--2.0%
 147,200 Broadcom Corporation, Class "A"*                              3,981,760
                                                                     -----------
Computers--5.4%
 208,300 Dell, Inc.*                                                   7,302,998
 250,150 EMC Corporation*                                              3,219,430
                                                                     -----------
                                                                      10,522,428
                                                                     -----------
Diversified Manufacturer--2.6%
 146,900 General Electric Company                                      5,012,228
                                                                     -----------
Electrical Components & Equipment--1.7%
  52,400 Emerson Electric Company                                      3,356,220
                                                                     -----------
Electronics--0.5%
  41,800 Jabil Circuit, Inc.*                                          1,016,158
                                                                     -----------
Financial Services--7.5%
  93,833 Citigroup Inc.                                                4,163,370
  18,850 Fannie Mae                                                    1,322,328
  37,150 Goldman Sachs Group, Inc.                                     3,654,817
  63,500 J.P. Morgan Chase & Company                                   2,451,100
  56,650 Merrill Lynch & Co., Inc.                                     3,055,701
                                                                     -----------
                                                                      14,647,316
                                                                     -----------
Healthcare Products--5.8%
  47,350 Guidant Corporation                                           3,154,457
  75,000 Johnson & Johnson                                             4,378,500
   8,650 St. Jude Medical, Inc.*                                         662,330
  38,800 Zimmer Holdings, Inc.*                                        3,010,492
                                                                     -----------
                                                                      11,205,779
                                                                     -----------
Healthcare Services--1.3%
  26,600 Aetna Inc.                                                    2,527,000
                                                                     -----------
Home Furnishings--1.8%
 213,850 Tempur-Pedic International Inc.*                              3,472,924
                                                                     -----------
Insurance--1.6%
  52,450 American International
          Group, Inc.                                                  3,184,240
                                                                     -----------
Internet--8.7%
  86,550 Checkfree Corporation*                                        2,683,050
  73,000 eBay Inc.*                                                    7,125,530
 151,100 IAC/InterActiveCorp*                                          3,266,782
 108,550 YAHOO! Inc.*                                                  3,928,424
                                                                     -----------
                                                                      17,003,786
                                                                     -----------
Lodging--2.1%
  68,150 Harrah's Entertainment, Inc.                                  3,988,138
                                                                     -----------
Logic Semiconductors--7.0%
 131,650 Altera Corporation*                                           2,992,404
 291,850 Intel Corporation                                             6,496,581
 168,400 Texas Instruments Inc.                                        4,117,380
                                                                     -----------
                                                                      13,606,365
                                                                     -----------
Memory & Commodity Semiconductors--2.2%
 297,150 Fairchild Semiconductor International
          Inc., Class "A"*                                             4,270,046
                                                                     -----------
Multimedia--5.1%
 135,100 The Walt Disney Company                                       3,407,222
 221,850 Time Warner Inc.*                                             3,691,584
  75,550 Viacom, Inc., Class "B"                                       2,756,819
                                                                     -----------
                                                                       9,855,625
                                                                     -----------
Pharmaceuticals--10.1%
  85,450 Abbott Laboratories                                           3,642,734
  33,950 Allergan, Inc.                                                2,429,462
 110,650 Caremark Rx, Inc.*                                            3,316,180
 261,620 Pfizer, Inc.                                                  7,573,899
  70,600 Wyeth                                                         2,799,290
                                                                     -----------
                                                                      19,761,565
                                                                     -----------
Printing & Publishing--1.5%
  35,750 Gannett Co., Inc.                                             2,965,462
                                                                     -----------
Retail--4.2%
   4,000 Build-A-Bear Workshop, Inc.*                                     97,640
  74,050 Home Depot, Inc.                                              3,041,974
  95,350 Wal-Mart Stores, Inc.                                         5,141,272
                                                                     -----------
                                                                       8,280,886
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Growth Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                              ------------
Common Stocks (continued)

Semiconductor Equipment--3.5%
257,150 Applied Materials Inc.*                                     $  4,140,115
293,650 Entegris, Inc.*                                                2,717,731
                                                                    ------------
                                                                       6,857,846
                                                                    ------------
Software--4.1%
 55,150 First Data Corporation                                         2,276,592
117,100 Microsoft Corporation                                          3,277,629
256,450 Siebel Systems, Inc.*                                          2,436,275
                                                                    ------------
                                                                       7,990,496
                                                                    ------------
Telecommunications--8.7%
301,300 Cisco Systems, Inc.*                                           5,787,973
752,350 JDS Uniphase Corporation*                                      2,384,950
203,850 Nokia Corporation,
         Sponsored ADR, Class "A"                                      3,143,367
920,200 Nortel Networks Corporation*                                   3,119,478
 60,900 QUALCOMM, Inc.                                                 2,546,229
                                                                    ------------
                                                                      16,981,997
                                                                    ------------
Television, Cable & Radio--3.2%
 82,800 Comcast Corporation, Class "A"*                                2,404,512
119,200 EchoStar Communications
         Corporation, Class "A"*                                       3,769,104
                                                                    ------------
                                                                       6,173,616
                                                                    ------------
Total Common Stocks (cost $181,207,937)                              193,685,152
                                                                    ------------
Total Investment Portfolio
 (cost $181,207,937) (b), 99.3% (a)                                  193,685,152
Other Assets and Liabilities, net, 0.7% (a)                            1,285,162
                                                                    ------------
Net Assets, 100.0%                                                  $194,970,314
                                                                    ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is $187,308,243. Market value includes net unrealized appreciation of $6,376,909 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $16,138,467 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $9,761,558.

ADR--American Depository Receipt.
Beginning with the Growth Equity Fund's fiscal quarter ended July 31, 2004, the Trust filed its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                ----------
Common Stocks--91.2% (a)

Argentina--0.1%
  6,675 Grupo Financiero Galicia, Sponsored
         ADR                                                          $   55,803
                                                                      ----------
Australia--2.2%
 13,935 Amcor Ltd.                                                        79,408
 60,636 AMP Ltd.                                                         288,472
 10,497 BHP Billiton Ltd.                                                108,580
 40,733 John Fairfax Holdings Ltd.                                       130,508
 41,611 Lihir Gold Ltd.*                                                  38,536
 75,573 Macquarie Airports                                               159,730
 39,620 Macquarie Infrastructure Assets
         Trust, "B" shares                                               109,780
 35,922 Newcrest Mining Ltd.                                             446,960
 20,052 News Corp Ltd.*                                                  161,290
 28,309 Patrick Corporation, Ltd.                                        117,553
 36,047 Southcorp Ltd.                                                    96,918
                                                                      ----------
                                                                       1,737,735
                                                                      ----------
Austria--2.3%
 10,194 Bank Austria Creditanstalt AG                                    753,858
  7,160 Erste Bank der Oesterreichischen
         Sparkassen AG                                                   318,461
  1,985 Flughafen Wien AG                                                130,421
  1,251 OMV AG                                                           300,200
  6,731 Wienerberger AG                                                  266,859
                                                                      ----------
                                                                       1,769,799
                                                                      ----------
Belgium--1.3%
  1,386 Almancora Comm.VA                                                 86,400
  3,902 Almanij NV                                                       292,487
  3,857 Belgacom SA*                                                     141,607
  7,701 Fortis                                                           195,461
  3,985 Interbrew SA                                                     141,480
  2,664 KBC Bank                                                         195,104
                                                                      ----------
                                                                       1,052,539
                                                                      ----------
Brazil--0.1%
 3,440 Cia de Concessoes Rodoviarias                                      49,548
                                                                      ----------
Canada--1.6%
 26,179 Bema Gold Corporation*                                            79,161
  9,418 Canadian Natural Resources Ltd.                                  395,767
    789 Centerra Gold Inc.*                                               13,901
 17,544 Eldorado Gold Corporation*                                        56,069
  5,528 EnCana Corporation                                               273,614
  4,718 Ivanhoe Mines Ltd.*                                               27,837
  2,773 Petro-Canada                                                     151,069
  2,780 Talisman Energy Inc.                                              74,495
 13,385 Telesystem International
         Wireless Inc.*                                                  146,566
                                                                      ----------
                                                                       1,218,479
                                                                      ----------
China--0.3%
131,398 Datang International Power
         Generation Company, Ltd.,
         Class "H"                                                       104,666
 45,000 Weiqiao Textile Company,
         Class "H"                                                        65,331
 44,000 Wumart Stores, Inc.*                                              75,185
                                                                       ---------
                                                                         245,182
                                                                       ---------
Czech--1.8%
 12,021 Cesky Telecom AS                                                 157,629
  9,349 Cez, AS                                                          103,668
  8,910 Komercni Banka, AS                                             1,123,264
                                                                       ---------
                                                                       1,384,561
                                                                       ---------
Denmark--0.7%
 12,900 Danske Bank AS                                                   360,165
  2,000 GN Store Nord, AS                                                 20,243
    978 Kobenhavns Lufthavne                                             163,917
                                                                       ---------
                                                                         544,325
                                                                       ---------
Finland--0.8%
  8,030 Fortum Oyj                                                       122,840
 23,319 Nokia Oyj                                                        359,400
  7,600 UPM-Kymmene Corporation                                          150,171
                                                                       ---------
                                                                         632,411
                                                                       ---------
France--9.6%
  1,306 Accor SA                                                          54,175
    411 Air Liquide                                                       66,331
 41,537 Alcatel SA                                                       606,823
  1,436 Atos Origin                                                       89,718
  4,092 Autoroutes du Sud de la France                                   188,784
 10,240 BNP Paribas                                                      696,428
  6,970 Bouygues                                                         274,380
  2,838 Cie. de Saint-Gobain SA                                          155,750
    812 Credit Agricole SA                                                23,778
 10,218 France Telecom SA                                                292,301
    821 Gecina SA                                                         70,960
 28,622 Havas SA                                                         151,057
  3,280 JC Decaux SA*                                                     81,494
    571 L'Oreal Group                                                     38,907
  2,337 LVMH Moet Hennessy Louis
         Vuitton SA                                                      159,983
    950 Pernod-Ricard                                                    131,400
  2,443 Publicis Groupe SA                                                72,813
  1,815 Renault SA                                                       151,783
 15,165 Sanofi-Synthelabo SA                                           1,107,743
 12,021 Suez SA                                                          280,742
    499 Technip SA                                                        78,180
 10,019 Societe Television Francaise 1                                   301,297

   The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                ----------
Common Stocks (continued)
France (continued)
 2,000 Thales SA                                                      $   72,077
 8,551 TotalFina Elf SA, Class "B"                                     1,776,832
   551 Unibail                                                            72,349
 6,868 Veolia Environnement                                              207,939
 1,334 Vinci SA                                                          158,749
 4,059 Vivendi Universal SA                                              110,784
                                                                      ----------
                                                                       7,473,557
                                                                      ----------
Germany--8.1%
 1,854 Adidas-Salomon AG                                                 258,872
 5,891 BASF AG*                                                          367,231
 6,245 Bayerische Hypo-und
        Vereinsbank AG                                                   122,044
 8,978 Commerzbank AG                                                    164,009
 3,164 Deutsche Bank AG                                                  240,354
 5,215 Deutsche Post AG                                                  101,849
18,993 Deutsche Telekom AG                                               363,668
14,552 E.ON AG                                                         1,183,175
13,909 Fraport AG                                                        507,289
 1,284 Freenet.de AG*                                                     25,862
 1,510 Fresenius Medical Care AG                                         115,497
 1,880 Henkel KGaA                                                       133,827
 4,855 Hypo Real Estate Holding AG*                                      181,466
 4,097 MAN AG                                                            141,539
 1,820 Medion AG                                                          31,554
11,709 Metro AG                                                          558,704
 2,480 Muenchener Rueckversicherungs
        AG                                                               242,424
   164 Puma AG Rudolf Dassler Sport                                       41,040
 7,096 RWE AG                                                            375,589
 5,553 Schering AG                                                       356,709
 7,516 Siemens AG                                                        559,074
 5,858 Volkswagen AG                                                     260,028
                                                                      ----------
                                                                       6,331,804
                                                                      ----------
Greece--0.2%
 1,827 Coca Cola Hellenic Bottling
        Company SA                                                        40,572
 9,785 Hellenic Telecommunications
        Organization SA                                                  151,433
                                                                      ----------
                                                                         192,005
                                                                      ----------
Hong Kong--0.2%
54,052 Clear Media Ltd.*                                                  52,083
97,420 Texwinca Holdings Ltd.                                             88,239
                                                                      ----------
                                                                         140,322
                                                                      ----------
Hungary--2.3%
  1,288 Egis Rt.                                                          65,060
    684 Gedeon Richter Rt.                                                80,505
 72,431 Matav Rt.                                                        302,758
 52,793 OTP BANK Rt.                                                   1,333,343
                                                                       ---------
                                                                       1,781,666
                                                                       ---------
Indonesia--0.6%
901,524 Bank Mandiri Persero Tbk PT                                      156,042
512,500 Indofood Sukses Makmur Tbk PT                                     38,017
 41,743 Semen Gresik Persero Tbk PT                                       52,067
480,056 P.T. Telekomunikasi Indonesia
         Tbk.                                                            229,490
                                                                       ---------
                                                                         475,616
                                                                       ---------
Ireland--0.2%
  4,317 Celtic Resources Holdings PLC*                                    30,650
  2,548 DePfa Bank PLC                                                    38,978
 91,556 Dragon Oil PLC*                                                   85,664
                                                                       ---------
                                                                         155,292
                                                                       ---------
Italy--4.5%
 11,065 Assicurazioni Generali SPA                                       328,239
  3,452 Autostrada Torino-Milano SPA                                      78,991
 77,890 Banca Intesa SPA                                                 318,734
  9,311 Banca Intesa SPA                                                  31,336
 43,371 Banca Nazionale del Lavoro SPA                                   100,350
  4,982 Banca Popolare di Milano                                          34,994
 76,276 Banca Intesa SPA                                                  66,315
 21,701 Capitalia SPA                                                     83,270
 67,511 Cassa di Risparmio di Firenze SPA                                131,676
 20,366 Credito Emiliano SpA                                             175,767
 49,352 Enel SPA                                                         446,060
 29,089 ENI SPA                                                          660,071
 15,810 Mediaset SPA                                                     180,182
  2,091 Mediobanca SPA                                                    28,948
 13,645 Saipem SPA                                                       157,248
  6,269 Societa Iniziative Autostradali e
         Servizi SPA*                                                     84,792
 36,325 Telecom Italia SPA                                               120,862
 36,384 Terna SPA*                                                        88,590
 70,166 UniCredito Italiano SPA                                          376,574
                                                                       ---------
                                                                       3,492,999
                                                                       ---------
Japan--13.3%
  2,368 Aeon Credit Service Company Ltd.                                 155,231
  8,000 Asahi Glass Company, Ltd                                          73,496
 19,000 The Bank of Yokohama Ltd*                                        113,620
  7,073 Canon Inc.                                                       348,913

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                  --------
Common Stocks (continued)
Japan (continued)
 9,917 Credit Saison Company, Ltd.                                      $317,097
 5,000 Dai Nippon Printing Co., Ltd.                                      68,430
 4,000 Daihatsu Motor Co Ltd.                                             29,806
 9,912 Denso Corporation                                                 237,469
    31 East Japan Railway Company                                        162,866
 2,000 Exedy Corp.                                                        33,748
 3,166 Fuji Photo Film Company, Ltd.                                     108,101
    61 Fuji Television Network Inc.                                      137,512
 2,900 Fujisawa Pharmaceutical Co., Ltd.                                  75,769
 3,900 Hitachi Credit Corporation                                         63,676
10,751 Hitachi Ltd.                                                       67,637
10,309 Honda Motor Company, Ltd.                                         497,850
 1,500 Ito En, Ltd.                                                       67,770
 4,297 Ito-Yokado Company, Ltd.                                          154,014
    31 Japan Tobacco Inc.                                                272,222
21,546 Kao Corporation                                                   496,887
16,474 Koito Manufacturing Company, Ltd.                                 136,739
   900 Kyocera Corporation                                                65,280
49,846 Matsushita Electric Industrial
        Company Ltd.                                                     722,631
    81 Mitsubishi Tokyo Financial
        Group Inc.                                                       687,606
 1,100 Nidec Corporation                                                 119,110
15,844 Nikko Cordial Corp.                                                70,836
    18 Nippon Telegraph and Telephone
        Corporation                                                       76,401
40,961 Nissan Motor Company Ltd.                                         461,690
 2,700 Nissin Food Products Co., Ltd.                                     65,832
 1,700 Nitto Denko                                                        80,655
61,821 Nomura Holdings Inc.                                              758,039
    99 NTT DoCoMo, Inc.                                                  174,618
 4,000 Olympus Corporation                                                77,533
 4,000 Ricoh Company, Ltd.                                                74,703
26,416 Sanyo Electric Company Ltd.                                        84,465
 1,500 Secom Co., Ltd.                                                    54,471
44,022 Seiyu Group*                                                      102,145
 6,217 Sharp Corporation                                                  85,849
 5,100 Shin-Etsu Chemical Co., Ltd.                                      193,860
23,813 Shiseido Company, Ltd.                                            310,634
   444 SMC Corporation                                                    47,533
17,350 Sony Corporation                                                  603,862
18,065 The Sumitomo Trust & Banking
        Company, Ltd.                                                    105,302
 3,700 Takeda Pharmaceutical
        Company Ltd.                                                     178,683
   960 Takefuji Corporation                                               60,668
 1,000 TDK Corporation                                                    69,421
 2,900 Terumo Corporation                                                 72,213
19,400 Tokyo Broadcasting System Inc.                                    310,707
 7,000 Toppan Printing Company Ltd.                                       67,610
14,532 Toyota Motor Corporation                                          566,093
 4,858 Uni-Charm Corporation                                             245,603
 5,000 Yamaha Motor Co., Ltd.                                             76,071
 1,958 Yamanouchi Pharmaceutical
        Co., Ltd.                                                         71,841
                                                                      ----------
                                                                      10,360,818
                                                                      ----------
Luxembourg--0.1%
 2,756 Millicom International Cellular
        SA*                                                               54,762
 1,432 SBS Broadcasting SA*                                               49,318
                                                                      ----------
                                                                         104,080
                                                                      ----------
Malaysia--0.1%
30,100 IOI Corporation Berhad                                             75,250
20,700 Kuala Lumpur Kepong Berhad                                         36,225
                                                                      ----------
                                                                         111,475
                                                                      ----------
Mexico--0.8%
31,596 Fomento Economico Mexicano SA
        de CV                                                            139,605
97,801 Grupo Financiero Banorte SA                                       459,423
31,031 Grupo Financiero Inbursa SA                                        51,772
                                                                      ----------
                                                                         650,800
                                                                      ----------
Netherlands--2.0%
 1,420 ABN AMRO Holding NV                                                33,942
   700 Efes Breweries International NV,
        144A, Sponsored GDR*                                              19,425
 1,855 Euronext NV                                                        53,680
 2,766 European Aeronautic Defense and
        Space Company                                                     78,808
 8,548 Heineken NV                                                       268,502
 2,391 Koninklijke Numico NV                                              80,529
 3,340 Koninklijke Philips Electronics NV                                 78,983
 5,726 Royal Dutch Petroleum Company                                     310,886
 3,018 TPG NV                                                             72,869
 7,675 Unilever NV                                                       446,154
 5,356 VNU NV                                                            146,184
                                                                      ----------
                                                                       1,589,962
                                                                      ----------
Norway--1.5%
 8,469 DNB Holding ASA                                                    71,535
 6,646 Norsk Hydro ASA                                                   487,560
 5,524 Smedvig ASA, "A" Shares                                            68,694

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                ----------
Common Stocks (continued)
Norway (continued)
   32,545 Statoil ASA                                                 $  469,619
    7,331 Telenor ASA                                                     74,072
    1,400 TGS-NOPEC Geophysical
           Company ASA*                                                   26,498
                                                                      ----------
                                                                       1,197,978
                                                                      ----------
Philippines--0.2%
  282,000 Ayala Corporation                                               32,526
   37,400 Bank of the Philippine Islands                                  32,187
    1,910 Globe Telecom Inc.                                              34,740
    3,100 Philippine Long Distance Telephone,
           Sponsored ADR                                                  77,810
                                                                      ----------
                                                                         177,263
                                                                      ----------
Poland--3.2%
    7,697 Agora SA*                                                      107,215
    1,497 Bank BPH                                                       201,235
   50,987 Bank Millenium SA*                                              42,132
   26,804 Bank Pekao SA*                                               1,020,427
   13,828 Bank Zachodni WBK SA*                                          348,914
    2,443 BRE Bank SA                                                     76,062
   12,177 Budimex SA*                                                    171,057
    1,360 Inter Groclin Auto SA                                           46,959
    3,447 Inter Cars SA*                                                  39,877
    6,235 Orbis SA                                                        42,689
      899 Stomil Sanok SA                                                 42,582
   70,661 Telekomunikacja Polska SA                                      341,992
      781 ZM Duda SA                                                      28,119
                                                                      ----------
                                                                       2,509,260
                                                                      ----------
Portugal--0.8%
   45,022 Banco Comercial Portugues SA                                   106,179
   18,259 Brisa-Auto Estradas de Portugal
           SA                                                            149,203
   44,798 Electricidade de Portugal SA                                   132,492
    4,412 Jeronimo Martins*                                               51,913
   21,291 Media Capital SGPS*                                            144,123
    5,498 Portugal Telecom SGPS SA                                        61,888
                                                                      ----------
                                                                         645,798
                                                                      ----------
Romania--1.0%
  293,568 Romanian Development Bank SA                                   288,332
6,063,746 SNP Petrom SA                                                  523,715
                                                                      ----------
                                                                         812,047
                                                                      ----------
Russia--1.7%
    2,600 JSC MMC Norilsk Nickel,
           Sponsored ADR                                                 161,460
    4,000 LUKOIL, Sponsored ADR                                          499,000
    1,825 Moscow City Telephone,
           Sponsored ADR                                                  23,725
    2,069 North-West Telecom,
           Sponsored ADR                                                  59,484
    2,000 OAO Gazprom, Sponsored ADR                                      74,720
      775 Sibirtelecom, Sponsored ADR                                     38,936
   12,958 Uralsvyazinform, Sponsored ADR                                 108,070
    7,927 VolgaTelecom, Sponsored ADR                                     52,318
   12,743 Wimm-Bill-Dann Foods, Sponsored
           ADR*                                                          188,087
    4,652 YUKOS, Sponsored ADR                                            77,456
                                                                      ----------
                                                                       1,283,256
                                                                      ----------
South Africa--0.5%
   35,127 Nedcor Ltd.                                                    381,174
                                                                      ----------
South Korea--0.4%
      770 Samsung Electronics Company, Ltd.                              302,021
                                                                      ----------
Spain--1.3%
    2,485 Altadis, SA                                                     91,140
   13,669 Endesa SA                                                      277,236
    2,349 Fadesa Inmobiliaria SA*                                         35,455
    1,408 Gas Natural SDG SA                                              38,268
    4,983 Gestevision Telecinco SA*                                       95,094
    4,482 Grupo Empresarial ENCE SA                                      128,214
    7,124 Iberdrola SA                                                   155,842
   10,162 Promotora de Informaciones, SA                                 191,856
                                                                      ----------
                                                                       1,013,105
                                                                      ----------
Sweden--3.2%
    4,353 Autoliv Inc., Sponsored SDR                                    184,582
    6,944 Elekta AB, Class "B"                                           184,886
   29,146 Telefonaktiebolaget LM Ericsson,
           "B" Shares                                                     84,582
    3,600 ForeningsSparbanken AB                                          75,565
   10,634 Getinge AB                                                     118,721
    4,958 Nobia AB                                                        63,560
   46,500 Nordea Bank AB                                                 401,229
   38,186 Skandia Forsakrings AB                                         142,017
    5,000 Skandinaviska Enskilda Banken
           AB                                                             83,116
   72,062 Skanska AB                                                     784,221
      483 Sparebank Rogaland                                              25,650
   13,397 Svenska Handelsbanken, "A"
           Shares                                                        289,701
    7,000 TeliaSonera AB                                                  37,473
                                                                      ----------
                                                                       2,475,303
                                                                      ----------

   The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks (continued)
Switzerland--4.5%
      1,310 Adecco SA                                                $    63,013
      8,888 Credit Suisse Group                                          303,683
      2,967 Nestle SA                                                    701,213
     18,749 Novartis AG                                                  893,256
      9,103 Roche Holding AG                                             929,668
        127 SGS SA                                                        80,852
      2,735 Swatch Group AG                                              366,264
      2,228 UBS AG                                                       160,431
                                                                     -----------
                                                                       3,498,380
                                                                     -----------
Thailand--0.0%
     11,000 Airports of Thailand*                                         12,396
                                                                     -----------
Turkey--4.2%
122,140,235 Akbank TAS                                                   550,853
    351,482 Alarko Gayrimenkul Yatrim
             Ortakligi AS                                                  5,530
  2,941,000 Cimsa Cimento Sanayi ve
             Ticaret AS                                                    8,656
 15,438,003 DenizBank AS*                                                 30,154
104,592,030 Dogan Sirketler Grubu Holdings                               188,684
  1,708,813 Dogan Yayin Holding*                                           6,085
 88,740,749 Haci Omer Sabanci Holding AS                                 321,982
 56,125,413 KOC Holding AS                                               340,673
 17,279,067 Migros Turk TAS                                              106,053
 34,375,186 Turk Dis Ticaret Bankasi AS                                   37,301
 17,542,583 Turkcell Iletisim Hizmet AS                                  107,671
282,083,320 Turkiye Garanti Bankasi AS*                                  753,753
173,994,694 Turkiye Is Bankasi                                           719,815
 49,587,208 Yapi ve Kredi Bankasi                                        111,651
                                                                     -----------
                                                                       3,288,861
                                                                     -----------
Ukraine--0.0%
        714 Centrenergo, Sponsored ADR*                                   14,296
                                                                     -----------
United Kingdom--15.2%
      7,718 Allied Domecq PLC                                             68,638
     27,178 Associated British Ports
             Holdings PLC                                                230,357
     15,998 BAA PLC                                                      168,322
     18,032 BAE Systems PLC                                               78,817
     59,475 Barclays PLC                                                 580,480
      8,262 Boots Group PLC                                               99,736
    222,738 BP PLC                                                     2,155,550
      4,820 British Land Company PLC                                      65,879
     20,008 British Sky Broadcasting PLC                                 186,653
     10,093 Burberry Group PLC                                            72,354
     29,423 Cadbury Schweppes PLC                                        244,257
     18,664 Centrica PLC                                                  82,436
     28,890 Compass Group PLC                                            119,254
     42,908 Diageo PLC                                                   573,468
     43,260 GlaxoSmithKline PLC                                          910,314
      9,192 Highland Gold Mining Ltd                                      45,363
     27,763 Hilton Group PLC                                             131,282
      6,651 Imperial Tobacco Group PLC                                   155,208
     24,227 Marks & Spencer Group PLC                                    159,564
     15,234 National Grid Transco PLC                                    132,335
     13,650 Pearson PLC                                                  149,753
     62,947 The Peninsular and Oriental Steam
             Navigation Company PLC                                      309,493
     11,119 Peter Hambro Mining PLC*                                     111,888
     16,690 Rank Group PLC                                                87,572
      5,856 Reckitt Benckiser PLC                                        160,507
     15,315 Reed Elsevier PLC                                            136,691
     40,036 Royal & Sun Alliance Insurance
             Group PLC                                                    54,904
     35,846 Royal Bank of Scotland Group PLC                           1,055,497
      8,661 Scottish & Newcastle PLC                                      64,074
      5,287 Scottish & Southern Energy PLC                                80,943
     63,863 Shell Transport & Trading
             Company, PLC                                                502,337
     26,121 Smith & Nephew PLC                                           221,637
    124,673 Tesco PLC                                                    656,441
    652,933 Vodafone Group PLC                                         1,671,030
     10,928 William Hill PLC                                              98,037
     19,066 WPP Group PLC                                                191,157
                                                                     -----------
                                                                      11,812,228
                                                                     -----------
Venezuela--0.3%
  8,634 Cia Anonima Nacional Telefonos de
         Venezuela (CANTV), S.P.
         Sponsored ADR                                                   198,582
                                                                     -----------
Total Common Stocks (cost $64,634,667)                                71,172,726
                                                                     -----------
Preferred Stocks--0.5% (a)
Germany--0.5%
    767 Henkel KGaA                                                       57,366
 15,813 ProsiebenSat.1 Media AG                                          283,024
  1,165 Rhoen-Klinikum AG                                                 64,604
                                                                     -----------
Total Preferred Stocks (cost $385,083)                                   404,994
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                ----------
Rights & Warrants--0.1% (a)
Guernsey--0.1%
     8,481 Credit Lyonnais Financial Products
            Ltd., 01/09/09, (Warrants)*                               $   55,954
     4,189 Credit Lyonnais Financial Products
            Ltd., 05/14/09, (Warrants)*                                   27,637
                                                                      ----------
Total Rights & Warrants (cost $77,769)                                    83,591
                                                                      ----------
Investment Companies--3.2% (a)
  Ireland--0.5%
    45,173 iShares S&P Europe 350 Index
            Fund (b)                                                     384,330
                                                                      ----------
Japan--1.7%
     7,500 Nomura ETF--Nikkei 225 (b)                                    763,299
    56,878 Nomura ETF (b)                                                584,231
                                                                      ----------
                                                                       1,347,530
                                                                      ----------
Germany--1.0%
    14,863 DAXEX                                                         728,525
                                                                      ----------
Total Investment Companies (cost $2,352,633)                           2,460,385
                                                                      ----------

Principal
  Amount                                                                Value
---------                                                            -----------
Corporate Bonds--0.2% (a) (c)
Guernsey--0.2%
$    18,572 Credit Lyonnais Financial Products
             Ltd., Zero Coupon, 11/19/08                                 122,529
                                                                     -----------
Total Corporate Bonds (cost $104,731)                                    122,529
                                                                     -----------
Government Issued Bonds--1.3% (a) (c)
Hungary--1.3%
 69,470,000 Republic of Hungary, 6.25%,
             06/12/08                                                    327,416
 40,590,000 Republic of Hungary, 6.75%,
             02/12/13                                                    190,678
 77,710,000 Republic of Hungary, 5.5%,
             02/12/14                                                    334,093
 31,010,000 Republic of Hungary, 7.0%,
             06/24/09                                                    148,808
                                                                     -----------
Total Government Issued Bonds
  (cost $885,023)                                                      1,000,995
                                                                     -----------
Total Investment Portfolio
  (cost $68,439,906) (d), 96.5% (a)                                   75,245,220
  Other Assets and Liabilities, net, 3.5% (a)                          2,729,285
                                                                     -----------
    Net Assets, 100.0%                                               $77,974,505
                                                                     ===========

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b)  Exchange-traded funds.
(c)  U.S. dollar denominated.
(d) The aggregate identified cost for federal income tax purposes is $68,724,747. Market value includes net unrealized appreciation of $6,520,473 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $7,928,952 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $1,408,479.

ADR--American Depository Receipt.
ETF--Exchange-Traded Fund.
GDR--Global Depository Receipt.
SDR--Swedish Depository Receipt.
144A--Securities are registered pursuant to Rule 144A of the Securities Act of 1933. These securities may be resold as transactions exempt from registration, normally to qualified institutional buyers. Securities are deemed to be illiquid for purposes of compliance limitations on holdings of illiquid securities.

Open Forward Foreign Currency Contracts

                                                                         Net
   Contract                    In                Delivery            Unrealized
  To Deliver              Exchange For             Date             Depreciation
--------------            ------------           --------           ------------
CZK 12,175,000             USD 476,628           11/30/04              $16,047
                                                                       -------
Net Unrealized Depreciation                                            $16,047
                                                                       =======

----------
CZK--Czech Koruna
USD--United States Dollar

Beginning with the International Equity Fund's fiscal quarter ended July 31, 2004, the Trust filed its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust--International Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

                                                                        % of Net
Industry Diversification                                     Value       Assets
------------------------                                  -----------   --------
   Advertising                                            $   548,604      0.7%
   Aerospace/Defense                                          229,702      0.3%
   Agriculture                                                630,045      0.8%
   Apparel                                                    372,266      0.5%
   Auto Manufacturers                                       1,967,250      2.5%
   Auto Parts & Equipment                                     682,079      0.9%
   Banks                                                   16,049,104     20.6%
   Beverages                                                1,611,852      2.1%
   Building Materials                                         556,828      0.7%
   Chemicals                                                  708,077      0.9%
   Commercial Services                                        918,795      1.2%
   Computers                                                  159,139      0.2%
   Cosmetics/Personal Care                                  1,092,031      1.4%
   Distribution/Wholesale                                      71,431      0.1%
   Diversified Finan Serv                                   2,613,789      3.4%
   Electric                                                 3,217,732      4.1%
   Electrical Compo & Equip                                   539,972      0.7%
   Electronics                                                198,734      0.3%
   Engineering & Construction                               2,370,752      3.0%
   Entertainment                                              229,319      0.3%
   Equity Fund                                              2,460,385      3.2%
   Food                                                     3,165,318      4.1%
   Food Service                                               119,254      0.2%
   Forest Products & Paper                                    278,385      0.4%
   Gas                                                        120,704      0.1%
   Government Issued Bonds                                  1,000,994      1.3%
   Hand/Machine Tools                                         166,643      0.2%
   Healthcare-Products                                        597,457      0.8%
   Healthcare-Services                                        180,101      0.2%
   Holding Companies-Divers                                 1,161,401      1.5%
   Home Furnishings                                         1,390,053      1.8%
   Household Products/Wares                                   351,700      0.4%
   Insurance                                                1,056,056      1.4%
   Internet                                                    25,862      0.0%
   Investment Companies                                       109,780      0.1%
   Leisure Time                                                76,071      0.1%
   Lodging                                                     96,864      0.1%
   Machinery-Diversified                                      141,539      0.2%
   Media                                                    2,828,275      3.6%
   Mining                                                   1,120,405      1.4%
   Miscellaneous Manufactur                                   744,708      1.0%
   Office/Business Equip                                      423,616      0.5%
   Oil & Gas                                                8,818,556     11.3%
   Oil & Gas Services                                         330,620      0.4%
   Packaging & Containers                                      79,408      0.1%
   Pharmaceuticals                                          4,669,548      6.0%
   Real Estate                                                316,488      0.4%
   Retail                                                     956,908      1.2%
   Telecommunications                                       6,170,935      7.9%
   Textiles                                                   153,570      0.2%
   Transportation                                             877,434      1.1%
   Water                                                      488,681      0.6%
                                                          -----------     ----
Total Investments                                         $75,245,220     96.5%
                                                          ===========     ====

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Mid Cap Stock Fund
                              Investment Portfolio
                                October 31, 2004
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks--95.5% (a)

Advertising--1.9%
204,300 Getty Images, Inc.*                                          $12,080,259
                                                                     -----------
Apparel--1.1%
117,000 Columbia Sportswear Company*                                   7,062,120
                                                                     -----------
Banks--1.1%
147,700 Bank of Hawaii Corporation                                     7,052,675
                                                                     -----------
Beverages--1.0%
247,500 Cott Corporation*                                              6,499,350
                                                                     -----------
Biotechnology--2.4%
180,600 Charles River Laboratories
         International, Inc.*                                          8,450,274
146,900 Millipore Corporation*                                         6,755,931
                                                                     -----------
                                                                      15,206,205
                                                                     -----------
Broadcasting Services/Programs--1.1%
779,100 Liberty Media Corporation,
         Class "A"*                                                    6,949,572
                                                                     -----------
Chemicals--1.0%
156,100 Praxair, Inc.                                                  6,587,420
                                                                     -----------
Commercial Services--6.7%
 73,300 Alliance Data Systems
         Corporation*                                                  3,099,124
 64,300 Corporate Executive Board
         Company                                                       4,092,695
166,000 Corrections Corporation of
         America*                                                      5,768,500
390,600 Interactive Data Corporation*                                  7,706,538
390,800 Iron Mountain Inc.*                                           12,915,940
274,000 MPS Group, Inc.*                                               2,885,220
198,900 Paychex, Inc.                                                  6,522,727
                                                                     -----------
                                                                      42,990,744
                                                                     -----------
Computers--4.7%
198,700 Kronos Inc.*                                                   9,746,235
125,500 Lexmark International Group, Inc.,
         Class "A"*                                                   10,430,305
387,000 SunGard Data Systems Inc.*                                    10,251,630
                                                                     -----------
                                                                      30,428,170
                                                                     -----------
Cosmetics/Personal Care--2.5%
193,600 Alberto-Culver Company                                         8,684,896
172,400 The Estee Lauder Companies Inc.,
         Class "A"                                                     7,404,580
                                                                     -----------
                                                                      16,089,476
                                                                     -----------
Diversified Manufacturer--1.5%
253,400 Pentair, Inc.                                                  9,472,092
                                                                     -----------
Electrical Components & Equipment--2.1%
415,210 AMETEK, Inc.                                                  13,668,713
                                                                     -----------
Electronics--6.4%
406,400 Amphenol Corporation,
         Class "A"*                                                   13,951,712
119,690 Dionex Corporation*                                            6,702,640
 90,300 Tektronix, Inc.                                                2,738,799
 93,200 Varian, Inc.*                                                  3,399,936
605,700 Vishay Intertechnology, Inc.*                                  7,831,701
150,300 Waters Corporation*                                            6,205,887
                                                                     -----------
                                                                      40,830,675
                                                                     -----------
Entertainment--2.9%
182,100 Gaylord Entertainment Company*                                 6,102,171
525,000 GTECH Holdings Corporation                                    12,426,750
                                                                     -----------
                                                                      18,528,921
                                                                     -----------
Environmental Control--2.5%
222,800 Republic Services, Inc.                                        6,862,240
204,300 Stericycle Inc.*                                               9,260,919
                                                                     -----------
                                                                      16,123,159
                                                                     -----------
Financial Services--1.9%
 54,010 BlackRock, Inc.                                                3,969,735
134,000 Leucadia National Corporation                                  7,926,100
                                                                     -----------
                                                                      11,895,835
                                                                     -----------
Food--1.1%
161,400 The J. M. Smucker Company                                      7,182,300
                                                                     -----------
Healthcare Products--6.8%
137,630 Beckman Coulter Inc.                                           8,188,985
378,600 Edwards Lifesciences
         Corporation*                                                 12,940,548
139,200 INAMED Corporation*                                            7,398,480
178,700 ResMed Inc.*                                                   8,398,900
169,300 Varian Medical Systems Inc.*                                   6,797,395
                                                                     -----------
                                                                      43,724,308
                                                                     -----------
Household Products--0.5%
 47,950 The Scotts Company*                                            3,079,349
                                                                     -----------
Insurance--7.0%
176,000 AMBAC Financial Group, Inc.                                   13,738,560
200,600 Platinum Underwriters
         Holdings, Ltd.                                                5,867,550
314,000 Primus Guaranty, Ltd.*                                         4,129,100

   The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Mid Cap Stock Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks (continued)
Insurance (continued)
150,500 Protective Life Corporation                                  $ 5,914,650
175,500 RenaissanceRe Holdings Ltd.                                    8,216,910
 91,100 Stancorp Financial Group, Inc.                                 6,867,118
                                                                     -----------
                                                                      44,733,888
                                                                     -----------
Leisure Time--1.7%
240,000 Royal Caribbean Cruises, Ltd.                                 11,184,000
                                                                     -----------
Lodging--0.9%
115,850 Kerzner International Ltd.*                                    5,875,912
                                                                     -----------
Machinery--1.8%
249,500 Cognex Corporation                                             6,387,200
134,820 IDEX Corporation                                               4,974,858
                                                                     -----------
                                                                      11,362,058
                                                                     -----------
Miscellaneous Manufacturer--0.6%
75,200 Clarcor Inc.                                                    3,707,360
                                                                     -----------
Oil & Gas--4.9%
142,300 Newfield Exploration Company*                                  8,281,860
297,200 Patterson-UTI Energy, Inc.                                     5,715,156
220,605 Unit Corporation*                                              8,182,239
282,325 XTO Energy Inc.                                                9,424,008
                                                                     -----------
                                                                      31,603,263
                                                                     -----------
Oil & Gas Services--1.7%
366,500 FMC Technologies, Inc.*                                       11,079,295
                                                                     -----------
Packaging & Containers--1.1%
286,635 Pactiv Corporation*                                            6,790,383
                                                                     -----------
Pharmaceuticals--3.5%
413,600 Hospira, Inc.*                                                13,197,976
427,400 VCA Antech, Inc.*                                              9,582,308
                                                                     -----------
                                                                      22,780,284
                                                                     -----------
Printing & Publishing--1.7%
380,000 Dex Media, Inc.*                                               8,056,000
 77,700 John Wiley & Sons, Inc.,
         Class "A"                                                     2,521,365
                                                                     -----------
                                                                      10,577,365
                                                                     -----------
Retail--2.4%
198,900 Advance Auto Parts, Inc.*                                      7,780,968
269,400 Tiffany & Co.                                                  7,901,502
                                                                     -----------
                                                                      15,682,470
                                                                     -----------
Savings & Loans--2.5%
 79,500 Golden West Financial
         Corporation                                                   9,295,140
470,900 NewAlliance Bancshares, Inc.                                   6,536,092
                                                                     -----------
                                                                      15,831,232
                                                                     -----------
Software--5.3%
113,600 Cognos Inc.*                                                   4,488,336
148,600 Global Payments Inc.                                           8,137,336
247,100 Intuit, Inc.*                                                 11,208,456
290,700 SEI Investments Company                                       10,462,293
                                                                     -----------
                                                                      34,296,421
                                                                     -----------
Telecommunications--7.5%
259,000 Amdocs Ltd.*                                                   6,513,850
148,000 Commonwealth Telephone
         Enterprises Inc.*                                             6,753,240
571,395 Nextel Partners Inc., Class "A"*                               9,622,292
192,400 NII Holdings, Inc.*                                            8,517,548
382,700 Scientific-Atlanta, Inc.                                      10,482,153
218,200 Western Wireless Corporation,
         Class "A"*                                                    6,358,348
                                                                     -----------
                                                                      48,247,431
                                                                     -----------
Textiles--2.6%
161,100 Cintas Corporation                                             6,949,855
118,000 Mohawk Industries, Inc.*                                      10,039,440
                                                                     -----------
                                                                      16,989,295
                                                                     -----------
Transportation--1.1%
102,000 Landstar System, Inc.*                                         6,929,880
                                                                     -----------
Total Common Stocks (cost $530,573,596)                              613,121,880
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Mid Cap Stock Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

                                                                       Value
                                                                   ------------

Repurchase Agreement--4.6% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated October 29, 2004 @ 1.72%
to be repurchased at $29,796,270 on November 1,
2004, collateralized by $22,915,000 United States
Treasury Bonds, 7.5% due November 15, 2016,
(market value $30,428,886 including interest)
(cost $29,792,000)                                                 $ 29,792,000
                                                                   ------------
Total Investment Portfolio
(cost $560,365,596) (b), 100.1% (a)                                 642,913,880
Other Assets and Liabilities, net, (0.1%) (a)                          (537,721)
                                                                   ------------
Net Assets, 100.0%                                                 $642,376,159
                                                                   ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is $560,916,628. Market value includes net unrealized appreciation of $81,997,252 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $85,983,749 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $3,986,497.

Beginning with the Mid Cap Stock Fund's fiscal quarter ended July 31, 2004, the Trust filed its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust--Small Cap Stock Fund
                              Investment Portfolio
                                October 31, 2004
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks--88.5% (a)
Agriculture--1.0%
105,700 Delta & Pine Land Company                                    $ 2,782,024
                                                                     -----------
Apparel--0.4%
 17,400 Columbia Sportswear Company*                                   1,050,264
                                                                     -----------
Banks--3.9%
 53,561 Bank Mutual Corporation                                          657,729
 88,000 Capital Crossing Bank*                                         2,420,000
 45,800 First BanCorp Puerto Rico                                      2,497,474
 95,000 North Fork Bancorporation, Inc.                                4,189,500
 80,500 TrustCo Bank Corp NY                                           1,077,895
                                                                     -----------
                                                                      10,842,598
                                                                     -----------
Beverages--1.8%
125,000 Constellation Brands, Inc.*                                    4,903,750
                                                                     -----------
Biotechnology--1.5%
 67,200 Charles River Laboratories
         International, Inc.*                                          3,144,288
130,200 deCODE genetics, Inc.*                                           911,400
                                                                     -----------
                                                                       4,055,688
                                                                     -----------
Chemicals--1.4%
155,000 Spartech Corporation                                           3,906,000
                                                                     -----------
Commercial Services--9.1%
202,900 ADESA, Inc.                                                    4,088,435
 49,300 Corrections Corporation of
         America*                                                      1,713,175
239,000 Interactive Data Corporation*                                  4,715,470
225,000 MoneyGram International, Inc.                                  4,185,000
141,000 NCO Group, Inc.*                                               3,771,750
 84,600 SOURCECORP, Inc.*                                              1,419,588
141,800 StarTek, Inc.                                                  3,920,770
 58,750 Viad Corp                                                      1,264,888
                                                                     -----------
                                                                      25,079,076
                                                                     -----------
Computers--1.7%
 64,375 FactSet Research Systems Inc.                                  3,208,450
119,950 RadiSys Corporation*                                           1,592,936
                                                                     -----------
                                                                       4,801,386
                                                                     -----------
Distribution/Wholesale--1.8%
 50,700 SCP Pool Corporation                                           1,479,933
 88,000 Tech Data Corporation*                                         3,554,320
                                                                     -----------
                                                                       5,034,253
                                                                     -----------
Diversified Manufacturer--3.5%
 27,300 Actuant Corporation, Class "A"*                                1,082,991
240,000 Federal Signal Corporation                                     3,988,800
143,400 The Brink's Company                                            4,603,140
                                                                     -----------
                                                                       9,674,931
                                                                     -----------
Electrical Components & Equipment--1.3%
 54,425 Artesyn Technologies, Inc.*                                      527,922
253,400 General Cable Corporation*                                     3,116,820
                                                                     -----------
                                                                       3,644,742
                                                                     -----------
Electronics--0.8%
 41,800 Gentex Corporation                                             1,379,818
 45,000 OYO Geospace Corporation*                                        794,250
                                                                     -----------
                                                                       2,174,068
                                                                     -----------
Engineering & Construction--1.5%
150,000 URS Corporation*                                               4,140,000
                                                                     -----------
Entertainment--3.9%
261,050 Alliance Gaming Corporation*                                   2,414,712
458,400 Lions Gate Entertainment
         Corporation*                                                  4,496,904
 45,100 Nevada Gold & Casinos, Inc.*                                     482,570
 70,600 Shuffle Master, Inc.*                                          2,971,554
 24,000 Sunterra Corporation*                                            255,600
                                                                     -----------
                                                                      10,621,340
                                                                     -----------
Environmental Control--2.4%
 52,700 Duratek, Inc.*                                                 1,065,858
183,500 IMCO Recycling, Inc.*                                          2,150,620
108,062 Waste Connections Inc.*                                        3,406,114
                                                                     -----------
                                                                       6,622,592
                                                                     -----------
Healthcare Products--4.7%
 66,000 American Medical Systems
         Holdings, Inc.*                                               2,448,600
 35,125 Cooper Companies, Inc.                                         2,471,044
 49,100 Edwards Lifesciences
         Corporation*                                                  1,678,238
 57,775 INAMED Corporation*                                            3,070,741
 50,900 Respironics, Inc.*                                             2,600,481
 42,000 Sola International Inc.*                                         805,560
                                                                     -----------
                                                                      13,074,664
                                                                     -----------
Healthcare Services--2.0%
106,600 American Healthways, Inc.*                                     3,217,188
107,000 Horizon Health Corporation*                                    2,407,500
                                                                     -----------
                                                                       5,624,688
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust--Small Cap Stock Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks (continued)
Home Builders--1.8%
454,000 Champion Enterprises, Inc.*                                  $ 4,944,060
                                                                     -----------
Home Furnishings--2.5%
131,400 Tempur-Pedic International Inc.*                               2,133,936
265,300 Universal Electronics, Inc.*                                   4,719,687
                                                                     -----------
                                                                       6,853,623
                                                                     -----------
Insurance--4.0%
 68,950 Direct General Corporation                                     2,034,025
 30,200 Philadelphia Consolidated
         Holding Corp.*                                                1,750,996
 50,300 Primus Guaranty, Ltd.*                                           661,445
288,000 Quanta Capital Holdings Ltd.*                                  2,592,000
 99,500 The PMI Group, Inc.                                            3,862,590
                                                                     -----------
                                                                      10,901,056
                                                                     -----------
Internet--1.2%
 52,500 eCollege.com*                                                    481,425
 73,800 Internet Capital Group, Inc.*                                    506,268
 56,000 Lionbridge Technologies, Inc.*                                   262,640
 82,950 Radware Ltd.*                                                  2,048,865
                                                                     -----------
                                                                       3,299,198
                                                                     -----------
Investment Companies--1.5%
226,000 MCG Capital Corporation                                        4,016,020
                                                                     -----------
Lodging--0.3%
 31,100 Monarch Casino & Resort, Inc.*                                   868,623
                                                                     -----------
Machinery--1.5%
275,400 UNOVA, Inc.*                                                   4,227,390
                                                                     -----------
Memory & Commodity Semiconductors--0.9%
213,300 Integrated Device
         Technology, Inc.*                                             2,521,206
                                                                     -----------
Metal Fabricate/Hardware--1.0%
 93,000 Kaydon Corporation                                             2,752,800
                                                                     -----------
Oil & Gas--5.2%
  9,000 Energy Partners, Ltd.*                                           158,040
190,000 Comstock Resources, Inc.*                                      4,180,000
198,900 Patterson-UTI Energy, Inc.                                     3,824,847
112,100 Swift Energy Company*                                          2,718,425
 91,625 Unit Corporation*                                              3,398,371
                                                                     -----------
                                                                      14,279,683
                                                                     -----------
Oil & Gas Services--1.1%
 43,900 Maverick Tube Corporation*                                     1,157,643
 61,075 Tetra Technologies, Inc.*                                      1,828,586
                                                                     -----------
                                                                       2,986,229
                                                                     -----------
Pharmaceuticals--3.8%
 46,800 Dendreon Corporation*                                            483,912
236,100 KV Pharmaceutical Company,
         Class "A"*                                                    4,703,112
 70,700 Medicis Pharmaceutical,
         Class "A"                                                     2,875,369
107,500 VCA Antech, Inc.*                                              2,410,150
                                                                     -----------
                                                                      10,472,543
                                                                     -----------
Printing & Publishing--1.9%
158,200 John Wiley & Sons, Inc.,
         Class "A"                                                     5,133,590
                                                                     -----------
REITS--0.9%
216,500 Highland Hospitality Corporation                               2,468,100
                                                                     -----------
Retail--7.8%
124,500 Brinker International Inc.*                                    4,021,350
  2,400 Build-A-Bear Workshop, Inc.*                                      58,584
 44,100 Cash America International, Inc.                               1,115,730
130,200 CBRL Group, Inc.                                               4,721,052
115,600 Genesco Inc.*                                                  2,959,360
 83,000 Sonic Automotive, Inc.                                         1,679,090
135,600 Stage Stores Inc.*                                             4,882,956
 75,500 United Auto Group Inc.                                         2,038,500
                                                                     -----------
                                                                      21,476,622
                                                                     -----------
Savings & Loans--0.3%
 43,000 BankAtlantic Bancorp, Inc.                                       752,070
                                                                     -----------
Semiconductor Equipment--1.3%
164,300 ASE Test Ltd.*                                                   992,372
290,000 Axcelis Technologies, Inc.*                                    2,494,000
                                                                     -----------
                                                                       3,486,372
                                                                     -----------
Software--5.6%
 53,500 ANSYS, Inc.*                                                   1,476,600
 36,175 Avid Technology, Inc.*                                         1,916,552
427,075 Datastream Systems, Inc.*                                      2,677,760
125,325 Eclipsys Corporation*                                          2,126,765
 39,100 Global Payments Inc.                                           2,141,116
413,000 infoUSA Inc.*                                                  4,326,175
106,000 Netsmart Technologies Inc.*                                      851,180
                                                                     -----------
                                                                      15,516,148
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust--Small Cap Stock Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                              ------------
Common Stocks (continued)
Telecommunications--2.6%
235,000 CommScope, Inc.*                                            $  4,232,350
128,700 EMS Technologies, Inc.*                                        2,187,900
 23,247 Manitoba Telecom Services
         Inc. (b)                                                        803,901
                                                                    ------------
                                                                       7,224,151
                                                                    ------------
Transportation--0.6%
 86,000 OMI Corporation                                                1,543,700
                                                                    ------------
Total Common Stocks (cost $194,294,326)                              243,755,248
                                                                    ------------
Repurchase Agreement--9.1% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated October 29, 2004 @ 1.72%
to be repurchased at $24,997,582 on November 1,
2004, collateralized by $19,225,000 United States
Treasury Bonds, 7.5% due November 15, 2016,
(market value $25,528,926 including interest)
(cost $24,994,000) ..............................................     24,994,000
                                                                    ------------
Total Investment Portfolio
(cost $219,288,326) (b), 97.6% (a)                                   268,749,248
Other Assets and Liabilities, net, 2.4% (a) .....................      6,726,325
                                                                    ------------
Net Assets, 100.0% ..............................................   $275,475,573
                                                                    ============

----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b)  U.S. dollar denominated.
(c) The aggregate identified cost for federal income tax purposes purposes is $219,900,609. Market value includes net unrealized appreciation of $48,848,639 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $54,200,561 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $5,351,922.

Beginning with the Small Cap Stock Fund's fiscal quarter ended July 31, 2004, the Trust filed its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Value Equity Fund
                              Investment Portfolio
                                October 31, 2004
--------------------------------------------------------------------------------

Shares                                                                   Value
------                                                                ----------
Common Stocks--89.6% (a)
 Agriculture--13.1%
44,800 Altria Group Inc.                                              $2,171,008
 4,200 Imperial Tobacco Group PLC.,
        Sponsored ADR                                                    197,190
11,600 Universal Corporation                                             531,048
39,350 UST, Inc.                                                       1,619,646
                                                                      ----------
                                                                       4,518,892
                                                                      ----------
Auto Manufacturers--0.6%
15,500 Ford Motor Company                                                201,965
                                                                      ----------
Banks--8.3%
25,860 Bank of America Corporation                                     1,158,269
22,300 KeyCorp                                                           749,057
 5,400 PNC Financial Services Group, Inc.                                282,420
13,700 U.S. Bancorp                                                      391,957
 5,500 Wachovia Corporation                                              270,655
                                                                      ----------
                                                                       2,852,358
                                                                      ----------
Computers--3.0%
48,425 Electronic Data Systems
         Corporation                                                   1,030,000
                                                                      ----------
Diversified Manufacturer--2.7%
14,100 General Electric Company                                          481,092
14,500 Tyco International Ltd                                            451,675
                                                                      ----------
                                                                         932,767
                                                                      ----------
Electrical Components & Equipment--0.6%
 3,075 Emerson Electric Company                                         196,954
                                                                      ----------
Financial Services--14.2%
15,650 CIT Group Inc.                                                    632,260
25,400 Fannie Mae                                                      1,781,810
36,800 Freddie Mac                                                     2,450,880
   137 Piper Jaffray Companies*                                            5,991
                                                                      ----------
                                                                       4,870,941
                                                                      ----------
Food--0.3%
 5,700 Safeway Inc.*                                                     103,968
                                                                      ----------
Healthcare Products--1.0%
 6,325 Becton, Dickinson and Company                                     332,062
                                                                      ----------
Healthcare Services--5.8%
13,000 HCA Inc.                                                          477,490
 3,000 Humana, Inc.*                                                      57,450
15,080 Laboratory Corporation of America
       Holdings*                                                         690,664
 6,940 Quest Diagnostics Inc.                                            607,528
13,700 Tenet Healthcare Corporation*                                     146,864
                                                                      ----------
                                                                       1,979,996
                                                                      ----------
Insurance--3.3%
14,400 American International Group, Inc.                                874,224
 4,700 Marsh & McLennan
       Companies, Inc.                                                   130,002
 4,400 The St. Paul Travelers
       Companies, Inc.                                                   149,424
                                                                      ----------
                                                                       1,153,650
                                                                      ----------
Oil & Gas--10.9%
18,500 ChevronTexaco Corporation                                         981,610
17,223 ConocoPhillips                                                  1,452,071
 7,350 Devon Energy Corporation                                          543,680
 7,150 Kerr-Mcgee Corporation                                            423,423
 4,100 Pioneer Natural Resources Company                                 132,840
 2,400 Pogo Producing Company                                            110,040
 3,200 Transocean Inc.*                                                  112,800
                                                                      ----------
                                                                       3,756,464
                                                                      ----------
Pharmaceuticals--10.1%
 9,500 AmerisourceBergen Corporation                                     522,880
35,395 Bristol-Myers Squibb Company                                      829,305
 5,200 Cardinal Health, Inc.                                             243,100
13,763 Medco Health Solutions, Inc.*                                     466,703
13,825 Merck & Company, Inc.                                             432,861
26,905 Pfizer, Inc.                                                      778,900
 3,135 Schering-Plough Corporation                                        56,775
 3,325 Wyeth                                                             131,836
                                                                      ----------
                                                                       3,462,360
                                                                      ----------
Pipelines--0.7%
28,600 El Paso Corporation                                               255,684
                                                                      ----------
Retail--8.0%
 1,150 Best Buy Company, Inc.                                             68,103
26,850 Borders Group Inc.                                                611,912
13,300 Federated Department Stores, Inc.                                 670,985
15,600 Home Depot, Inc.                                                  640,848
 5,800 Lowe's Companies Inc.                                             326,424
14,700 Staples Inc.                                                      437,177
                                                                      ----------
                                                                       2,755,449
                                                                      ----------
Savings & Loans--7.0%
27,600 Sovereign Bancorp Inc.                                            597,540
46,800 Washington Mutual, Inc.                                         1,811,628
                                                                      ----------
                                                                       2,409,168
                                                                      ----------
Total Common Stocks (cost $26,321,943)                                30,812,678
                                                                      ----------

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                    Heritage Series Trust--Value Equity Fund
                              Investment Portfolio
                                October 31, 2004
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Repurchase Agreement--9.9% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated October 29, 2004 @ 1.72% to
be repurchased at $3,387,485 on November 1, 2004,
collateralized by $2,605,000 United States Treasury
Bonds, 7.5% due November 15, 2016, (market value
$3,459,186 including interest)
(cost $3,387,000)                                                    $ 3,387,000
                                                                     -----------
Total Investment Portfolio
 (cost $29,708,943) (b), 99.5% (a)                                    34,199,678
Other Assets and Liabilities, net, 0.5% (a)                              160,756
                                                                     -----------
Net Assets, 100.0%                                                   $34,360,434
                                                                     ===========
----------
*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b) The aggregate identified cost for federal income tax purposes is $29,816,804. Market value includes net unrealized appreciation of $4,382,874 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over net unrealized depreciation of $5,094,458 which consists of depreciation for all securities in which there is an excess of tax cost over market value of $711,584.

ADR--American Depository Receipt.

Open Futures Contracts

Number of                   Expiration    Unrealized
Contracts   Contract Type      Date      Appreciation
---------   -------------   ----------   ------------
    8       S&P 500 Index     Dec-04        $20,902

Beginning with the Value Equity Fund's fiscal quarter ended July 31, 2004, the Trust filed its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Trust's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Trust's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Sector Allocation (% of net assets)
                                October 31, 2004
                                   (unaudited)
--------------------------------------------------------------------------------

Diversified Growth Fund

Consumer, Cyclical   Technology   Communications   Consumer, Non-cyclical   Financial   Energy   Industrial   Cash/Other
------------------   ----------   --------------   ----------------------   ---------   ------   ----------   ----------
        19%              19%            17%                  17%               11%        8%         5%           4%

Growth Equity Fund

Technology   Communications   Consumer, Non-cyclical   Financial   Consumer, Cyclical   Industrial   Cash/Other
----------   --------------   ----------------------   ---------   ------------------   ----------   ----------
    30%            27%                  20%                9%              8%               5%           1%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Sector Allocation (% of net assets)
                                October 31, 2004
                                   (unaudited)
--------------------------------------------------------------------------------

International Equity Fund

Cash/Other  Financial  Consumer, Non-cyclical  Communications  Energy  Consumer, Cyclical  Industrial  Utilities  Other Sectors
----------  ---------  ----------------------  --------------  ------  ------------------  ----------  ---------  -------------
    4%         28%               17%                 12%         12%           8%              8%          5%           6%

Mid Cap Stock Fund

Cash/Other   Consumer, Non-cyclical   Industrial   Technology   Communications   Consumer, Cyclical   Financial   Other Sectors
----------   ----------------------   ----------   ----------   --------------   ------------------   ---------   -------------
    5%                 22%                17%          12%            12%                12%             11%            9%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Sector Allocation (% of net assets)
                                October 31, 2004
                                   (unaudited)
--------------------------------------------------------------------------------

Small Cap Stock Fund

Cash/Other   Consumer, Non-cyclical   Consumer, Cyclical   Industrial   Technology   Financial   Energy   Other Sectors
----------   ----------------------   ------------------   ----------   ----------   ---------   ------   -------------
    9%                 24%                    19%              13%          11%         11%        6%           7%

Value Equity Fund

Cash/Other   Financial   Consumer, Non-cyclical   Energy   Consumer, Cyclical   Industrial   Technology
----------   ---------   ----------------------   ------   ------------------   ----------   ----------
    10%         33%                30%              12%            9%               3%           3%

--------------------------------------------------------------------------------
                              Heritage Income Trust
                       Understanding Your Fund's Expenses
                                   (unaudited)
--------------------------------------------------------------------------------

Understanding Your Fund's Expenses
     As a mutual fund investor, you pay ongoing expenses, such as management fees, distribution fees and other expenses. Using the tables below, you can estimate how these expenses affect your investment and compare them with the expenses of other funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect one-time transaction expenses, such as sales charges (loads) or redemption fees. Therefore, if these transactional costs were included, your costs would have been higher. For more information, see the Trust's prospectus or talk to your financial adviser.

Review Your Fund's Actual Expenses
     The table below shows the actual expenses you would have paid on a $1,000 investment in Heritage Series Trust on May 1, 2004 and held through October 31, 2004. It also shows how much a $1,000 investment would be worth at the close of the period, assuming actual returns after ongoing expenses. This table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

                              Beginning      Ending Account
                            Account Value         Value         Expenses Paid
Actual                       May 1, 2004    October 31, 2004   During Period*
------                      -------------   ----------------   --------------
Diversified Growth Fund
Class A                         $1,000           $  983            $ 6.90
Class B                         $1,000           $  980            $10.68
Class C                         $1,000           $  979            $10.65

Growth Equity Fund
Class A                         $1,000           $  959            $ 6.60
Class B                         $1,000           $  956            $10.28
Class C                         $1,000           $  956            $10.28

International Equity Fund
Class A                         $1,000           $1,069            $ 9.26
Class B                         $1,000           $1,065            $13.13
Class C                         $1,000           $1,065            $13.13

Mid Cap Stock Fund
Class A                         $1,000           $1,053            $ 6.18
Class B                         $1,000           $1,048            $10.05
Class C                         $1,000           $1,048            $10.04

Small Cap Stock Fund
Class A                         $1,000           $1,011            $ 6.53
Class B                         $1,000           $1,008            $10.36
Class C                         $1,000           $1,007            $10.33

Value Equity Fund
Class A                         $1,000           $1,037            $ 7.42
Class B                         $1,000           $1,032            $11.24
Class C                         $1,000           $1,032            $11.24

*    See the following page for expense calculation.

--------------------------------------------------------------------------------
                              Heritage Income Trust
                       Understanding Your Fund's Expenses
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Hypothetical Example for Comparison Purposes
     All mutual funds now follow guidelines to assist shareholders in comparing expenses between different funds. Per these guidelines, the table below shows each fund's expenses based on a $1,000 investment, assuming a hypothetical 5% annualized return before ongoing expenses invested at the beginning of the period and held for the entire period. Please note that you should not use this information to estimate your actual ending account balance and expenses paid during the period. You can use this information to compare the ongoing expenses (but not transaction expenses or total costs) of investing in the funds with those of other funds. All mutual fund shareholder reports will provide this information to help you make this comparison.

                              Beginning      Ending Account
                            Account Value         Value         Expenses Paid
Hypothetical                 May 1, 2004    October 31, 2004   During Period*
------------                -------------   ----------------   --------------
Diversified Growth Fund
Class A                         $1,000           $1,018            $ 7.02
Class B                         $1,000           $1,014            $10.86
Class C                         $1,000           $1,014            $10.84

Growth Equity Fund
Class A                         $1,000           $1,018            $ 6.80
Class B                         $1,000           $1,014            $10.59
Class C                         $1,000           $1,014            $10.59

International Equity Fund
Class A                         $1,000           $1,016            $ 9.02
Class B                         $1,000           $1,012            $12.80
Class C                         $1,000           $1,012            $12.80

Mid Cap Stock Fund
Class A                         $1,000           $1,019            $ 6.08
Class B                         $1,000           $1,015            $ 9.88
Class C                         $1,000           $1,015            $ 9.88

Small Cap Stock Fund
Class A                         $1,000           $1,019            $ 6.56
Class B                         $1,000           $1,015            $10.39
Class C                         $1,000           $1,015            $10.37

Value Equity Fund
Class A                         $1,000           $1,018            $ 7.36
Class B                         $1,000           $1,014            $11.14
Class C                         $1,000           $1,014            $11.14

----------
* Expenses for the Series Trust are calculated using each funds' annualized expense ratios for Class A, Class B and Class C shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (184); and then dividing that result by the actual number of days in the fiscal year (366). Annualized expense ratios used for each Fund are as follows:

                            Class A   Class B   Class C
                            -------   -------   -------
Diversified Growth Fund      1.38%     2.15%     2.14%
Growth Equity Fund           1.34%     2.09%     2.09%
International Equity Fund    1.78%     2.53%     2.53%
Mid Cap Stock Fund           1.20%     1.95%     1.95%
Small Cap Stock Fund         1.29%     2.05%     2.05%
Value Equity Fund            1.45%     2.20%     2.20%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                      Statements of Assets and Liabilities
                                October 31, 2004
--------------------------------------------------------------------------------

                                                                         Diversified
                                                                           Growth          Growth
                                                                            Fund        Equity Fund
                                                                        ------------   -------------
Assets
Investments, at value (identified cost $138,379,035, $181,207,937 and
 $68,439,906, respectively)                                             $160,130,127   $ 193,685,152
Repurchase agreement, at value (identified cost is the same as value)     10,290,000              --
Cash                                                                             184              --
Foreign currency (cost $2,633,990)                                                --              --
Receivables:
  Investments sold                                                                --       2,485,526
  Fund shares sold                                                           492,013          53,197
  Dividends and interest                                                       1,475         105,321
  Foreign taxes recoverable                                                       --              --
Deferred state qualification expenses                                         17,649          19,883
Prepaid insurance                                                              4,159           5,379
                                                                        ------------   -------------
    Total assets                                                        $170,935,607   $ 196,354,458
                                                                        ------------   -------------
Liabilities
Payables:
  Investments purchased                                                 $  3,746,108   $      80,000
  Due to the custodian                                                            --          29,199
  Fund shares redeemed                                                       160,364         949,780
Accrued management fee                                                       113,045         123,965
Accrued distribution fees                                                     87,663         100,178
Accrued shareholder servicing fee                                             19,180          49,956
Accrued fund accounting fee                                                    5,600           6,000
Unrealized depreciation of forward currency contracts                             --              --
Other accrued expenses                                                        42,107          45,066
                                                                        ------------   -------------
    Total liabilities                                                      4,174,067       1,384,144
                                                                        ------------   -------------
Net assets                                                              $166,761,540   $ 194,970,314
                                                                        ============   =============
Net Assets
Net assets consist of:
  Paid-in capital                                                       $137,822,742   $ 300,600,022
  Undistributed net investment income                                             --              --
  Accumulated net realized gain (loss)                                     7,187,706    (118,106,923)
  Net unrealized appreciation on investments and other assets and
   liabilities denominated in foreign currencies                          21,751,092      12,477,215
                                                                        ------------   -------------
Net assets                                                              $166,761,540   $ 194,970,314
                                                                        ============   =============
Net assets
  Class A shares                                                        $ 79,914,086   $ 102,780,699
  Class B shares                                                          21,648,819      23,171,179
  Class C shares                                                          65,198,635      69,018,436
                                                                        ------------   -------------
    Total                                                               $166,761,540   $ 194,970,314
                                                                        ============   =============
Shares of beneficial interest outstanding
  Class A shares                                                           3,163,073       4,154,569
  Class B shares                                                             901,333       1,015,289
  Class C shares                                                           2,713,930       3,024,739
                                                                        ------------   -------------
    Total                                                                  6,778,336       8,194,597
                                                                        ============   =============
Net Asset Value--offering and redemption price per share
 Class A shares                                                         $      25.26   $       24.74
                                                                        ============   =============
  Maximum offering price per Class A share (100/95.25 of $25.26,
   $24.74 and $20.95), respectively.                                    $      26.52   $       25.97
                                                                        ============   =============
  Class B shares                                                        $      24.02   $       22.82
                                                                        ============   =============
  Class C shares                                                        $      24.02   $       22.82
                                                                        ============   =============

                                                                        International
                                                                         Equity Fund
                                                                        -------------
Assets
Investments, at value (identified cost $138,379,035, $181,207,937 and
 $68,439,906, respectively)                                              $75,245,220
Repurchase agreement, at value (identified cost is the same as value)             --
Cash                                                                              --
Foreign currency (cost $2,633,990)                                         2,659,555
Receivables:
  Investments sold                                                         2,189,057
  Fund shares sold                                                           334,184
  Dividends and interest                                                     132,318
  Foreign taxes recoverable                                                   31,890
Deferred state qualification expenses                                          8,587
Prepaid insurance                                                              3,447
                                                                         -----------
    Total assets                                                         $80,604,258
                                                                         -----------
Liabilities
Payables:
  Investments purchased                                                  $ 2,284,143
  Due to the custodian                                                         2,580
  Fund shares redeemed                                                       151,460
Accrued management fee                                                        42,721
Accrued distribution fees                                                     46,655
Accrued shareholder servicing fee                                              9,200
Accrued fund accounting fee                                                   13,250
Unrealized depreciation of forward currency contracts                         16,047
Other accrued expenses                                                        63,697
                                                                         -----------
    Total liabilities                                                      2,629,753
                                                                         -----------
Net assets                                                               $77,974,505
                                                                         ===========
Net Assets
Net assets consist of:
  Paid-in capital                                                        $70,765,689
  Undistributed net investment income                                        807,042
  Accumulated net realized gain (loss)                                      (419,431)
  Net unrealized appreciation on investments and other assets and
   liabilities denominated in foreign currencies                           6,821,205
                                                                         -----------
Net assets                                                               $77,974,505
                                                                         ===========
Net assets
  Class A shares                                                         $28,588,270
  Class B shares                                                           2,017,491
  Class C shares                                                          47,368,744
                                                                         -----------
    Total                                                                $77,974,505
                                                                         ===========
Shares of beneficial interest outstanding
  Class A shares                                                           1,364,660
  Class B shares                                                             102,618
  Class C shares                                                           2,409,049
                                                                         -----------
    Total                                                                  3,876,327
                                                                         ===========
Net Asset Value--offering and redemption price per share
 Class A shares                                                          $     20.95
                                                                         ===========
  Maximum offering price per Class A share (100/95.25 of $25.26,
   $24.74 and $20.95), respectively                                      $     21.99
                                                                         ===========
  Class B shares                                                         $     19.66
                                                                         ===========
  Class C shares                                                         $     19.66
                                                                         ===========

   The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             Heritage Series Trust
                     Statements of Assets and Liabilities
                               October 31, 2004
                                  (continued)
--------------------------------------------------------------------------------

                                                                                                                      Value
                                                                                          Mid Cap      Small Cap      Equity
                                                                                        Stock Fund    Stock Fund       Fund
                                                                                       ------------  ------------  -----------
Assets
Investments, at value (identified cost $530,573,596, $194,294,326 and $26,321,943, respectively).......................................................................  $613,121,880  $243,755,248  $30,812,678
Repurchase agreement, at value (identified cost is the same as value)................    29,792,000    24,994,000    3,387,000
Cash.................................................................................           250           124          175
Initial futures margin deposit.......................................................            --            --      128,000
Receivables:
  Investments sold...................................................................     5,981,503     3,310,146       21,912
  Fund shares sold...................................................................     4,270,392     7,393,862       23,348
  Dividends and interest.............................................................        75,893        50,556       64,531
Futures variation margin.............................................................            --            --        5,400
Deferred state qualification expenses................................................        21,809        10,572       12,422
Prepaid insurance....................................................................         5,835         4,530        3,132
                                                                                       ------------  ------------  -----------
    Total assets.....................................................................  $653,269,562  $279,519,038  $34,458,598
                                                                                       ============  ============  ===========
Liabilities
Payables:
  Investments purchased..............................................................  $  8,918,608  $  3,173,438  $        --
  Fund shares redeemed...............................................................     1,134,516       503,322       31,522
Accrued management fee...............................................................       386,761       175,559           --
Accrued distribution fees............................................................       298,882       112,105       20,092
Accrued shareholder servicing fee....................................................        82,925        27,191        6,012
Accrued fund accounting fee..........................................................         5,700         5,800        4,800
Other accrued expenses...............................................................        66,011        46,050       35,738
                                                                                       ------------  ------------  -----------
    Total liabilities................................................................    10,893,403     4,043,465       98,164
                                                                                       ------------  ------------  -----------
Net assets...........................................................................  $642,376,159  $275,475,573  $34,360,434
                                                                                       ============  ============  ===========
Net Assets
Net assets consist of:
  Paid-in capital....................................................................  $564,980,307  $211,614,755  $36,860,563
  Undistributed net investment income................................................            --            --      145,349
  Accumulated net realized gain (loss)...............................................    (5,152,432)   14,399,896   (7,157,115)
  Net unrealized appreciation on investments and futures contracts...................    82,548,284    49,460,922    4,511,637
                                                                                       ------------  ------------  -----------
Net assets...........................................................................  $642,376,159  $275,475,573  $34,360,434
                                                                                       ============  ============  ===========
Net assets
  Class A shares.....................................................................  $370,254,493  $182,137,682  $13,615,352
  Class B shares.....................................................................    57,888,214    14,956,870    3,367,377
  Class C shares.....................................................................   214,233,452    78,381,021   17,377,705
                                                                                       ------------  ------------  -----------
    Total............................................................................  $642,376,159  $275,475,573  $34,360,434
                                                                                       ============  ============  ===========
Shares of beneficial interest outstanding
  Class A shares.....................................................................    15,071,424     5,657,530      774,604
  Class B shares.....................................................................     2,500,497       503,849      196,923
  Class C shares.....................................................................     9,249,897     2,639,082    1,015,953
                                                                                       ------------  ------------  -----------
    Total............................................................................    26,821,818     8,800,461    1,987,480
                                                                                       ============  ============  ===========
Net Asset Value--offering and redemption price per share
 Class A shares......................................................................  $      24.57  $      32.19  $     17.58
                                                                                       ============  ============  ===========
  Maximum offering price per Class A share (100/95.25 of $24.57, $32.19 and $17.58),
   respectively......................................................................  $      25.80  $      33.80  $     18.46
                                                                                       ============  ============  ===========
  Class B shares.....................................................................  $      23.15  $      29.69  $     17.10
                                                                                       ============  ============  ===========
  Class C shares.....................................................................  $      23.16  $      29.70  $     17.10
                                                                                       ============  ============  ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                             Heritage Series Trust
                           Statements of Operations
                  For the Fiscal Year Ended October 31, 2004
--------------------------------------------------------------------------------

                                                      Diversified     Growth     International     Mid Cap     Small Cap
                                                        Growth        Equity        Equity          Stock        Stock
                                                         Fund          Fund          Fund           Fund         Fund
                                                      -----------  ------------  -------------   -----------  -----------
Investment Income
Income:
  Dividends.........................................  $   591,195  $  2,215,954   $ 1,323,165(a) $ 2,682,541  $ 1,621,460
  Interest..........................................      112,330        10,946        87,416        197,744      175,549
                                                      -----------  ------------   -----------    -----------  -----------
    Total income....................................      703,525     2,226,900     1,410,581      2,880,285    1,797,009
Expenses:
  Management fee....................................    1,263,720     2,040,573       687,299      3,838,418    1,759,683
  Distribution fee (Class A)........................      173,535       383,470        68,713        687,017      341,462
  Distribution fee (Class B)........................      222,910       290,310        17,963        563,074      149,906
  Distribution fee (Class C)........................      601,243       896,573       394,486      1,817,229      663,825
  Shareholder servicing fees........................      189,953       451,928        76,703        690,018      271,910
  Custodian fee.....................................       21,550        61,810       287,123         48,402       32,825
  Fund accounting fee...............................       64,126        64,561        74,141         64,402       64,619
  Professional fees.................................       80,695        79,371        91,063         78,645       79,696
  State qualification expenses......................       51,058        47,269        45,951         65,648       47,976
  Federal registration expense......................        2,339            --         1,501         15,089        6,843
  Reports to shareholders...........................       28,082        36,165        20,794         48,691       27,943
  Trustees' fees and expenses.......................       16,751        16,751        16,751         16,751       16,751
  Other.............................................        7,745        15,230         5,619         10,572       41,409
                                                      -----------  ------------   -----------    -----------  -----------
    Total expenses before waiver....................    2,723,707     4,384,011     1,788,107      7,943,956    3,504,848
    Fees waived by Manager..........................           --            --      (255,378)            --           --
                                                      -----------  ------------   -----------    -----------  -----------
    Total expenses after waiver.....................    2,723,707     4,384,011     1,532,729      7,943,956    3,504,848
                                                      -----------  ------------   -----------    -----------  -----------
Net investment income (loss)........................   (2,020,182)   (2,157,111)     (122,148)    (5,063,671)  (1,707,839)
                                                      -----------  ------------   -----------    -----------  -----------

Realized and Unrealized Gain (Loss) on Investments
Net realized gain from investment transactions......   10,039,670    20,213,073     8,126,111     43,858,578   19,753,261
Net realized gain from futures transactions.........           --            --            --             --           --
Net realized gain from foreign currency
 transactions.......................................           --            --        38,379             --           --
Net unrealized appreciation (depreciation) of
 investments during the fiscal year.................   (1,127,347)  (34,516,679)    1,825,187     22,465,233    1,619,772
Net unrealized appreciation on the translation of
 assets and liabilities denominated in foreign
 currencies.........................................           --            --        15,891             --           --
Net unrealized appreciation on futures contracts....           --            --            --             --           --
                                                      -----------  ------------   -----------    -----------  -----------
Net gain (loss) on investments......................    8,912,323   (14,303,606)   10,005,568     66,323,811   21,373,033
                                                      -----------  ------------   -----------    -----------  -----------
Net increase (decrease) in net assets resulting from
 operations.........................................  $ 6,892,141  $(16,460,717)  $ 9,883,420    $61,260,140  $19,665,194
                                                      ===========  ============   ===========    ===========  ===========

                                                        Value
                                                        Equity
                                                         Fund
                                                      ----------
Investment Income
Income:
  Dividends.........................................  $  773,041
  Interest..........................................      34,058
                                                      ----------
    Total income....................................     807,099
Expenses:
  Management fee....................................     243,962
  Distribution fee (Class A)........................      32,415
  Distribution fee (Class B)........................      32,131
  Distribution fee (Class C)........................     163,490
  Shareholder servicing fees........................      47,669
  Custodian fee.....................................      15,308
  Fund accounting fee...............................      54,135
  Professional fees.................................      79,265
  State qualification expenses......................      37,453
  Federal registration expense......................         528
  Reports to shareholders...........................      21,441
  Trustees' fees and expenses.......................      16,751
  Other.............................................       5,167
                                                      ----------
    Total expenses before waiver....................     749,715
    Fees waived by Manager..........................    (131,340)
                                                      ----------
    Total expenses after waiver.....................     618,375
                                                      ----------
Net investment income (loss)........................     188,724
                                                      ----------

Realized and Unrealized Gain (Loss) on Investments
Net realized gain from investment transactions......     594,291
Net realized gain from futures transactions.........      89,250
Net realized gain from foreign currency
 transactions.......................................          --
Net unrealized appreciation (depreciation) of
 investments during the fiscal year.................   2,107,376
Net unrealized appreciation on the translation of
 assets and liabilities denominated in foreign
 currencies.........................................          --
Net unrealized appreciation on futures contracts....      20,902
                                                      ----------
Net gain (loss) on investments......................   2,811,819
                                                      ----------
Net increase (decrease) in net assets resulting from
 operations.........................................  $3,000,543
                                                      ==========

----------
(a)  Net of $158,224 foreign withholding taxes.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                             For the Fiscal Years Ended
                                                                        -----------------------------------
Diversified Growth Fund                                                 October 31, 2004   October 31, 2003
-----------------------                                                 ----------------   ----------------
Increase in net assets:
Operations:
  Net investment loss                                                     $ (2,020,182)      $ (1,711,724)
  Net realized gain from investment transactions                            10,039,670         13,515,441
  Net unrealized appreciation (depreciation) of investments during
   the fiscal year                                                          (1,127,347)        18,392,019
                                                                          ------------       ------------
  Net increase in net assets resulting from operations                       6,892,141         30,195,736
Increase in net assets from Fund share transactions                         26,244,067         10,507,715
                                                                          ------------       ------------
Increase in net assets                                                      33,136,208         40,703,451
Net assets, beginning of fiscal year                                       133,625,332         92,921,881
                                                                          ------------       ------------
Net assets, end of fiscal year                                            $166,761,540       $133,625,332
                                                                          ============       ============

                                                                             For the Fiscal Years Ended
                                                                        -----------------------------------
Growth Equity Fund                                                      October 31, 2004   October 31, 2003
------------------                                                      ----------------   ----------------
Increase (decrease) in net assets:
Operations:
  Net investment loss                                                     $ (2,157,111)      $ (1,363,649)
  Net realized gain from investment transactions                            20,213,073          7,692,166
  Net unrealized appreciation (depreciation) of investments during
   the fiscal year                                                         (34,516,679)        33,954,388
                                                                          ------------       ------------
  Net increase (decrease) in net assets resulting from operations          (16,460,717)        40,282,905
Increase (decrease) in net assets from Fund share
  transactions                                                             (76,442,542)        25,188,131
                                                                          ------------       ------------
Increase (decrease) in net assets                                          (92,903,259)        65,471,036
Net assets, beginning of fiscal year                                       287,873,573        222,402,537
                                                                          ------------       ------------
Net assets, end of fiscal year                                            $194,970,314       $287,873,573
                                                                          ============       ============

                                                                             For the Fiscal Years Ended
                                                                        -----------------------------------
International Equity Fund                                               October 31, 2004   October 31, 2003
-------------------------                                               ----------------   ----------------
Increase in net assets:
Operations:
  Net investment income (loss)                                            $  (122,148)       $    45,057
  Net realized gain from investment transactions                            8,126,111          1,884,395
  Net realized gain (loss) from foreign currency transactions                  38,379           (180,323)
  Net unrealized appreciation of investments during the
   fiscal year                                                              1,825,187          6,137,214
  Net unrealized appreciation (depreciation) on the translation of assets and liabilities denominated inforeign currencies during
   the fiscal year                                                             15,891            (53,456)
                                                                          -----------        -----------
  Net increase in net assets resulting from operations                      9,883,420          7,832,887
Distributions to shareholders from:
  Net investment income Class A shares, ($0.15 per share)                    (210,635)                --
  Net investment income Class B shares, ($0.07 per share)                      (6,122)                --
  Net investment income Class C shares, ($0.07 per share)                    (130,538)                --
                                                                          -----------        -----------
Net distributions to shareholders                                            (347,295)                --
Increase in net assets from Fund share transactions                        18,049,593         23,296,309
                                                                          -----------        -----------
Increase in net assets                                                     27,585,718         31,129,196
Net assets, beginning of fiscal year                                       50,388,787         19,259,591
                                                                          -----------        -----------
Net assets, end of period (including undistributed net
 investment income of $807,092 and $37,534, respectively)                 $77,974,505        $50,388,787
                                                                          ===========        ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                                   (continued)
                       Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                             For the Fiscal Years Ended
                                                                        -----------------------------------
Mid Cap Stock Fund                                                      October 31, 2004   October 31, 2003
------------------                                                      ----------------   ----------------
Increase in net assets:
Operations:
  Net investment loss                                                     $ (5,063,671)      $ (3,689,724)
  Net realized gain from investment transactions                            43,858,578            367,131
  Net unrealized appreciation of investments during the fiscal year         22,465,233         69,419,814
                                                                          ------------       ------------
  Net increase in net assets resulting from operations                      61,260,140         66,097,221
Increase in net assets from Fund share transactions                        162,676,034         39,891,713
                                                                          ------------       ------------
Increase in net assets                                                     223,936,174        105,988,934
Net assets, beginning of fiscal year                                       418,439,985        312,451,051
                                                                          ------------       ------------
Net assets, end of fiscal year                                            $642,376,159       $418,439,985
                                                                          ============       ============

                                                                             For the Fiscal Years Ended
                                                                        -----------------------------------
Small Cap Stock Fund                                                    October 31, 2004   October 31, 2003
--------------------                                                    ----------------   ----------------
Increase in net assets:
Operations:
  Net investment loss                                                     $ (1,707,839)      $ (1,640,792)
  Net realized gain (loss) from investment transactions                     19,753,261           (301,487)
  Net unrealized appreciation of investments during the fiscal year          1,619,772         48,490,931
                                                                          ------------       ------------
  Net increase in net assets resulting from operations                      19,665,194         46,548,652
Increase (decrease) in net assets from Fund share transactions              74,408,815         (1,579,785)
                                                                          ------------       ------------
Increase in net assets                                                      94,074,009         44,968,867
Net assets, beginning of fiscal year                                       181,401,564        136,432,697
                                                                          ------------       ------------
Net assets, end of fiscal year                                            $275,475,573       $181,401,564
                                                                          ============       ============

                                                                             For the Fiscal Years Ended
                                                                        -----------------------------------
Value Equity Fund                                                       October 31, 2004   October 31, 2003
-----------------                                                       ----------------   ----------------
Increase in net assets:
Operations:
  Net investment income                                                    $   188,724       $   132,609
  Net realized gain (loss) from investment transactions                        594,291        (1,859,906)
  Net realized gains from futures transactions                                  89,250                --
  Net unrealized appreciation of investments during the fiscal year          2,107,376         5,637,584
  Net unrealized appreciation of investments in futures contracts
   during the fiscal year                                                       20,902                --
                                                                           -----------       -----------
  Net increase in net assets resulting from operations                       3,000,543         3,910,287
Distributions to shareholders from:
  Net investment income Class A shares, ($0.14 and $0.07 per share,
   respectively)                                                               (97,586)          (51,972)
  Net investment income Class B shares, ($0.06 per share)                      (12,029)               --
  Net investment income Class C shares, ($0.06 per share)                      (60,360)               --
                                                                           -----------       -----------
Net distributions to shareholders                                             (169,975)          (51,972)
Increase in net assets from Fund share transactions                          5,739,352            59,904
                                                                           -----------       -----------
Increase in net assets                                                       8,569,920         3,918,219
Net assets, beginning of fiscal year                                        25,790,514        21,872,295
                                                                           -----------       -----------
Net assets, end of fiscal year (including undistributed net
 investment income of $145,349 and $126,600, respectively)                 $34,360,434       $25,790,514
                                                                           ===========       ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                Heritage Series Trust -- Diversified Growth Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                Class A Shares*
                                                  ---------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                  ---------------------------------------
                                                   2004    2003    2002     2001    2000
                                                  ------  ------  ------  -------  ------
Net asset value, beginning of fiscal year         $23.92  $18.21  $17.98  $ 27.46  $20.80
                                                  ------  ------  ------  -------  ------
Income from Investment Operations:
  Net investment loss                              (0.23)  (0.23)  (0.23)   (0.13)  (0.24)(a)
  Net realized and unrealized gain (loss) on
   investments                                      1.57    5.94    0.46    (5.82)   9.10
                                                  ------  ------  ------  -------  ------
  Total from Investment Operations                  1.34    5.71    0.23    (5.95)   8.86
                                                  ------  ------  ------  -------  ------
Less Distributions:
  Distributions from net realized gains               --      --      --    (3.53)  (2.20)
                                                  ------  ------  ------  -------  ------
Net asset value, end of fiscal year               $25.26  $23.92  $18.21  $ 17.98  $27.46
                                                  ======  ======  ======  =======  ======
Total Return (%) (b)                                5.60   31.36    1.28   (23.66)  44.87

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)               1.38    1.48    1.45     1.47    1.57(a)
   Without expenses waived/recovered (%)            1.38    1.48    1.45     1.47    1.48
  Net investment loss to average daily net
   assets (%)                                      (0.92)  (1.14)  (1.13)   (0.63)  (0.88)
  Portfolio turnover rate (%)                         92     152     201      249     252
  Net assets, end of fiscal year ($ millions)         80      60      41       38      50

                                                               Class B Shares*
                                                  ---------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                  ---------------------------------------
                                                   2004    2003    2002     2001    2000
                                                  ------  ------  ------  -------  ------
Net asset value, beginning of fiscal year         $22.92  $17.57  $17.48  $ 26.98  $20.61
                                                  ------  ------  ------  -------  ------
Income from Investment Operations:
  Net investment loss                              (0.40)  (0.37)  (0.37)   (0.28)  (0.43)(a)
  Net realized and unrealized gain (loss) on
   investments                                      1.50    5.72    0.46    (5.69)   9.00
                                                  ------  ------  ------  -------  ------
  Total from Investment Operations                  1.10    5.35    0.09    (5.97)   8.57
                                                  ------  ------  ------  -------  ------
Less Distributions:
  Distributions from net realized gains               --      --      --    (3.53)  (2.20)
                                                  ------  ------  ------  -------  ------
Net asset value, end of fiscal year               $24.02  $22.92  $17.57  $ 17.48  $26.98
                                                  ======  ======  ======  =======  ======
Total Return (%) (b)                                4.80   30.45    0.51   (24.23)  43.80

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)               2.13    2.23    2.20     2.22    2.32(a)
   Without expenses waived/recovered (%)            2.13    2.23    2.20     2.22    2.23
  Net investment loss to average daily net
   assets (%)                                      (1.67)  (1.89)  (1.88)   (1.39)  (1.64)
  Portfolio turnover rate (%)                         92     152     201      249     252
  Net assets, end of fiscal year ($ millions)         22      22      16       15      19

                                                               Class C Shares*
                                                  ---------------------------------------
                                                          For the Fiscal Years Ended
                                                                  October 31
                                                  ---------------------------------------
                                                   2004    2003    2002     2001    2000
                                                  ------  ------  ------  -------  ------
Net asset value, beginning of fiscal year         $22.92  $17.57  $17.48  $ 26.98  $20.61
                                                  ------  ------  ------  -------  ------
Income from Investment Operations:
  Net investment loss                              (0.40)  (0.37)  (0.37)   (0.28)  (0.43)(a)
  Net realized and unrealized gain (loss) on
   investments                                      1.50    5.72    0.46    (5.69)   9.00
                                                  ------  ------  ------  -------  ------
  Total from Investment Operations                  1.10    5.35    0.09    (5.97)   8.57
                                                  ------  ------  ------  -------  ------
Less Distributions:
  Distributions from net realized gains               --      --      --    (3.53)  (2.20)
                                                  ------  ------  ------  -------  ------
Net asset value, end of fiscal year               $24.02  $22.92  $17.57  $ 17.48  $26.98
                                                  ======  ======  ======  =======  ======
Total Return (%) (b)                                4.80   30.45    0.51   (24.23)  43.80

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)               2.13    2.23    2.20     2.22    2.32(a)
   Without expenses waived/recovered (%)            2.13    2.23    2.20     2.22    2.22
  Net investment loss to average daily net
   assets (%)                                      (1.68)  (1.89)  (1.88)   (1.39)  (1.62)
  Portfolio turnover rate (%)                         92     152     201      249     252
  Net assets, end of fiscal year ($ millions)         65      52      36       30      38

--------
* Per share amounts have been calculated using the monthly average share method.
(a) The fiscal year ended October 31, 2000 includes payment of previously waived management fees to the Manager for Class A, B and C Shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                  Heritage Series Trust -- Growth Equity Fund
                             Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                               Class A Shares*
                                                  ----------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                  ----------------------------------------
                                                   2004    2003     2002     2001    2000
                                                  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year         $26.06  $22.18  $ 27.20  $ 50.91  $43.44
                                                  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment loss                              (0.12)  (0.05)   (0.10)   (0.18)  (0.39)
  Net realized and unrealized gain (loss) on
   investments                                     (1.20)   3.93    (4.92)  (14.92)  13.33
                                                  ------  ------  -------  -------  ------
  Total from Investment Operations                 (1.32)   3.88    (5.02)  (15.10)  12.94
                                                  ------  ------  -------  -------  ------
Less Distributions:
  Distributions from net realized gains               --      --       --    (8.61)  (5.47)
                                                  ------  ------  -------  -------  ------
Net asset value, end of fiscal year               $24.74  $26.06  $ 22.18  $ 27.20  $50.91
                                                  ======  ======  =======  =======  ======
Total Return (%) (a)                               (5.07)  17.49   (18.46)  (34.31)  31.04

Ratios and Supplemental Data
  Expenses to average daily net assets              1.28    1.30     1.26     1.22    1.19
  Net investment loss to average daily net
   assets (%)                                      (0.46)  (0.22)   (0.37)   (0.53)  (0.73)
  Portfolio turnover rate (%)                        122     177      158      205     392
  Net assets, end of fiscal year ($ millions)        103     166      117       93     135

                                                               Class B Shares*
                                                  ----------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                  ----------------------------------------
                                                   2004    2003     2002     2001    2000
                                                  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year         $24.22  $20.77  $ 25.66  $ 48.87  $42.17
                                                  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment loss                              (0.30)  (0.21)   (0.28)   (0.40)  (0.77)
  Net realized and unrealized gain (loss) on
   investments                                     (1.10)   3.66    (4.61)  (14.20)  12.94
                                                  ------  ------  -------  -------  ------
  Total from Investment Operations                 (1.40)   3.45    (4.89)  (14.60)  12.17
                                                  ------  ------  -------  -------  ------
Less Distributions:
  Distributions from net realized gains               --      --       --    (8.61)  (5.47)
                                                  ------  ------  -------  -------  ------
Net asset value, end of fiscal year               $22.82  $24.22  $ 20.77  $ 25.66  $48.87
                                                  ======  ======  =======  =======  ======
Total Return (%) (a)                               (5.78)  16.61   (19.06)  (34.82)  30.05

Ratios and Supplemental Data
  Expenses to average daily net assets              2.03    2.05     2.01     1.97    1.94
  Net investment loss to average daily net
   assets (%)                                      (1.22)  (0.96)   (1.12)   (1.28)  (1.48)
  Portfolio turnover rate (%)                        122     177      158      205     392
  Net assets, end of fiscal year ($ millions)         23      29       27       40      45

                                                               Class C Shares*
                                                  ----------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                  ----------------------------------------
                                                   2004    2003     2002     2001    2000
                                                  ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year         $24.21  $20.77  $ 25.65  $ 48.86  $42.15
                                                  ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment loss                              (0.30)  (0.21)   (0.28)   (0.40)  (0.76)
  Net realized and unrealized gain (loss) on
   investments                                     (1.09)   3.65    (4.60)  (14.20)  12.94
                                                  ------  ------  -------  -------  ------
  Total from Investment Operations                 (1.39)   3.44    (4.88)  (14.60)  12.18
                                                  ------  ------  -------  -------  ------
Less Distributions:
  Distributions from net realized gains               --      --       --    (8.61)  (5.47)
                                                  ------  ------  -------  -------  ------
Net asset value, end of fiscal year               $22.82  $24.21  $ 20.77  $ 25.65  $48.86
                                                  ======  ======  =======  =======  ======
Total Return (%) (a)                               (5.74)  16.62   (19.03)  (34.82)  30.09

Ratios and Supplemental Data
  Expenses to average daily net assets              2.03    2.05     2.01     1.97    1.94
  Net investment loss to average daily net
   assets (%)                                      (1.22)  (0.97)   (1.12)   (1.28)  (1.48)
  Portfolio turnover rate (%)                        122     177      158      205     392
  Net assets, end of fiscal year ($ millions)         69      93       78       92     141

--------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
               Heritage Series Trust -- International Equity Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                Class A Shares*
                                                  ------------------------------------------
                                                          For the Fiscal Years Ended
                                                                  October 31
                                                  ------------------------------------------
                                                   2004    2003    2002        2001    2000
                                                  ------  ------ -------     -------  ------
Net asset value, beginning of fiscal year         $17.93  $14.68 $ 17.14     $ 27.41  $31.56
                                                  ------  ------ -------     -------  ------
Income from Investment Operations:
  Net investment income (loss)                      0.05    0.10   (0.09)(a)   (0.13)  (0.22)
  Net realized and unrealized gain (loss) on
   investments                                      3.12    3.15   (2.37)      (7.83)   0.51
                                                  ------  ------ -------     -------  ------
  Total from Investment Operations                  3.17    3.25   (2.46)      (7.96)   0.29
                                                  ------  ------ -------     -------  ------
Less Distributions:
  Dividends from net investment income             (0.15)     --      --          --      --
  Distributions from net realized gains               --      --      --       (2.31)  (4.44)
                                                  ------  ------ -------     -------  ------
  Total Distributions                              (0.15)     --      --       (2.31)  (4.44)
                                                  ------  ------ -------     -------  ------
Net asset value, end of fiscal year               $20.95  $17.93 $ 14.68     $ 17.14  $27.41
                                                  ======  ====== =======     =======  ======
Total Return (%) (b)                               17.74   22.14  (14.35)     (31.37)  (1.31)

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                         1.78    1.78    1.85(a)     1.90    1.97
   Without expenses waived (%)                      2.15    2.43    2.81        2.16    1.97
  Net investment income (loss) to average daily
   net assets (%)                                   0.24    0.63   (0.54)      (0.63)  (0.71)
  Portfolio turnover rate (%)                        162     133     234         174      67
  Net assets, end of fiscal year ($ millions)         29      23       7           5      10

                                                                  Class B Shares*
                                                  --------------------------------------------
                                                           For the Fiscal Years Ended
                                                                   October 31
                                                  --------------------------------------------
                                                   2004    2003     2002        2001     2000
                                                  ------  ------  -------     -------   ------
Net asset value, beginning of fiscal year         $16.89  $13.94  $ 16.39     $ 26.49   $30.83
                                                  ------  ------  -------     -------   ------
Income from Investment Operations:
  Net investment income (loss)                     (0.09)  (0.03)   (0.20)(a)   (0.29)   (0.43)
  Net realized and unrealized gain (loss) on
   investments                                      2.93    2.98    (2.25)      (7.50)    0.53
                                                  ------  ------  -------     -------   ------
  Total from Investment Operations                  2.84    2.95    (2.45)      (7.79)    0.10
                                                  ------  ------  -------     -------   ------
Less Distributions:
  Dividends from net investment income             (0.07)     --       --          --       --
  Distributions from net realized gains               --      --       --       (2.31)   (4.44)
                                                  ------  ------  -------     -------   ------
  Total Distributions                              (0.07)     --       --       (2.31)   (4.44)
                                                  ------  ------  -------     -------   ------
Net asset value, end of fiscal year               $19.66  $16.89  $ 13.94     $ 16.39   $26.49
                                                  ======  ======  =======     =======   ======
Total Return (%) (b)                               16.85   21.16   (14.95)     (31.86)   (2.00)

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                         2.53    2.53     2.60(a)     2.65     2.72
   Without expenses waived (%)                      2.90    3.18     3.56        2.91     2.72
  Net investment income (loss) to average daily
   net assets (%)                                  (0.46)  (0.17)   (1.30)      (1.36)   (1.46)
  Portfolio turnover rate (%)                        162     133      237         174       67
  Net assets, end of fiscal year ($ millions)          2       1        1           1       1

                                                                Class C Shares*
                                                  -------------------------------------------
                                                           For the Fiscal Years Ended
                                                                   October 31
                                                  -------------------------------------------
                                                   2004    2003     2002        2001    2000
                                                  ------  ------  -------     -------  ------
Net asset value, beginning of fiscal year         $16.89  $13.94  $ 16.39     $ 26.48  $30.83
                                                  ------  ------  -------     -------  ------
Income from Investment Operations:
  Net investment income (loss)                     (0.09)  (0.03)   (0.20)(a)   (0.28)  (0.44)
  Net realized and unrealized gain (loss) on
   investments                                      2.93    2.98    (2.25)      (7.50)   0.53
                                                  ------  ------  -------     -------  ------
  Total from Investment Operations                  2.84    2.95    (2.45)      (7.78)   0.09
                                                  ------  ------  -------     -------  ------
Less Distributions:
  Dividends from net investment income             (0.07)     --       --          --      --
  Distributions from net realized gains               --      --       --       (2.31)  (4.44)
                                                  ------  ------  -------     -------  ------
  Total Distributions                              (0.07)     --       --       (2.31)  (4.44)
                                                  ------  ------  -------     -------  ------
Net asset value, end of fiscal year               $19.66  $16.89  $ 13.94     $ 16.39  $26.48
                                                  ======  ======  =======     =======  ======
Total Return (%) (b)                               16.85   21.16   (14.95)     (31.83)  (2.04)

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                         2.53    2.53     2.60(a)     2.65    2.72
   Without expenses waived (%)                      2.90    3.18     3.56        2.91    2.72
  Net investment income (loss) to average daily
   net assets (%)                                  (0.46)  (0.25)   (1.30)      (1.36)  (1.45)
  Portfolio turnover rate (%)                        162     133      234         174      67
  Net assets, end of fiscal year ($ millions)         47      26       11           5       8

----------
* Per share amounts have been calculated using the monthly average share method.
(a) Effective July 1, 2002, Eagle Class shares of the International Equity Fund were discontinued and redesignated as Class C shares. Prior to July 1, 2002, the expense limits of the International Equity Fund's Class A, Class B and Class C shares were 1.90%, 2.65% and 2.65%, respectively. Thereafter, the expense limits of Class A, Class B and Class C shares were 1.78%, 2.53% and 2.53%, respectively.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust -- Mid Cap Stock Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                               Class A Shares*
                                                --------------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                --------------------------------------------
                                                 2004    2003    2002       2001       2000
                                                ------  ------  ------     ------     ------
Net asset value, beginning of fiscal year       $21.67  $17.99  $20.21     $23.19     $16.56
                                                ------  ------  ------     ------     ------
Income from Investment Operations:
  Net investment loss                            (0.15)  (0.14)  (0.19)(a)  (0.21)(a)  (0.24)
  Net realized and unrealized gain (loss) on
   investments                                    3.05    3.82   (1.44)      1.34       7.17
                                                ------  ------  ------     ------     ------
  Total from Investment Operations                2.90    3.68   (1.63)      1.13       6.93
                                                ------  ------  ------     ------     ------
Less Distributions:
  Distributions from net realized gains             --      --   (0.59)     (4.11)     (0.30)
                                                ------  ------  ------     ------     ------
Net asset value, end of fiscal year             $24.57  $21.67  $17.99     $20.21     $23.19
                                                ======  ======  ======     ======     ======
Total Return (%) (b)                             13.38   20.46   (8.50)      6.70      42.30

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)             1.20    1.28    1.27(a)    1.55(a)    1.55
   Without expenses waived/recovered (%)          1.20    1.28    1.27       1.50       1.63
  Net investment loss to average daily net
   assets (%)                                    (0.64)  (0.72)  (0.88)     (1.04)     (1.13)
  Portfolio turnover rate (%)                      124     163     171        218        265
  Net assets, end of fiscal year ($ millions)      370     217     174         56         23

                                                               Class B Shares*
                                                --------------------------------------------
                                                          For the Fiscal Years Ended
                                                                  October 31
                                                --------------------------------------------
                                                 2004    2003    2002       2001       2000
                                                ------  ------  ------     ------     ------
Net asset value, beginning of fiscal year       $20.58  $17.21  $19.50     $22.66     $16.32
                                                ------  ------  ------     ------     ------
Income from Investment Operations:
  Net investment loss                            (0.30)  (0.27)  (0.33)(a)  (0.35)(a)  (0.39)
  Net realized and unrealized gain (loss) on
   investments                                    2.87    3.64   (1.37)      1.30       7.03
                                                ------  ------  ------     ------     ------
  Total from Investment Operations                2.57    3.37   (1.70)      0.95       6.64
                                                ------  ------  ------     ------     ------
Less Distributions:
  Distributions from net realized gains             --      --   (0.59)     (4.11)     (0.30)
                                                ------  ------  ------     ------     ------
Net asset value, end of fiscal year             $23.15  $20.58  $17.21     $19.50     $22.66
                                                ======  ======  ======     ======     ======
Total Return (%) (b)                             12.49   19.58   (9.18)      5.93      41.13

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)             1.95    2.03    2.02(a)    2.30(a)    2.30
   Without expenses waived/recovered (%)          1.95    2.03    2.01       2.25       2.38
  Net investment loss to average daily net
   assets (%)                                    (1.38)  (1.47)  (1.64)     (1.80)     (1.87)
  Portfolio turnover rate (%)                      124     163     171        218        265
  Net assets, end of fiscal year ($ millions)       58      53      39         13          4

                                                               Class C Shares*
                                                --------------------------------------------
                                                         For the Fiscal Years Ended
                                                                 October 31
                                                --------------------------------------------
                                                 2004    2003    2002       2001       2000
                                                ------  ------  ------     ------     ------
Net asset value, beginning of fiscal year       $20.59  $17.22  $19.51     $22.67     $16.32
                                                ------  ------  ------     ------     ------
Income from Investment Operations:
  Net investment loss                            (0.31)  (0.27)  (0.33)(a)  (0.35)(a)  (0.39)
  Net realized and unrealized gain (loss) on
   investments                                    2.88    3.64   (1.37)      1.30       7.04
                                                ------  ------  ------     ------     ------
  Total from Investment Operations                2.57    3.37   (1.70)      0.95       6.65
                                                ------  ------  ------     ------     ------
Less Distributions:
  Distributions from net realized gains             --      --   (0.59)     (4.11)     (0.30)
                                                ------  ------  ------     ------     ------
Net asset value, end of fiscal year             $23.16  $20.59  $17.22     $19.51     $22.67
                                                ======  ======  ======     ======     ======
Total Return (%) (b)                             12.48   19.57   (9.18)      5.93      41.19

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived/recovered (%)             1.95    2.03    2.02(a)    2.30(a)    2.30
   Without expenses waived/recovered (%)          1.95    2.03    2.01       2.25       2.38
  Net investment loss to average daily net
   assets (%)                                    (1.39)  (1.46)  (1.64)     (1.80)     (1.88)
  Portfolio turnover rate (%)                      124     163     171        218        265
  Net assets, end of fiscal year ($ millions)      214     149     100         31         12

----------
* Per share amounts have been calculated using the monthly average share method.
(a) The fiscal years ended October 31, 2002 and 2001 includes payment of previously waived management fees to the Manager for Class A, B and C Shares.
(b) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                  Heritage Series Trust -- Small Cap Stock Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                              Class A Shares*                         Class B Shares*
                                                  --------------------------------------  --------------------------------------
                                                        For the Fiscal Years Ended              For the Fiscal Years Ended
                                                                October 31                              October 31
                                                  --------------------------------------  --------------------------------------
                                                   2004    2003    2002    2001    2000    2004    2003    2002    2001    2000
                                                  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net asset value, beginning of fiscal year         $29.00  $21.36  $24.41  $29.17  $23.21  $26.95  $19.99  $23.11  $27.97  $22.41
                                                  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Income from Investment Operations:
  Net investment income (loss)                     (0.16)  (0.19)   0.02   (0.11)  (0.12)  (0.37)  (0.35)  (0.15)  (0.29)  (0.33)
  Net realized and unrealized gain (loss)
   on investments                                   3.35    7.83   (1.48)  (1.70)   6.08    3.11    7.31   (1.38)  (1.62)   5.89
                                                  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
  Total from Investment Operations                  3.19    7.64   (1.46)  (1.81)   5.96    2.74    6.96   (1.53)  (1.91)   5.56
                                                  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Less Distributions:
  Distributions from net realized gains               --      --   (1.59)  (2.95)     --      --      --   (1.59)  (2.95)     --
                                                  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net asset value, end of fiscal year               $32.19  $29.00  $21.36  $24.41  $29.17  $29.69  $26.95  $19.99  $23.11  $27.97
                                                  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======
Total Return (%) (a)                               11.00   35.77   (6.98)  (6.40)  25.68   10.17   34.82   (7.72)  (7.10)  24.81

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                         1.33    1.30    1.30    1.30    1.30    2.08    2.05    2.05    2.05    2.05
   Without expenses waived (%)                      1.33    1.42    1.34    1.33    1.30    2.08    2.17    2.09    2.08    2.05
  Net investment income (loss) to average
   daily net assets (%)                            (0.50)  (0.83)   0.06   (0.42)  (0.44)  (1.26)  (1.58)  (0.64)  (1.17)  (1.19)
  Portfolio turnover rate (%)                         59      45      54      85      85      59      45      54      85      85
  Net assets, end of fiscal year ($ millions)        182     111      83      92     107      15      14      10      10      10

                                                              Class C Shares*
                                                  --------------------------------------
                                                        For the Fiscal Years Ended
                                                                October 31
                                                  --------------------------------------
                                                   2004    2003    2002    2001    2000
                                                  ------  ------  ------  ------  ------
Net asset value, beginning of fiscal year         $26.96  $20.00  $23.12  $27.98  $22.42
                                                  ------  ------  ------  ------  ------
Income from Investment Operations:
  Net investment income (loss)                     (0.36)  (0.35)  (0.15)  (0.29)  (0.32)
  Net realized and unrealized gain (loss)
   on investments                                   3.10    7.31   (1.38)  (1.62)   5.88
                                                  ------  ------  ------  ------  ------
  Total from Investment Operations                  2.74    6.96   (1.53)  (1.91)   5.56
                                                  ------  ------  ------  ------  ------
Less Distributions:
  Distributions from net realized gains               --      --   (1.59)  (2.95)     --
                                                  ------  ------  ------  ------  ------
Net asset value, end of fiscal year               $29.70  $26.96  $20.00  $23.12  $27.98
                                                  ======  ======  ======  ======  ======
Total Return (%) (a)                               10.16   34.79   (7.72)  (7.10)  24.80

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                         2.08    2.05    2.05    2.05    2.05
   Without expenses waived (%)                      2.08    2.17    2.09    2.08    2.05
  Net investment income (loss) to average
   daily net assets (%)                            (1.26)  (1.58)  (0.66)  (1.17)  (1.18)
  Portfolio turnover rate (%)                         59      45      54      85      85
  Net assets, end of fiscal year ($ millions)         78      57      43      44      51

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                   Heritage Series Trust -- Value Equity Fund
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                                   Class A Shares*
                                                      ----------------------------------------
                                                             For the Fiscal Years Ended
                                                                     October 31
                                                      ----------------------------------------
                                                       2004    2003     2002     2001    2000
                                                      ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year             $16.00  $13.43  $ 16.99  $ 20.49  $18.33
                                                      ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income (loss)                          0.18    0.14     0.10     0.19    0.21
  Net realized and unrealized gain (loss) on
   investments                                          1.54    2.50    (3.59)   (2.42)   2.48
                                                      ------  ------  -------  -------  ------
  Total from Investment Operations                      1.72    2.64    (3.49)   (2.23)   2.69
                                                      ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income                 (0.14)  (0.07)   (0.07)   (0.30)  (0.11)
  Distributions from net realized gains                   --      --       --    (0.97)  (0.42)
                                                      ------  ------  -------  -------  ------
  Total Distributions                                  (0.14)  (0.07)   (0.07)   (1.27)  (0.53)
                                                      ------  ------  -------  -------  ------
Net asset value, end of fiscal year                   $17.58  $16.00  $ 13.43  $ 16.99  $20.49
                                                      ======  ======  =======  =======  ======
Total Return (%) (a)                                   10.78   19.78   (20.63)  (11.57)  15.13

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                             1.45    1.45     1.45     1.45    1.45
   Without expenses waived (%)                          1.85    2.04     1.72     1.69    1.72
  Net investment income (loss) to average daily
   net assets (%)                                       1.03    1.02     0.60     0.94    1.14
  Portfolio turnover rate (%)                              9     123       66       76      95
  Net assets, end of fiscal year ($ millions)             14      11       10       13      13

                                                                   Class B Shares*
                                                      ----------------------------------------
                                                              For the Fiscal Years Ended
                                                                      October 31
                                                      ----------------------------------------
                                                       2004    2003     2002     2001    2000
                                                      ------  ------  -------  -------  ------
Net asset value, beginning of fiscal year             $15.62  $13.15  $ 16.70  $ 20.16  $18.06
                                                      ------  ------  -------  -------  ------
Income from Investment Operations:
  Net investment income (loss)                          0.05    0.04    (0.02)    0.02    0.07
  Net realized and unrealized gain (loss) on
   investments                                          1.49    2.43    (3.53)   (2.35)   2.45
                                                      ------  ------  -------  -------  ------
  Total from Investment Operations                      1.54    2.47    (3.55)   (2.33)   2.52
                                                      ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net investment income                 (0.06)     --       --    (0.16)     --
  Distributions from net realized gains                   --      --       --    (0.97)  (0.42)
                                                      ------  ------  -------  -------  ------
  Total Distributions                                  (0.06)     --       --    (1.13)  (0.42)
                                                      ------  ------  -------  -------  ------
Net asset value, end of fiscal year                   $17.10  $15.62  $ 13.15  $ 16.70  $20.16
                                                      ======  ======  =======  =======  ======
Total Return (%) (a)                                    9.90   18.78   (21.16)  (12.21)  14.28

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                             2.20    2.20     2.20     2.20    2.20
   Without expenses waived (%)                          2.60    2.79     2.47     2.44    2.47
  Net investment income (loss) to average daily
   net assets (%)                                       0.27    0.29    (0.14)    0.11    0.40
  Portfolio turnover rate (%)                              9     123       66       76      95
  Net assets, end of fiscal year ($ millions)              3       3        2        2       1

                                                                  Class C Shares*
                                                      ---------------------------------------
                                                             For the Fiscal Years Ended
                                                                     October 31
                                                      ---------------------------------------
                                                        2004    2003    2002     2001    2000
                                                       ------  ------ -------  -------  ------
Net asset value, beginning of fiscal year              $15.62  $13.16 $ 16.69  $ 20.16  $18.06
                                                       ------  ------ -------  -------  ------
Income from Investment Operations:
  Net investment income (loss)                           0.05    0.04   (0.02)    0.04    0.07
  Net realized and unrealized gain (loss) on
   investments                                           1.49    2.42   (3.51)   (2.38)   2.45
                                                       ------  ------ -------  -------  ------
  Total from Investment Operations                       1.54    2.46   (3.53)   (2.34)   2.52
                                                       ------  ------ -------  -------  ------
Less Distributions:
  Dividends from net investment income                  (0.06)     --      --    (0.16)     --
  Distributions from net realized gains                    --      --      --    (0.97)  (0.42)
                                                       ------  ------ -------  -------  ------
  Total Distributions                                   (0.06)     --      --    (1.13)  (0.42)
                                                       ------  ------ -------  -------  ------
Net asset value, end of fiscal year                    $17.10  $15.62 $ 13.16  $ 16.69  $20.16
                                                       ======  ====== =======  =======  ======
Total Return (%) (a)                                     9.90   18.69  (21.15)  (12.26)  14.28

Ratios and Supplemental Data
  Expenses to average daily net assets
   With expenses waived (%)                              2.20    2.20    2.20     2.20    2.20
   Without expenses waived (%)                           2.60    2.79    2.47     2.44    2.47
  Net investment income (loss) to average daily
   net assets (%)                                        0.29    0.27   (0.15)    0.18    0.40
  Portfolio turnover rate (%)                               9     123      66       76      95
  Net assets, end of fiscal year ($ millions)              17      12      10       13      12

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1: Significant Accounting Policies. Heritage Series Trust (the "Trust") is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company and presently offers shares in six series, the Diversified Growth Fund, the Growth Equity Fund, the International Equity Fund, the Mid Cap Stock Fund, the Small Cap Stock Fund and the Value Equity Fund (each, a "Fund" and collectively, the "Funds"). The Diversified Growth Fund primarily seeks long-term capital appreciation by investing in equity securities of companies that may have significant growth potential. The Growth Equity Fund primarily seeks growth through long-term capital appreciation. The International Equity Fund primarily seeks capital appreciation through investments in a portfolio of international equity securities. The Mid Cap Stock Fund seeks long-term capital appreciation by investing primarily in equity securities of companies with medium market capitalization. The Small Cap Stock Fund seeks long-term capital appreciation by investing principally in the equity securities of companies with small market capitalization. The Value Equity Fund primarily seeks long-term capital appreciation and, secondarily, seeks current income. The Funds currently offer Class A and Class C shares. Effective February 1, 2004, Class B shares were not available for direct purchase. Class B shares will continue to be available through exchanges and dividend reinvestments as described in the Fund's prospectus. Class A shares are sold subject to a maximum sales charge of 4.75% of the amount invested payable at the time of purchase. Class A share investments greater than $1 million, where a maximum sales charge is waived, may be subject to a maximum contingent deferred sales charge of 1% upon redemptions made in less than 18 months of purchase. Class B shares were sold and are still subject to a 5% maximum contingent deferred sales charge (based on the lower of purchase price or redemption price), declining over a six-year period. Class C shares are sold subject to a contingent deferred sales charge of 1% of the lower of net asset value or purchase price payable upon any redemptions made in less than one year of purchase. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and those differences could be material. The following is a summary of significant accounting policies:

     Security Valuation: Each Fund values investment securities at market value based on the last quoted sales price as reported by the principal securities exchange on which the security is traded. If the security is traded on the Nasdaq Stock Market, the official NASDAQ closing price is used. If no sale is reported, market value is based on the most recent quoted bid price and in the absence of a market quote, when prices are not reflective of market value, or when a significant event has been recognized with respect to a security, securities are valued using such methods as the Board of Trustees believes would reflect fair market value. Effective March 9, 2004, the International Equity Fund began using an independent source to fair value securities based on methods approved by the Board of Trustees. Securities that are quoted in a foreign currency are valued daily in U.S. dollars at the foreign currency exchange rates prevailing at the time the International Equity Fund calculates its daily net asset value per share. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market.

     Foreign Currency Transactions: The books and records of the International Equity Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis: (i) market value of investment securities, other assets and other liabilities at the daily rates of exchange, and (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions. The International Equity Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments. Net realized gain

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     (loss) and unrealized appreciation (depreciation) from foreign currency transactions include gains and losses between trade and settlement date on securities transactions, gains and losses arising from the purchase and sale of foreign currency and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

     Forward Foreign Currency Contracts: The International Equity Fund is authorized to enter into forward foreign currency contracts for the purpose of hedging against exchange risk arising from current or anticipated investments in securities denominated in foreign currencies and to enhance total return. Forward foreign currency contracts are valued at the contractual forward rate and are marked-to-market daily, with the change in market value recorded as an unrealized gain or loss. When the contracts are closed the gain or loss is realized. Risks may arise from unanticipated movements in the currency's value relative to the U.S. dollar and from the possible inability of counter-parties to meet the terms of their contracts.

     Index Futures Contracts: The Value Equity Fund uses index futures contracts to a limited extent. A stock index assigns relative values to the common stocks comprising the index. A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying stocks in the index is made. Futures contracts are valued at their quoted daily settlement prices by the board of trade or exchange by which they are traded. The fund is required to maintain margin deposits through which it buys and sells futures contracts or writes future contracts. Initial margin deposits vary from contract to contract and are subject to change. Margin balances are adjusted daily to reflect unrealized gains and losses on open contracts. If the price of an open futures position declines so that a fund has market exposure on such contract, the broker will require the fund to deposit variation margin. If the value of an open futures position increases so that a fund no longer has market exposure on such contract, the broker will pay any excess variation margin to the fund. The aggregate principal amounts of the contracts are not recorded in the financial statements. The variation margin receivable or payable, as applicable, is included in the accompanying Statement of Assets and Liabilities. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized appreciation or depreciation until the contracts are closed, when they are recorded as realized futures gains (losses). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument and the same delivery date.

     Repurchase Agreements: Each Fund enters into repurchase agreements whereby a Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be in an amount of at least 100% of the resale price. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, the Fund will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

     Federal Income Taxes: Each Fund is treated as a single corporate taxpayer as provided for in the Tax Reform Act of 1986, as amended. Each Fund's policy is to comply with the requirements of the Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no provision has been made for federal income and excise taxes.

     Distribution of Income and Gains: Distributions of net investment income are made annually. Net realized gains from investment transactions during any particular year in excess of available capital loss

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     carryforwards, which, if not distributed, would be taxable to each Fund, will be distributed to shareholders in the following fiscal year. Each Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

     Written Options: When a Fund writes a covered call option, an amount equal to the premium received by the Fund is included in the Fund's Statement of Assets and Liabilities as an asset and as an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written. The current market value of a written option is based on the bid price on the principal exchange on which such option is traded. The Fund receives a premium on the sale of an option, but gives up the opportunity to profit from any increase in stock value above the exercise price of the option. If an option that a Fund has written either expires on its stipulated expiration date or the Fund enters into a closing purchase transaction, the Fund realizes a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold) without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a call option that a Fund has written is exercised, the Fund realizes a capital gain or loss from the sale of the underlying security, and the proceeds from such sale are increased by the premium originally received. There were no covered call options written in any of the Funds during the fiscal year ended October 31, 2004.

     Purchased Options: Certain Funds of the Trust are authorized to enter into options contracts to manage exposure to market, interest rate or currency fluctuations. Contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. The primary risks associated with the use of options is imperfect correlation between the change in the value of the options and the market value of the security held, possibility of an illiquid market and the inability of the counter-party to meet the terms of their contracts. There were no options purchased in any of the Funds during the fiscal year ended October 31, 2004.

     Expenses: Each Fund is charged for those expenses that are directly attributable to it, while other expenses are allocated proportionately among the Heritage mutual funds based upon methods approved by the Board of Trustees. Expenses that are directly attributable to a specific class of shares, such as distribution fees, are charged directly to that class. Other expenses of each Fund are allocated to each class of shares based upon their relative percentage of net assets.

     Other: Investment security transactions are accounted for on a trade date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

     In the normal course of business the Trust enters into contracts that contain a variety of representations and warranties, which provide general indemnifications. The Trust's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust and/or its affiliates that have not yet occurred. However, based on experience, the Trust expects the risk of loss to be remote.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

Note 2: Fund Shares. At October 31, 2004, there were an unlimited number of shares of beneficial interest of no par value authorized.

     Diversified Growth Fund

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                               Class A Shares          Class B Shares          Class C Shares
                           -----------------------  ---------------------  ----------------------
                            Shares       Amount      Shares     Amount     Shares       Amount
                           ---------  ------------  --------  -----------  ---------  -----------
Shares sold                1,283,804  $ 32,301,743    86,265  $ 2,062,627    830,552  $20,082,605
Shares redeemed             (614,553)  (15,465,892) (132,499)  (3,195,043)  (396,125)  (9,541,973)
                           ---------  ------------  --------  -----------  ---------  -----------
Net increase (decrease)      669,251  $ 16,835,851   (46,234) $(1,132,416)   434,427  $10,540,632
                                      ============            ===========             ===========
Shares outstanding:
 Beginning of fiscal year  2,493,822                 947,567               2,279,503
                           ---------                --------               ---------
 End of fiscal year        3,163,073                 901,333               2,713,930
                           =========                ========               =========

      Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2003, were as follows:

                                Class A Shares         Class B Shares           Class C Shares
                           ------------------------  ---------------------  ----------------------
                             Shares        Amount     Shares      Amount     Shares       Amount
                           ----------  ------------  --------  -----------  ---------  -----------
Shares sold                 1,411,971  $ 28,421,786   205,948  $ 4,063,588    635,978  $12,691,607
Shares redeemed            (1,180,006)  (23,921,827) (150,831)  (2,855,964)  (408,842)  (7,891,475)
                           ----------  ------------  --------  -----------  ---------  -----------
Net increase                  231,965  $  4,499,959    55,117  $ 1,207,624    227,136  $ 4,800,132
                                       ============            ===========             ===========
Shares outstanding:
 Beginning of fiscal year   2,261,857                 892,450               2,052,367
                           ----------                --------               ---------
 End of fiscal year         2,493,822                 947,567               2,279,503
                           ==========                ========               =========

     Growth Equity Fund

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                            Class A Shares           Class B Shares           Class C Shares
                      -------------------------  ----------------------  ------------------------
                        Shares        Amount       Shares      Amount       Shares      Amount
                      ----------  -------------  ---------  -----------  ----------  ------------
Shares sold            1,440,408  $  38,560,709     35,833  $   887,618     416,191  $ 10,299,687
Shares received from
  Fund merger            322,124      8,816,532    162,348    4,125,251     238,173     6,049,594
Shares redeemed       (3,963,192)  (101,362,002)  (375,412)  (8,855,776) (1,487,218)  (34,964,155)
                      ----------  -------------  ---------  -----------  ----------  ------------
Net decrease          (2,200,660) $ (53,984,761)  (177,231) $(3,842,907)   (832,854) $(18,614,874)
                                  =============             ===========              ============
Shares outstanding:
 Beginning of fiscal
   year                6,355,229                 1,192,520                3,857,593
                      ----------                 ---------               ----------
 End of fiscal year    4,154,569                 1,015,289                3,024,739
                      ==========                 =========               ==========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2003, were as follows:

                              Class A Shares           Class B Shares           Class C Shares
                         ------------------------  ----------------------  -----------------------
                           Shares       Amount       Shares      Amount      Shares      Amount
                         ----------  ------------  ---------  -----------  ---------  ------------
Shares sold               2,661,005  $ 62,080,185    166,608  $ 3,662,191    930,863  $ 20,566,899
Shares redeemed          (1,598,038)  (37,323,185)  (250,833)  (5,361,999)  (852,650)  (18,435,960)
                         ----------  ------------  ---------  -----------  ---------  ------------
Net increase (decrease)   1,062,967  $ 24,757,000    (84,225) $(1,699,808)    78,213  $  2,130,939
                                     ============             ===========             ============
Shares outstanding:
 Beginning of fiscal
   year                   5,292,262                1,276,745               3,779,380
                         ----------                ---------               ---------
 End of fiscal year       6,355,229                1,192,520               3,857,593
                         ==========                =========               =========

     International Equity Fund

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                    Class A Shares        Class B Shares        Class C Shares
                               -----------------------  ------------------  ----------------------
                                 Shares      Amount      Shares    Amount     Shares       Amount
                               ---------  ------------  -------  ---------  ---------  -----------
Shares sold                      822,448  $ 16,156,244   35,518  $ 652,816  1,115,397  $20,359,090
Shares issued on reinvestment
  of distributions                 9,797       187,619      310      5,596      6,788      122,733
Shares redeemed                 (737,793)  (14,265,252) (14,489)  (266,500)  (266,565)  (4,902,753)
                               ---------  ------------  -------  ---------  ---------  -----------
Net increase                      94,452  $  2,078,611   21,339  $ 391,912    855,620  $15,579,070
                                          ============           =========             ===========
Shares outstanding:
 Beginning of fiscal year      1,270,208                 81,279             1,553,429
                               ---------                -------             ---------
 End of fiscal year            1,364,660                102,618             2,409,049
                               =========                =======             =========

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2003, were as follows:

                                Class A Shares         Class B Shares        Class C Shares
                           ------------------------  ------------------  ----------------------
                             Shares       Amount      Shares    Amount     Shares      Amount
                           ----------  ------------  -------  ---------  ---------  -----------
Shares sold                 3,731,682  $ 57,426,260   52,723  $ 778,569    981,350  $14,631,362
Shares redeemed            (2,952,944)  (45,752,152) (17,100)  (247,222)  (246,420)  (3,540,508)
                           ----------  ------------  -------  ---------  ---------  -----------
Net increase                  778,738  $ 11,674,108   35,623  $ 531,347    734,930  $11,090,854
                                       ============           =========             ===========
Shares outstanding:
 Beginning of fiscal year     491,470                 45,656               818,499
                           ----------                -------             ---------
 End of fiscal year         1,270,208                 81,279             1,553,429
                           ==========                =======             =========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     Mid Cap Stock Fund

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                              Class A Shares           Class B Shares           Class C Shares
                         ------------------------  ----------------------  ------------------------
                           Shares       Amount       Shares      Amount      Shares       Amount
                         ----------  ------------  ---------  -----------  ----------  ------------
Shares sold               7,380,370  $173,167,713    212,929  $ 4,593,048   3,165,821  $ 69,748,380
Shares redeemed          (2,332,922)  (54,047,340)  (267,117)  (5,835,738) (1,135,325)  (24,950,029)
                         ----------  ------------  ---------  -----------  ----------  ------------
Net increase (decrease)   5,047,448  $119,120,373    (54,188) $(1,242,690)  2,030,496  $ 44,798,351
                                     ============             ===========              ============
Shares outstanding:
 Beginning of fiscal
   year                  10,023,976                2,554,685                7,219,401
                         ----------                ---------               ----------
 End of fiscal year      15,071,424                2,500,497                9,249,897
                         ==========                =========               ==========

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2003, were as follows:

                           Class A Shares           Class B Shares           Class C Shares
                      ------------------------  ----------------------  ------------------------
                        Shares       Amount       Shares      Amount      Shares       Amount
                      ----------  ------------  ---------  -----------  ----------  ------------
Shares sold            4,539,344  $ 86,912,960    728,698  $13,224,248   2,715,464  $ 49,549,067
Shares redeemed       (4,186,285)  (78,971,057)  (435,034)  (7,737,226) (1,278,590)  (23,086,279)
                      ----------  ------------  ---------  -----------  ----------  ------------
Net increase             353,059  $  7,941,903    293,664  $ 5,487,022   1,436,874  $ 26,462,788
                                  ============             ===========              ============
Shares outstanding:
 Beginning of fiscal
   year                9,670,917                2,261,021                5,782,527
                      ----------                ---------               ----------
 End of fiscal year   10,023,976                2,554,685                7,219,401
                      ==========                =========               ==========

     Small Cap Stock Fund

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                Class A Shares         Class B Shares         Class C Shares
                           -----------------------  --------------------  ----------------------
                             Shares      Amount      Shares     Amount      Shares      Amount
                           ---------  ------------  -------  -----------  ---------  -----------
Shares sold                2,543,574  $ 81,326,669   58,779  $ 1,676,185    831,936  $24,201,478
Shares redeemed             (717,885)  (22,488,981) (61,671)  (1,789,357)  (292,791)  (8,517,179)
                           ---------  ------------  -------  -----------  ---------  -----------
Net increase (decrease)    1,825,689  $ 58,837,688   (2,892) $  (113,172)   539,145  $15,684,299
                                      ============           ===========             ===========
Shares outstanding:
 Beginning of fiscal year  3,831,841                506,741               2,099,937
                           ---------                -------               ---------
 End of fiscal year        5,657,530                503,849               2,639,082
                           =========                =======               =========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2003, were as follows:

                           Class A Shares           Class B Shares         Class C Shares
                      ------------------------  ---------------------  ----------------------
                        Shares       Amount      Shares      Amount      Shares      Amount
                      ----------  ------------  --------  -----------  ---------  -----------
Shares sold            1,010,432  $ 23,899,582    96,020  $ 2,166,723    306,429  $ 6,829,053
Shares redeemed       (1,075,602)  (24,804,144) (112,465)  (2,312,371)  (344,226)  (7,358,628)
                      ----------  ------------  --------  -----------  ---------  -----------
Net decrease             (65,170) $   (904,562)  (16,445) $  (145,648)   (37,797) $  (529,575)
                                  ============            ===========             ===========
Shares outstanding:
 Beginning of fiscal
   year                3,897,011                 523,186               2,137,734
                      ----------                --------               ---------
 End of fiscal year    3,831,841                 506,741               2,099,937
                      ==========                ========               =========

     Value Equity Fund

     Transactions in Class A, B and C Shares of the Fund during the fiscal year ended October 31, 2004, were as follows:

                                      Class A Shares       Class B Shares        Class C Shares
                                  ---------------------  ------------------  ----------------------
                                   Shares      Amount     Shares    Amount     Shares      Amount
                                  --------  -----------  -------  ---------  ---------  -----------
Shares sold                        219,801  $ 3,721,729   38,172  $ 635,457    396,294  $ 6,449,332
Shares issued on reinvestment of
  distributions                      5,582       91,539      715     11,478      3,571       57,354
Shares redeemed                   (157,192)  (2,666,029) (28,085)  (469,493)  (125,147)  (2,092,015)
                                  --------  -----------  -------  ---------  ---------  -----------
Net increase                        68,191  $ 1,147,239   10,802  $ 177,442    274,718  $ 4,414,671
                                            ===========           =========             ===========
Shares outstanding:
 Beginning of fiscal year          706,413               186,121               741,235
                                  --------               -------             ---------
 End of fiscal year                774,604               196,923             1,015,953
                                  ========               =======             =========

     Transactions in Class A, B and C shares of the Fund during the fiscal year ended October 31, 2003, were as follows:

                                      Class A Shares        Class B Shares        Class C Shares
                                  ---------------------  -------------------  ---------------------
                                   Shares      Amount     Shares    Amount     Shares      Amount
                                  --------  -----------  -------  ----------  --------  -----------
Shares sold                        133,915  $ 1,960,482   77,371  $1,116,302   122,895  $ 1,748,497
Shares issued on reinvestment of
  distributions                      3,662       49,255       --          --        --           --
Shares redeemed                   (152,669)  (2,120,861) (29,757)   (400,287) (168,965)  (2,293,484)
                                  --------  -----------  -------  ----------  --------  -----------
Net increase (decrease)            (15,092) $  (111,124)  47,614  $  716,015   (46,070) $  (544,987)
                                            ===========           ==========            ===========
Shares outstanding:
 Beginning of fiscal year          721,505               138,507               787,305
                                  --------               -------              --------
 End of fiscal year                706,413               186,121               741,235
                                  ========               =======              ========

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

Note 3: Purchases and Sales of Securities. For the fiscal year ended October 31, 2004, purchases and sales of investment securities (excluding repurchase agreements and short-term obligations) were as follows:

                                                        Investment Securities
                                                     ---------------------------
                                                       Purchases        Sales
                                                     ------------   ------------
Diversified Growth Fund                              $160,355,054   $131,373,552
Growth Equity Fund                                    330,558,474    409,314,644
International Equity Fund                             124,463,226    105,922,078
Mid Cap Stock Fund                                    772,420,102    620,416,517
Small Cap Stock Fund                                  174,975,095    119,878,946
Value Equity Fund                                       6,633,143      2,757,636

Note 4: Management, Subadvisory, Distribution, Shareholder Servicing Agent, Fund Accounting and Trustees' Fees. Under the Trust's Investment Advisory and Administrative Agreements with Heritage Asset Management, Inc. (the "Manager" or "Heritage"), the Funds agreed to pay to the Manager the following annual fee as a percentage of each Fund's average daily net assets, which is computed daily and payable monthly.

                                            Initial                   Subsequent
                                          Management                  Management
                                              Fee       Break Point       Fee
                                          ----------   ------------   ----------
Diversified Growth Fund (a)                  1.00%     $ 50 million      0.75%
Growth Equity Fund                           0.75%             None        --
International Equity Fund (a)                1.00%     $100 million      0.80%
Mid Cap Stock Fund                           0.75%             None        --
Small Cap Stock Fund (a)                     1.00%     $ 50 million      0.75%
Value Equity Fund                            0.75%             None        --

----------
(a) The Diversified Growth Fund, International Equity Fund and Small Cap Stock Fund have a management fee break point. When average daily net assets exceed each Fund's respective break point, the management fee is reduced to the subsequent management fee on those assets greater than the breakpoint.

     Effective September 1, 2004, the Trust's Investment Advisory and Administrative Agreements with Heritage were amended to include additional management fee break points as follows:

                                                        Additional    Subsequent
                                                          Break       Management
                                                           Point          Fee
                                                       ------------   ----------
Diversified Growth Fund                                $500 million      0.70%
                                                       $  1 billion      0.65%
Growth Equity Fund                                     $  1 billion      0.70%
International Equity Fund                              $  1 billion      0.70%
Mid Cap Stock Fund                                     $500 million      0.70%
                                                       $  1 billion      0.65%
Value Equity Fund                                      $500 million      0.70%

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     For the two month period ended October 31, 2004, during which the amended Trust's Investment Advisory and Administrative Agreements were in place, the Mid Cap Stock Fund was the only fund in the Trust to exceed the additional break point.

     The Manager contractually waived its management fee and, if necessary, reimbursed each Fund to the extent that Class A, B and C shares annual operating expenses exceed that Fund's average daily net assets attributable to that class for the 2004 fiscal year as follows:

                                                                    Class B and
                                                 Class A Shares   Class C Shares
                                                 --------------   --------------
Diversified Growth Fund                               1.60%            2.35%
Growth Equity Fund                                    1.35%            2.10%
International Equity Fund                             1.78%            2.53%
Mid Cap Stock Fund                                    1.45%            2.20%
Small Cap Stock Fund                                  1.40%            2.15%
Value Equity Fund                                     1.45%            2.20%

     If total Fund expenses fall below the expense limitation agreed to by the Manager before the end of the fiscal years ending October 31, 2006 and 2005, respectively, each Fund may be required to pay the Manager a portion or all of the waived management fees for the following funds in the amount indicated.

                                                               2006       2005
                                                             --------   --------
International Equity Fund                                    $255,378   $202,753
Small Cap Stock Fund                                               --    176,172
Value Equity Fund                                             131,340    129,328

     No management fees were recovered from the Trust for the fiscal year ended October 31, 2004.

     The Manager entered into a subadvisory agreement with Julius Baer Investment Management Inc. ("Julius Baer") to provide to the International Equity Fund investment advice, portfolio management services (including the placement of brokerage orders) and certain compliance and other services for an annualized fee payable by the Manager.

     The Manager entered into a subadvisory agreement with Dreman Value Management, LLC ("Dreman") to provide to the Value Equity Fund investment advice, portfolio management services (including the placement of brokerage orders), and certain compliance and other services for a fee payable by the Manager. Eagle Asset Management, Inc. ("Eagle"), serves as an additional subadviser to the Fund. However, the Manager currently has not allocated any assets of the Fund to Eagle.

     The Manager has entered into agreements with Eagle (with respect to Diversified Growth Fund, Growth Equity Fund, Mid Cap Stock Fund and Value Equity Fund) and with Eagle and Awad Asset Management, Inc. (with respect to the Small Cap Stock Fund) to provide investment advice, portfolio management services including the placement of brokerage orders and certain compliance and other services for a fee payable by the Manager equal to 0.50% of the Fund's average daily net assets without regard to any reduction due to the imposition of expense limitations.

     Pursuant to a plan in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended, the Trust is authorized to pay the Distributor a fee pursuant to the Class A shares Distribution Plan of up

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     to 0.35% of the average daily net assets. However, at the present time the Board of Trustees has authorized payments of only 0.25% of average daily net assets. Under the Class B and Class C Distribution Plans, the Trust may pay the Distributor a fee equal to 1.00% of the average daily net assets. Such fees are accrued daily and payable monthly. Class B shares will convert to Class A shares eight years after the end of the calendar month in which the shareholder's order to purchase the Class B shares was accepted. The Manager, Eagle, Awad Asset Management, Inc. and the Distributor are all wholly owned subsidiaries of Raymond James Financial, Inc. ("RJF").

     The Manager also is the Fund Accountant and Shareholder Servicing Agent for Diversified Growth Fund, Growth Equity Fund, Mid Cap Stock Fund, Small Cap Stock Fund, and Value Equity Fund. In addition, the Manager is the Shareholder Servicing Agent for International Equity Fund. For providing Shareholder Servicing and Fund Accounting Services the Manager is reimbursed for expenses incurred plus an additional amount up to 10%.

     Trustees of the Trust also serve as Trustees for Heritage Cash Trust, Heritage Capital Appreciation Trust, Heritage Growth and Income Trust and Heritage Income Trust, investment companies that also are advised by the Manager (collectively referred to as the "Heritage Mutual Funds"). Each Trustee of the Heritage Mutual Funds who is not an employee of the Manager or employee of an affiliate of the Manager receives an annual fee of $18,000 and an additional fee of $3,000 for each combined quarterly meeting of the Heritage Mutual Funds attended. Trustees' fees and expenses are paid equally by each of the Heritage Mutual Funds. In addition, each independent Trustee that serves on the Audit Committee or Compliance Committee will receive $500 for attendance at their respective meeting (in person or telephonic). The Lead Independent Trustee, the Audit Committee Chair, and the Compliance Committee Chair each will receive an annual retainer of $2,500 in addition to meeting fees. Trustees' fees and expenses are paid equally by each portfolio in the Heritage Mutual Funds.

     Total front-end and contingent deferred sales charges received by Raymond James & Associates, Inc. (the "Distributor") for the fiscal year ended October 31, 2004, were as follows.

                               Front-end
                             Sales Charge            Contingent Deferred Sales Charge
                            --------------   ------------------------------------------------
                            Class A Shares   Class A Shares   Class B Shares   Class C Shares
                            --------------   --------------   --------------   --------------
Diversified Growth Fund        $184,716          $  952          $ 38,127          $10,599
Growth Equity Fund              148,258             130           120,768           22,021
International Equity Fund        81,650              --             3,010            4,444
Mid Cap Stock Fund              841,836           4,425           126,779           23,147
Small Cap Stock Fund            337,802              --            24,864            3,649
Value Equity Fund                55,011              --             5,843            1,185

     The Distributor paid sales commission to salespersons from these fees and incurred other distribution costs.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

     Total agency brokerage commissions paid by the Funds and agency brokerage commissions paid directly to the Distributor for the fiscal year ended October 31, 2004 were as follows.

                                               Total Agency         Paid To
                                                 Brokerage       Raymond James
                                                Commissions   & Associates, Inc.
                                               ------------   ------------------
Diversified Growth Fund                         $  480,402          $20,644
Growth Equity Fund                               1,119,308              508
International Equity Fund                          332,632            2,491
Mid Cap Stock Fund                               2,024,119            6,545
Small Cap Stock Fund                               602,569           36,525
Value Equity Fund                                   11,259               --

Note 5: Federal Income Taxes. The timing and character of certain income and capital gain distributions are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America. As a result, net investment income (loss) and net realized gain (loss) from investment transactions for a reporting period may differ from distributions during such period. These book/tax differences may be temporary or permanent in nature. To the extent these differences are permanent; they are charged or credited to paid in capital or accumulated net realized loss, as appropriate, in the period that the differences arise. These reclassifications have no effect on net assets or net asset value per share.

          Diversified Growth Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss, the Fund increased (credited) accumulated net investment loss $2,020,182, decreased (debited) accumulated net realized gain $602,988, and decreased (debited) paid in capital $1,417,194. Capital loss carryforwards in the amount of $1,441,711 were utilized in the fiscal year ended October 31, 2004.

          Growth Equity Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss and wash sales and capital loss carryforwards (from merger), the Fund increased (credited) accumulated net investment loss $2,157,111, increased (credited) paid in capital $4,150,121, and decreased (debited) net undistributed realized loss $6,307,232. The Fund has net tax basis capital loss carryforwards of $112,006,617. Capital loss carryforwards of $18,659,106 were utilized in the fiscal year ended October 31, 2004. Capital loss carryforwards in the amount of $54,691,256, $57,002,642, and $312,719 may be applied to any net taxable gains until their expiration dates in 2009, 2010 and 2011, respectively.

          International Equity Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to foreign currency losses and investments in passive foreign investment companies, the Fund increased (credited) undistributed net investment income and decreased (debited) accumulated net realized loss $1,272,473. The Fund has net tax basis capital loss carryforwards of $275,104 which may be applied to any net taxable gains until their expiration dates in 2010. Capital loss carryforwards of $6,759,722 were utilized in the fiscal year ended October 31, 2004.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

          Mid Cap Stock Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss, the Fund increased (credited) accumulated net investment loss and decreased (debited) paid in capital $5,063,671. The Fund has net tax basis capital loss carryforwards of $4,601,400 which may be applied against any realized net taxable gains until its expiration date of October 31, 2010. Capital loss carryforwards of $42,693,522 were utilized in the fiscal year ended October 31, 2004.

          Small Cap Stock Fund:

          For the fiscal year ended October 31, 2004, to reflect reclassifications arising from permanent book/tax differences primarily attributable to a net operating loss, the Fund increased (credited) accumulated net investment loss $1,707,839, and decreased (debited) accumulated net realized gain $810 and paid in capital $1,707,029. Capital loss carryforwards of $3,846,459 were utilized in the fiscal year ended October 31, 2004.

          Value Equity Fund:

          The Fund has net tax basis capital loss carryforward of $7,028,352. Capital loss carryforwards of 704,443 were utilized in the fiscal year ended October 31, 2004. Capital loss carryforwards in the amount of $5,176,376 and $1,851,976 may be applied to any net taxable gains until their expiration dates in 2010 and 2011, respectively.

     For income tax purposes, distributions paid during the fiscal years ended October 31, 2004 and 2003 were as follows:

                                                                     Long-Term
                                                Ordinary Income    Capital Gains
                                              ------------------   -------------
                                                2004       2003     2004   2003
                                              --------   -------    ----   ----
Diversified Growth Fund                       $     --   $    --     $--    $--
Growth Equity Fund                                  --        --      --     --
International Equity Fund                      347,295        --      --     --
Mid Cap Stock Fund                                  --        --      --     --
Small Cap Stock Fund                                --        --      --     --
Value Equity Fund                              169,975    51,972      --     --

     As of October 31, 2004, the components of distributable earnings on a tax basis were as follows:

                                 Undistributed
                                    Ordinary      Undistributed    Capital Loss
                                     Income      Long-Term Gain   Carryforwards
                                 -------------   --------------   -------------
Diversified Growth Fund             $     --       $ 8,421,888    $          --
Growth Equity Fund                        --                --     (188,871,524)
International Equity Fund            980,538                --         (275,104)
Mid Cap Stock Fund                        --                --       (4,601,400)
Small Cap Stock Fund                      --        15,012,179               --
Value Equity Fund                    145,349                --       (7,028,352)

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--------------------------------------------------------------------------------
                              Heritage Income Trust
                          Notes to Financial Statements
                                   (continued)
--------------------------------------------------------------------------------

Note 6: Fund Merger. On December 29, 2003, the Technology Fund merged into the Growth Equity Fund. Each Technology Fund shareholder received the number of full and fractional Class A, Class B or Class C shares of Growth Equity Fund equal in value to that shareholder's shares of the corresponding class of Technology Fund as of the closing date of the merger. The merger was accomplished by a tax-free exchange of 722,645 shares of the Growth Equity Fund for 3,439,154 shares of the Technology Fund outstanding on December 29, 2003. The Technology Fund's net assets at that date were $18,991,377, including net appreciation of $2,193,282, which were combined with those of the Growth Equity Fund, resulting in combined net assets of $326,166,194. As a result of the merger, and of limitations imposed under Section 382 of the Internal Revenue Code, the Technology Fund will not be able to use all of its capital loss carryforwards prior to their expiration. In addition, previously waived management fees of $222,045 and $172,316 in the Technology Fund, that may otherwise have been recoverable through 2005 and 2004, respectively, are no longer recoverable upon consummation of the merger.

--------------------------------------------------------------------------------
        Report of Independent Registered Certified Public Accounting Firm
--------------------------------------------------------------------------------

To the Board of Trustees and
   Shareholders of Heritage Series Trust

In our opinion, the accompanying statements of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Heritage Series Trust-Diversified Growth Fund, Heritage Series Trust-Growth Equity Fund, Heritage Series Trust-International Equity Fund, Heritage Series Trust-Mid Cap Stock Fund, Heritage Series Trust-Small Cap Stock Fund and Heritage Series Trust-Value Equity Fund (constituting Heritage Series Trust, hereafter referred to as the "Trust") at October 31, 2004, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2004 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
December 13, 2004

--------------------------------------------------------------------------------
                              Heritage Series Trust
                              Trustees and Officers
--------------------------------------------------------------------------------

                                                                                          Number of
                                                                                        Portfolios in
                                                                                          Heritage
                                                                                           Mutual
                                                                                            Funds
                                        Term of Office*                                    Complex         Other
     Name, Address         Position(s)   and Length of      Principal Occupation(s)       Overseen     Directorships
        and Age          Held with Fund   Time Served         During Past 5 years        by Trustee   Held by Trustee
---------------------------------------------------------------------------------------------------------------------
Affiliated Trustees **

    Thomas A. James         Trustee          Since        Chairman of the Board since        12          Outback
  880 Carillon Parkway        and          inception     1986; Chief Executive Officer                 Steakhouse,
St. Petersburg, FL 33716   Chairman         in 1993       of RJF since 1969; Chairman                      Inc.
          (62)                                             of the Board of RJA since
                                                          1986; Chairman of the Board
                                                             of Eagle since 1984.
---------------------------------------------------------------------------------------------------------------------

    Richard K. Riess       President         Since       Executive Vice President and        12            N/A
  880 Carillon Parkway        and            2000         Managing Director for Asset
St. Petersburg, FL 33716    Trustee          Since          Management of RJF since
          (55)                             inception       1998; CEO of Eagle since
                                            in 1993       1996; CEO of Heritage since
                                                           2000; President of Eagle,
                                                                 1995 to 2000.
---------------------------------------------------------------------------------------------------------------------

Independent Trustees

    C. Andrew Graham        Trustee          Since       First Financial Advisors, LLC       12            N/A
  880 Carillon Parkway                     inception      & Graham Financial Partners
St. Petersburg, FL 33716                    in 1993         LLC (financial planning
          (64)                                             insurance and investment
                                                             services) since 1999;
                                                             Representative of NFP
                                                           Securities, Inc. (broker-
                                                              dealer) since 2002;
                                                           Representative of Multi-
                                                          Financial Securities Corp.
                                                        (broker-dealer), 1996 to 2001.
---------------------------------------------------------------------------------------------------------------------

   William J. Meurer        Trustee          Since       Private Financial Consultant        12           Sykes
  880 Carillon Parkway                       2003         since September 2000; Board                  Enterprises,
St. Petersburg, FL 33716                                   of Directors of Tribridge                   Incorporated
          (61)                                            Consulting, Inc. (business                     (inbound
                                                          consulting services) since                       call
                                                           2000; Board of Trustees,                     systems).
                                                          Baycare HealthCare and St.
                                                         Joseph's-Baptist Health Care
                                                          since 2000; Advisory Board,
                                                        Bisk Publishing, Inc. (distance
                                                        learning provider) since 2000;
                                                           Managing Partner, Central
                                                          Florida of Arthur Andersen
                                                          LLP, 1987 to 2000; Managing
                                                          Partner, Florida Audit and
                                                         Business Advisory Services of
                                                           Arthur Andersen, 1997 to
                                                                     2000.
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Heritage Series Trust
                              Trustees and Officers
--------------------------------------------------------------------------------

                                                                                                Number of
                                                                                              Portfolios in
                                                                                                Heritage
                                                                                                 Mutual
                                                                                                  Funds
                                                Term of Office*                                  Complex         Other
         Name, Address             Position(s)   and Length of     Principal Occupation(s)      Overseen     Directorships
            and Age              Held with Fund   Time Served        During Past 5 years       by Trustee   Held by Trustee
---------------------------------------------------------------------------------------------------------------------------
Independent Trustees (continued)

        James L. Pappas             Trustee          Since       Lykes Professor of Banking        12             N/A
      880 Carillon Parkway                         inception      and Finance since 1986 at
    St. Petersburg, FL 33716                        in 1993     University of South Florida;
              (61)                                              President, Graduate School of
                                                                     Banking since 1995;
                                                                   Immediate Past Chairman
                                                                     of the Board, Tampa
                                                                       Museum of Art.
---------------------------------------------------------------------------------------------------------------------------

       David M. Phillips            Trustee          Since       Chief Executive Officer of        12             N/A
      880 Carillon Parkway                         inception       Evare LLC (information
    St. Petersburg, FL 33716                        in 1993     services); Chairman Emeritus
              (65)                                              of CCC Information Services,
                                                                Inc.; Executive in Residence,
                                                                     University of North
                                                                   Carolina - Wilmington,
                                                                        2000 to 2003.
---------------------------------------------------------------------------------------------------------------------------

          Eric Stattin              Trustee          Since      Private Investor since 1988.       12             N/A
      880 Carillon Parkway                         inception
    St. Petersburg, FL 33716                        in 1993
              (71)
---------------------------------------------------------------------------------------------------------------------------

       Deborah L. Talbot            Trustee          Since       Consultant/Advisor; Member,       12             N/A
      880 Carillon Parkway                           2002             Academy of Senior
    St. Petersburg, FL 33716                                    Professionals, Eckerd College
              (54)                                               since 1998; Member, Dean's
                                                                 Advisory Board of Fogelman
                                                                     School of Business,
                                                                   University of Memphis,
                                                                    since 2002; Founder,
                                                                   Chairman of the Board,
                                                                     Creative Tampa Bay.
---------------------------------------------------------------------------------------------------------------------------

Officers

           K.C. Clark              Executive         Since      Executive Vice President and       N/A            N/A
      880 Carillon Parkway            Vice           2000        Chief Operating Officer of
    St. Petersburg, FL 33716       President                     Heritage since 2000; Senior
              (45)                    and            Since       Vice President - Operations
                                   Principal         2004           and Administration of
                                   Executive                       Heritage, 1998 to 2000;
                                    Officer,                     Trustee, University of West
                                     Chief                           Florida since 2001.
                                   Compliance
                                    Officer
---------------------------------------------------------------------------------------------------------------------------

       Andrea N. Mullins           Treasurer         Since           Treasurer and Vice            N/A            N/A
      880 Carillon Parkway            and            2003          President - Finance of
    St. Petersburg, FL 33716       Secretary                      Heritage since 2003; Vice
              (37)                                   Since       President - Fund Accounting
                                                     2004        of Heritage, 1996 to 2003.
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Heritage Series Trust
                              Trustees and Officers
--------------------------------------------------------------------------------

                                                                                         Number of
                                                                                       Portfolios in
                                                                                         Heritage
                                                                                          Mutual
                                                                                           Funds
                                        Term of Office*                                   Complex         Other
     Name, Address         Position(s)   and Length of     Principal Occupation(s)       Overseen     Directorships
        and Age          Held with Fund   Time Served        During Past 5 years        by Trustee   Held by Trustee
--------------------------------------------------------------------------------------------------------------------
Officers (continued)

   Deborah A. Malina       Assistant      Since 2000     Compliance Administrator of        N/A            N/A
  880 Carillon Parkway     Secretary                    Heritage since 2000; Assistant
St. Petersburg, FL 33716                                  Supervisor of Operations,
          (38)                                           Heritage, from 1997 to 2000.
--------------------------------------------------------------------------------------------------------------------

The Trust's Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, upon request, by calling (800) 421-4184.

* Trustees serve for the lifetime of the Trust or until they are removed, resign or retire. The Board has adopted a retirement policy that requires Trustees to retire at the age of 72 for those Trustees in office prior to August 2000, and at the age 70 for those Trustees who are elected to office after August 2000. Officers are elected annually for one year terms.

** Messrs. James and Riess are "interested" persons of the Trust as that term is defined by the Investment Company Act of 1940. Mr. James is affiliated with RJA and RJF. Mr. Riess is affiliated with Heritage and RJF.

--------------------------------------------------------------------------------
                              Heritage Series Trust
                             Descriptions of Indices
--------------------------------------------------------------------------------

Lipper International Equity Fund Index: Measures the performance of the 30 largest mutual funds in the international equity fund objective, as determined by Lipper, Inc.

Morgan Stanley Capital International Europe, Australia, Far East Index (EAFE Index): An index, with dividends reinvested, representative of the securities markets of twenty developed market countries in Europe, Australasia and the Far East.

Russell 3000(R) Index: Measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. As of May 28, 2004, the average market capitalization was approximately $4.4 billion; the median market capitalization was approximately $822.4 million. The index had a total market capitalization range of approximately $317.8 billion to $175.8 million.

Russell 1000(R) Index: Measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, representative of the U.S. large capitalization securities market.

Russell 2000(R) Index: Measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index, representative of the U.S. small capitalization securities market.

Russell 2500(R) Index: Measures the performance of the 2,500 smallest companies in the Russell 3000(R) Index, which represents approximately 17% of the total market capitalization of the Russell 3000(R) Index.

Russell 1000(R) Growth Index: Measures the performance of those Russell 1000(R) Index securities with higher price-to-book ratios and higher forecasted growth values, representative of U.S. securities exhibiting growth characteristics.

Russell 1000(R) Value Index: Measures the performance of those Russell 1000(R) Index securities with lower price-to-book ratios and lower forecasted growth values, representative of U.S. securities exhibiting value characteristics.

Russell 2000(R) Growth Index: Measures the performance of those Russell 2000(R) Index securities with higher price-to-book ratios and higher forecasted growth values, representative of U.S. securities exhibiting growth characteristics.

Russell 2000(R) Value Index: Measures the performance of those Russell 2000(R) companies with lower price-to-book ratios and lower forecasted growth values, representative of U.S. securities exhibiting value characteristics.

Russell 2500(R) Growth Index: Measures the performance of those Russell 2500(R) companies with higher price-to-book ratios and higher forecasted growth values.

Russell Midcap(R) Index: Measures the performance of the 800 smallest companies in the Russell 1000(R) Index, which represent approximately 26% of the total market capitalization of the Russell 1000(R) Index. As of May 28, 2004, the average market capitalization was approximately $4.2 billion; the median market capitalization was approximately $3.2 billion.

Russell Midcap(R) Growth Index: Measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth index.

Russell Midcap(R) Value Index: Measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value index.

Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index): is an unmanaged index of 500 widely-held large stocks that are considered representative of the U.S. stock market.

Standard & Poor's MidCap 400 Index: is an unmanaged index consisting of 400 mid-sized domestic companies chosen for market size, liquidity and industry group representation.

Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance.

                       [LOGO] Heritage FAMILY OF FUNDS(TM)

                       The Intelligent Creation of Wealth
                         (727) 567-8143 . (800) 421-4184
                              www.HeritageFunds.com

                  Raymond James & Associates, Inc., Distributor
                       Member New York Stock Exchange/SIPC
              Not FDIC Insured . May Lose Value . No Bank Guarantee

For more complete information, including fees, risks and expenses, contact your financial advisor or call Heritage Family of Funds at (800) 421-4184 for a prospectus. Read the prospectus carefully before you invest or send money. This report is for the information of shareholders of Heritage Series Trust. A description of the Fund's proxy voting policies, procedures and information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2004 is available without charge, upon request, by calling the Heritage Family of Funds, toll-free at the number above or by accessing the SEC's website at http://www.sec.gov.